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As filed with the Securities and Exchange Commission on August 4, 2017.

Registration No. 333-219197

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	37-1078406 (I.R.S. Employer Identification Number)

100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Van A. Dukeman
President and Chief Executive Officer
First Busey Corporation
100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Robert M. Fleetwood Abdul R. Mitha Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison Street, Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Mark B. Ryerson Jude M. Sullivan Howard & Howard Attorneys PLLC 200 S. Michigan Ave. Suite 1100 Chicago, Illinois 60604 (312) 456-3406

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:
As soon as reasonably practicable after the Registration Statement becomes effective and after the conditions to the completion of the proposed transaction described in the proxy statement/prospectus have been satisfied or waived.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)

Common Stock, $0.001 par value per share	3,115,503	N/A	$41,647,742.20	$4,826.97

(1)
The estimated maximum number of shares of First Busey Corporation ("First Busey") common stock to be issuable upon completion of the merger of First Busey and Mid Illinois Bancorp, Inc. ("Mid Illinois"), as described herein and pursuant to the terms of the Agreement and Plan of Merger between First Busey and Mid Illinois, dated as of March 13, 2017, and attached to the proxy statement/prospectus as Appendix A. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price of First Busey's common stock was calculated based upon the market value of shares of Mid Illinois common stock (the securities to be cancelled in the merger) in accordance with Rule 457(f) under the Securities Act as follows: (i) the product of (A) $138.70, the book value of the shares of Mid Illinois common stock computed as of March 31, 2017, and (B) the estimated maximum number of shares of Mid Illinois common stock that may be exchanged in the merger, (ii) minus $40,498,165, the estimated aggregate amount of cash that is to be payable in respect of such shares in connection with the merger.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f) and 457(c) under the Securities Act, based on a rate of $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

(4)
$4,826.97 filing fee was previously paid.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED AUGUST 4, 2017

MID ILLINOIS BANCORP, INC.

PROSPECTUS OF FIRST BUSEY CORPORATION

PROXY STATEMENT OF MID ILLINOIS BANCORP, INC.

Merger Proposal—Your Vote Is Important

DEAR MID ILLINOIS STOCKHOLDERS:

           The board of directors of Mid Illinois Bancorp, Inc. (which we refer to as "Mid Illinois") and First Busey Corporation (which we refer to as "First Busey") have each unanimously approved a transaction that will result in the merger of Mid Illinois with and into First Busey (which we refer to as the "merger"). First Busey will be the surviving bank holding company in the merger. If the merger is completed, each issued and outstanding share of Mid Illinois common stock will be converted into the right to receive, at the election of the stockholder, either (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock (which we refer to as the "exchange ratio") or (iii) a combination of $68.38 in cash and 5.2604 shares of First Busey common stock, subject to certain adjustments and proration, as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares.

           In the aggregate, 30% of the outstanding shares of Mid Illinois common stock will be converted into the right to receive cash consideration and 70% of the outstanding shares of Mid Illinois common stock will be converted into the right to receive shares of First Busey common stock. Accordingly, holders of Mid Illinois common stock who elect to receive cash consideration or share consideration may instead receive a combination of cash and shares of First Busey common stock if necessary to maintain the aggregate mix of consideration described above. In addition, holders of Mid Illinois common stock who do not properly make an election will receive a combination of cash and shares of First Busey common stock, to be determined based on the elections made by other stockholders.

           Among other termination rights described in this proxy statement/prospectus, Mid Illinois is entitled to terminate the merger agreement if the weighted average daily closing sales price of First Busey common stock over the 20-day period prior to the receipt of applicable regulatory approvals (i) is less than $24.5953 per share and (ii) represents a percentage change, relative to a base value of $30.7441 per share of First Busey common stock, that is more than 20% below the percentage change in the SNL Mid Cap U.S. Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of 428.36, unless First Busey elects to cure either of these deficiencies by increasing the stock portion of the merger consideration.

           First Busey's common stock currently trades on the NASDAQ Global Select Market under the symbol "BUSE." Mid Illinois common stock is privately held and not traded in any public market. First Busey expects to pay an aggregate of approximately $40.5 million in cash and issue an aggregate of approximately 3.1 million shares of First Busey common stock in the merger, reflecting an estimated total value of $133.4 million based on the $29.83 closing price of First Busey common stock on March 10, 2017, the trading day immediately preceding the public announcement date of the merger. Based on the $29.57 closing price of First Busey common stock on August 3, 2017, the latest practicable date before the date of this proxy statement/prospectus, the estimated total value of the merger consideration would be $132.6 million. After the merger is completed, we expect that current First Busey stockholders will own approximately 93.6% of the outstanding shares of common stock of the combined company, and current Mid Illinois stockholders will own approximately 6.4% of the outstanding shares of common stock of the combined company.

           We cannot complete the merger unless we obtain the necessary governmental approvals and unless the stockholders of Mid Illinois approve the merger agreement and the transactions contemplated therein. Your vote is important, regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. Submitting a proxy now will not prevent you from being able to vote in person at the special meeting. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger and the transactions contemplated therein.

           The date, time and place of the stockholders' meeting follow:

Date:	September 13, 2017
Time:	10:00 a.m., local time
Place:	South Side Trust & Savings Bank of Peoria 2119 S.W. Adams Street Peoria, Illinois 61602

           This proxy statement/prospectus contains a more complete description of the special meeting of Mid Illinois stockholders and the terms of the merger. We urge you to review this entire document carefully. You may also obtain information about Mid Illinois and First Busey from documents that each has filed with the Securities and Exchange Commission (which we refer to as the "SEC").

           Mid Illinois' board of directors recommends that Mid Illinois' stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" the other matters to be considered at the special meeting.

Sincerely,

Mark W. Joseph President & Chief Executive Officer Mid Illinois Bancorp, Inc.

           You should read this entire proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled "Risk Factors" beginning on page 19.

           Neither the SEC nor any state securities regulatory body has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The securities to be issued in connection with the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

           This proxy statement/prospectus is dated [    •    ], 2017, and is first being mailed to Mid Illinois' stockholders on or about [    •    ], 2017.

MID ILLINOIS BANCORP, INC.
2119 S.W. Adams Street
Peoria, Illinois 61602
(309) 676-0521

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	September 13, 2017
Time:	10:00 a.m., local time
Place:	South Side Trust & Savings Bank of Peoria 2119 S.W. Adams Street Peoria, Illinois 61602

TO MID ILLINOIS STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that Mid Illinois Bancorp, Inc. (which we refer to as "Mid Illinois") will hold a special meeting of stockholders on September 13, 2017 at 10:00 a.m., local time, at South Side Trust & Savings Bank of Peoria, 2119 S.W. Adams Street, Peoria, Illinois 61602. The purpose of the meeting is to consider and vote on the following matters:

  •
  a proposal to approve the Agreement and Plan of Merger, dated as of March 13, 2017, between First Busey Corporation (which we refer to as "First Busey") and Mid Illinois, pursuant to which Mid Illinois will merge with and into First Busey, and the transactions contemplated therein. A copy of the merger agreement is included as Appendix A to the proxy statement/prospectus accompanying this notice; and

  •
  a proposal to approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Holders of record of Mid Illinois common stock at the close of business on July 21, 2017 are entitled to receive this notice and to vote at the special meeting and any adjournments or postponements thereof. Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Mid Illinois common stock entitled to vote. Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of shares of Mid Illinois common stock represented in person or by proxy at the special meeting and entitled to vote.

        The board of directors of Mid Illinois unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        Your vote is important. Whether or not you plan to attend the meeting, please act promptly to vote your shares. You may vote your shares by completing, signing and dating a proxy card and returning it in the accompanying postage paid envelope. Please review the instructions for each of your voting options described in this proxy statement/prospectus. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing. Submitting a proxy will ensure that your shares are represented at the meeting.

        We will send you a letter of transmittal separately on a later date with instructions informing you how to send in your stock certificates to the exchange agent to receive your portion of the merger consideration. Please do not send in your stock certificates at this time.

        Under Illinois law, if the merger is completed, Mid Illinois stockholders of record who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Illinois law pertaining to objecting stockholders, will be entitled to exercise dissenters' rights and obtain payment in cash for the fair value of their shares of Mid Illinois common stock by following the procedures set forth in detail in this proxy statement/prospectus. A copy of the section of the Illinois Business Corporation Act of 1983, as amended, pertaining to dissenters' rights is included as Appendix B to this proxy statement/prospectus.

        If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Mark W. Joseph, Mid Illinois' President and Chief Executive Officer, at (309) 676-0521 or Mwjoseph@southsidebank.com or Greg Rice, Corporate Secretary, at (309) 495-4244 or gcrice@southsidebank.com.

By Order of the Board of Directors

Greg Rice Corporate Secretary

Peoria, Illinois
[    •    ], 2017

 REFERENCES TO ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about First Busey from documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information." You can obtain any of the documents filed with or furnished to the SEC by First Busey at no cost from the SEC's website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by requesting them in writing or by telephone at the following address and telephone number:

First Busey Corporation
100 W. University Avenue
Champaign, Illinois 61820
(217) 365-4544

        The section of this proxy statement/prospectus entitled "Where You Can Find More Information" has additional information about obtaining copies of documents that First Busey has filed with the SEC.

        You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that stockholders requesting documents must do so by September 6, 2017, to receive them before the Mid Illinois special meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This document, which forms part of a registration statement on Form S-4 filed with the SEC by First Busey (File No. 333-219197), constitutes a prospectus of First Busey under Section 5 of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," with respect to the shares of common stock, par value $0.001 per share, of First Busey, which we refer to as "First Busey common stock," to be issued pursuant to the Agreement and Plan of Merger, dated as of March 13, 2017, by and between First Busey and Mid Illinois, as it may be amended from time to time, which we refer to as the "merger agreement." This document also constitutes a proxy statement of Mid Illinois under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act." It also constitutes a notice of meeting with respect to the special meeting at which Mid Illinois stockholders will be asked to consider and vote upon the approval of the merger agreement.

        First Busey has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to First Busey, and Mid Illinois has supplied all information contained in this proxy statement/prospectus relating to Mid Illinois.

        You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [    •    ], 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Mid Illinois stockholders nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document. See "Where You Can Find More Information."

Q:
What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the merger of Mid Illinois Bancorp, Inc. (which we refer to as "Mid Illinois") with and into First Busey Corporation (which we refer to as "First Busey), with First Busey as the surviving company (which we refer to as the "merger proposal"). The merger is anticipated to be completed in the fourth quarter of 2017. At a date following the completion of the merger, First Busey intends to merge South Side Trust & Savings Bank of Peoria (which we refer to as "South Side Bank"), Mid Illinois' wholly-owned bank subsidiary, with and into Busey Bank, First Busey's wholly-owned bank subsidiary, with Busey Bank as the surviving bank (which we refer to as the "bank merger"). At such time, South Side Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate South Side Bank and Busey Bank as separate bank subsidiaries.

Q:
What will Mid Illinois stockholders be entitled to receive in the merger?

A:
If the merger is completed, each share of Mid Illinois common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Mid Illinois or First Busey and any dissenting shares), will be converted into the right to receive, at the election of the stockholder, either (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock (which we refer to as the "exchange ratio") or (iii) a combination of $68.38 in cash and 5.2604 shares of First Busey common stock, subject to certain adjustments and proration, as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares. Shares of Mid Illinois common stock held by Mid Illinois stockholders who elect to exercise their dissenters' rights (which we refer to as "dissenting shares") will not be converted into merger consideration.

Q:
Will the exchange ratio adjust based on the trading price of First Busey common stock prior to closing?

A:
No, the exchange ratio is fixed and will not increase or decrease solely due to changes in the trading price of First Busey common stock prior to the closing of the merger. However, the merger agreement includes what is commonly referred to as a "double-trigger termination provision," which permits Mid Illinois to terminate the merger agreement if the weighted average daily closing price of First Busey common stock over the 20-day period prior to the receipt of applicable regulatory approvals (i) is less than $24.5953 per share and (ii) represents a percentage change, relative to a base value of $30.7441 per share of First Busey common stock, that is more than 20% below the percentage change in the SNL Mid Cap U.S. Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of 428.36. If this occurs and Mid Illinois seeks to terminate the merger agreement, then First Busey will have the option to cure either of these deficiencies by increasing the exchange ratio accordingly.

Q:
How will stockholders elect to receive cash, stock or mixed consideration?

A:
Subject to proration procedures described below, Mid Illinois common stockholders will be offered the opportunity to elect to receive their merger consideration in the form of cash, First Busey common stock or a combination of cash and stock. Mid Illinois stockholders who wish to make an election must complete the form of election and letter of transmittal (which we refer to as an "election form") that is expected to be mailed between 30 and 45 days prior to the estimated closing date of the merger. For an election to be valid, a properly executed election form must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (which we refer to as the "exchange agent") before the election deadline, which is 5:00 p.m., central time, on the 25th day following the mailing of the election form, or such other date as Mid Illinois and First Busey may agree (we refer to this date as the "election deadline") in accordance with the instructions set forth on the election form. The form of merger consideration actually paid to Mid Illinois stockholders is subject to proration in certain cases and may differ from their elections. See "Description of the Merger Agreement—Election and exchange procedures" for a description of the election mechanics and the distribution of merger consideration.

Q:
What happens if I don't make an election for cash or First Busey common stock by the election deadline?

A:
If you fail to make an election prior to the election deadline, you will be deemed to have made an election to receive cash and stock consideration in amounts that will depend on the amount of cash consideration and stock consideration that remains available after taking into account the elections by stockholders making elections. See "Description of the Merger Agreement—Consideration to be received in the merger—Non-electing shares" for a description of the merger consideration to be received if an election is not properly made.

Q:
What is the value of the per share merger consideration?

A:
The per share value of the merger consideration for Mid Illinois stockholders who receive only cash is $227.94. The per share value of the merger consideration for Mid Illinois stockholders who receive only First Busey common stock or a mix of cash and First Busey common stock will fluctuate as the market price of First Busey common stock fluctuates before the completion of the merger. This price will not be known at the time of the Mid Illinois special meeting and may be more or less than the current price of common stock or the price of First Busey common stock at the time of the special meeting. Based on the $29.83 closing stock price of First Busey common stock on the NASDAQ Global Select Market on March 10, 2017, the trading day immediately preceding the public announcement date of the merger, the value of the per share merger consideration for stockholders who receive only First Busey common stock would be $224.17, and the value of the per share merger consideration for stockholders who elect to receive the combination of cash and First Busey common stock would be $225.30. Based on the $29.57 closing stock price of First Busey common stock on the NASDAQ Global Market on August 3, 2017, the latest practicable date before the date of this proxy statement/prospectus, the value of the per share merger consideration for Mid Illinois stockholders who receive only First Busey common stock would be $222.22, and the value of the per share merger consideration for Mid Illinois stockholders who elect to receive the combination of cash and First Busey common stock would be $223.93. We cannot estimate the per share merger consideration for stockholders who do not properly make an election because that will depend on the elections made by other stockholders. We urge you to obtain current market quotations for shares of First Busey common stock.

Q:
Why do Mid Illinois and First Busey want to engage in the merger?

A:
Mid Illinois believes that the merger will provide Mid Illinois stockholders with substantial benefits, and First Busey believes that the merger will further its strategic growth plans. To review the reasons for the merger in more detail, see "The Merger—Mid Illinois' reasons for the merger and recommendation of the board of directors" and "The Merger—First Busey's reasons for the merger."

Q:
In addition to approving the merger agreement, what else are Mid Illinois stockholders being asked to vote on?

A:
In addition to the merger agreement and the transactions contemplated therein, Mid Illinois is soliciting proxies from holders of its common stock with respect to a proposal to adjourn the Mid Illinois special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein (which we refer to as the "adjournment proposal"). Completion of the merger is not conditioned upon approval of the adjournment proposal.

Q:
What does the Mid Illinois board of directors recommend?

A:
Mid Illinois' board of directors has determined that the merger agreement and the transactions contemplated therein are in the best interests of Mid Illinois and its stockholders. Mid Illinois' board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and the transactions contemplated therein and "FOR" the approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. To review the reasons for the merger in more detail, see "The Merger—Mid Illinois' reasons for the merger and recommendation of the board of directors."

Q:
What vote is required to approve each proposal at the Mid Illinois special meeting, and how will abstentions and broker non-votes affect the vote?

A:
Approval of the merger agreement and the transactions contemplated therein requires the affirmative vote of the holders of two-thirds of the outstanding shares of Mid Illinois common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Mid Illinois common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent Mid Illinois from obtaining a quorum and require Mid Illinois to adjourn the special meeting to solicit additional proxies.

Q:
Why is my vote important?

A:
The merger cannot be completed unless the merger agreement is approved by Mid Illinois stockholders. If you fail to submit a proxy or vote in person at the special meeting, or vote to abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote against the approval of the merger agreement. The Mid Illinois board of directors unanimously recommends that Mid Illinois' stockholders vote "FOR" the merger proposal. Completion of the merger is not conditional upon approval of the adjournment proposal.

Q:
What do I need to do now? How do I vote?

A:
You may vote at the special meeting if you own shares of Mid Illinois common stock of record at the close of business on the record date for the special meeting, July 21, 2017. After you have carefully read and considered the information contained in this proxy statement/prospectus, please vote by a method described on your proxy card. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not vote by proxy and do not vote at the special meeting, this will make it more difficult to achieve a quorum for the meeting.

Q:
How do I vote if I own shares through the Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan?

A:
If you hold Mid Illinois common stock through the Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan (which we refer to as the "ESOP"), you will receive a voting instruction card to reflect all of the shares that you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Mid Illinois common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will not be voted by the ESOP trustee.

Q:
If my shares of common stock are held in "street name" by my bank, broker or other fiduciary, will my bank, broker or other fiduciary automatically vote my shares for me?

A:
No. Your bank, broker or other fiduciary cannot vote your shares without instructions from you. If your shares are held in "street name" through a bank, broker or other fiduciary, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other fiduciary. You may not vote shares held in street name by returning a proxy card directly to Mid Illinois, or by voting in person at the Mid Illinois special meeting, unless you provide a "legal proxy," which you must obtain from your broker, bank or other fiduciary. Further, banks, brokers or other fiduciaries that hold shares of Mid Illinois common stock on behalf of their customers may not give a proxy to Mid Illinois to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other fiduciaries do not have discretionary voting power on these matters. Failure to instruct your bank, broker other fiduciary how to vote will have the same effect as a vote against adoption of the merger agreement.

Q:
How will my proxy be voted?

A:
If you complete, sign, date and mail your proxy card, your proxy will be voted in accordance with your instructions. If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted "FOR" approval of the merger agreement and the other proposals in the notice.

Q:
Can I revoke my proxy and change my vote?

A:
You may change your vote or revoke your proxy prior to the special meeting by filing with the corporate secretary of Mid Illinois, a duly executed revocation of proxy or submitting a new proxy with a later date. You may also revoke a prior proxy by voting in person at the applicable special meeting.

Q:
Are there risks I should consider in deciding to vote on the approval of the merger agreement?

A:
Yes, in evaluating the merger agreement and the transactions contemplated therein, you should read this proxy statement/prospectus carefully, including the factors discussed in the section titled "Risk Factors" beginning on page 19.

Q:
What if I oppose the merger? Do I have dissenters' rights?

A:
Mid Illinois stockholders who do not vote in favor of approval of the merger agreement and otherwise comply with all of the procedures of the Illinois Business Corporation Law of 1980, as amended (which we refer to as the "IBCA"), will be entitled to receive payment in cash of the fair value of their shares of Mid Illinois common stock as ultimately determined under the statutory process. A copy of the applicable sections of the IBCA is attached as Appendix B to this document. This "fair value" could be more than the merger consideration but could also be less.

Q:
What are the tax consequences of the merger to me?

The merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer as the "Internal Revenue Code"), and it is a condition to First Busey's and Mid Illinois' obligations to complete the merger that each of them receives a legal opinion from its tax counsel to that effect. However, neither Mid Illinois nor First Busey has requested or received a ruling from the Internal Revenue Service that the merger will qualify as a reorganization. The U.S. federal income tax consequences of the merger to a U.S. holder of Mid Illinois common stock will depend on the relative mix of cash and First Busey common stock received by such U.S. holder of Mid Illinois common stock. U.S. holders of Mid Illinois common stock should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their Mid Illinois shares solely for shares of First Busey common stock in the merger, except with respect to cash received in lieu of fractional shares of First Busey common stock. U.S. holders of Mid Illinois common stock will recognize gain or loss if they exchange their Mid Illinois shares solely for cash in the merger. U.S. holders of Mid Illinois common stock will recognize gain, but not loss, if they exchange their Mid Illinois shares for a combination of First Busey common stock and cash, but their taxable gain in that case will not exceed the cash they receive in the merger. You may wish to consult with your tax advisor for the specific tax consequences of the merger to you. See "The Merger—Material U.S. federal income tax consequences of the merger."

Q:
When and where is Mid Illinois special meeting?

A:
The Mid Illinois special meeting will take place on September 13, 2017, at 10:00 a.m. local time, at South Side Trust & Savings Bank of Peoria, 2119 S.W. Adams Street, Peoria, Illinois 61602.

Q:
Who may attend the Mid Illinois special meeting?

A:
Only Mid Illinois stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received or another proof of identification in order to be admitted into the meeting.

Q:
Should I send in my Mid Illinois stock certificates now?

A:
No. Mid Illinois plans to mail the election form, which also serves as a letter of transmittal, between 30 and 45 days prior to the estimated closing date of the merger. After you receive the election form, you should complete the election form to elect which form of consideration you would prefer to receive and, if you hold Mid Illinois stock certificates, return them with your completed election form to submit them for exchange. Please send the election form and your Mid

  Illinois stock certificates, if any, to the exchange agent, in the envelope provided with the election form. Do not send your stock certificates with your proxy card.

Q:
Whom may I contact if I cannot locate my Mid Illinois stock certificate(s)?

A:
If you are unable to locate your original Mid Illinois stock certificate(s), you should follow the instructions regarding lost or stolen stock certificates set forth in the election form that will be mailed to you prior to the closing date of the merger.

Q:
What should I do if I hold my shares of Mid Illinois common stock in book-entry form?

A:
You are not required to take any special additional actions if your shares of Mid Illinois common stock are held in book-entry form. After the completion of the merger, shares of Mid Illinois common stock held in book-entry form automatically will be exchanged for the merger consideration, plus cash in lieu of any fractional shares.

Q:
What should I do if I receive more than one set of voting materials?

A:
Mid Illinois stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Mid Illinois common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Mid Illinois common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of Mid Illinois common stock that you own.

Q:
When is the merger expected to be completed?

A:
The merger agreement must be approved by stockholders of Mid Illinois, and we must obtain the necessary regulatory approvals. Assuming Mid Illinois stockholders vote to approve the merger and adopt the merger agreement and we obtain the other necessary approvals and satisfaction or waiver of the other conditions to the closing described in the merger agreement, we expect to complete the merger in the fourth quarter of 2017. See "Description of the Merger Agreement—Conditions to completion of the merger."

Q:
Is completion of the merger subject to any conditions besides stockholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other standard closing conditions that must be satisfied. See "Description of the Merger Agreement—Conditions to completion of the merger."

Q:
What happens if the merger is not completed?

A:
Mid Illinois and First Busey expect to complete the merger in the fourth quarter of 2017. However, neither Mid Illinois nor First Busey can assure you of when or if the merger will be completed. Mid Illinois and First Busey must first obtain the approval of Mid Illinois stockholders for the merger, as well as obtain necessary regulatory approvals and satisfy certain other standard closing conditions. If the merger is not completed, Mid Illinois stockholders will not receive any consideration for their shares and will continue to be Mid Illinois stockholders. Each of First Busey and Mid Illinois will remain independent companies. Under certain circumstances, First Busey and Mid Illinois may be required to pay the other party a fee with respect to the termination of the merger agreement, as described under "Description of the Merger Agreement—Termination fees."

Q:
Who can answer my other questions?

A:
If you have more questions about the merger or how to submit your proxy or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact: Mid Illinois Bancorp, Inc., Mark W. Joseph, President and Chief Executive Officer, 2119 S.W. Adams Street, Peoria, Illinois 61602, (309) 676-0521 or Mwjoseph@southsidebank.com or Greg Rice, Corporate Secretary, 2119 S.W. Adams Street, Peoria, Illinois 61602, (309) 495-4244 or gcrice@southsidebank.com.

  If you have questions about how to make your election for merger consideration, or if you need additional copies of the election form that is being mailed to you under separate cover, you should contact the information agent for the merger, Georgeson LLC, at (877) 278-4751.

 SUMMARY

        This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire proxy statement/prospectus carefully, including the Appendixes and the documents referred to or incorporated in this proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference herein.

Information about First Busey and Mid Illinois

First Busey Corporation
100 W. University Ave.
Champaign, Illinois 61820
(217) 365-4500

        First Busey Corporation is a Nevada corporation and registered financial holding company for Busey Bank, an Illinois-chartered commercial bank headquartered in Champaign, Illinois. Busey Bank has 28 banking centers serving Illinois, 13 banking centers in the St. Louis, Missouri metropolitan area, five banking centers serving southwest Florida and a banking center in Indianapolis, Indiana. Busey Bank also offers mortgage loan products through fifteen loan production offices in the St. Louis, Kansas City, Chicago, Omaha-Council Bluffs metropolitan areas and across the Midwest. Trevett Capital Partners, a wealth management division of Busey Bank, provides asset management, investment and fiduciary services to high net worth clients in southwest Florida.

        As of June 30, 2017, First Busey had total assets of approximately $5.5 billion, total gross loans, including held for sale, of approximately $4.1 billion, total deposits of approximately $4.4 billion and total stockholders' equity of approximately $613.1 million.

        First Busey common stock is traded on the NASDAQ Global Select Market under the ticker symbol "BUSE."

Mid Illinois Bancorp, Inc.
2119 S.W. Adams Street
Peoria, Illinois 61602
(309) 676-0521

        Mid Illinois Bancorp, Inc. is an Illinois corporation and registered bank holding company for South Side Trust & Savings Bank of Peoria, an Illinois-chartered commercial bank headquartered in Peoria, Illinois. South Side Bank has 13 branches located in the Peoria metropolitan statistical area. Mid Illinois' vision is to meet its customer's needs through the delivery of high quality, personalized service better than its competition.

        As of June 30, 2017, Mid Illinois had consolidated total assets of approximately $661.9 million, total gross loans of approximately $373.3 million, total net loans of approximately $368.2 million, total deposits of approximately $513.7 million and total stockholders' equity of approximately $83.1 million.

        Mid Illinois common stock is privately held and not traded in any public market.

The merger and the merger agreement (See page 59)

        First Busey's acquisition of Mid Illinois is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Mid Illinois will be merged with and into First Busey. After the consummation of the merger, South Side Bank will be a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in the fourth quarter of 2017. At a date following the completion of the merger, First Busey intends to merge South Side Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, South Side Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate South Side Bank and Busey Bank as separate bank subsidiaries.

        The merger agreement is included as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

What Mid Illinois stockholders will receive (See page 59)

        If the merger is completed, each share of Mid Illinois common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Mid Illinois or First Busey and any dissenting shares), will be converted into the right to receive, at the election of the stockholder, either (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock or (iii) a combination of $68.38 in cash and 5.2604 shares of First Busey common stock, subject to certain adjustments and proration, as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares. Shares of Mid Illinois common stock held by Mid Illinois stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Material U.S. federal income tax consequences of the merger (See page 48)

        The U.S. federal income tax consequences of the merger to a U.S. holder of Mid Illinois common stock will depend on the relative mix of cash and First Busey common stock received by such U.S. holder of Mid Illinois common stock. U.S. holders of Mid Illinois common stock should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their Mid Illinois shares solely for shares of First Busey common stock in the merger, except with respect to cash received in lieu of fractional shares of First Busey common stock. U.S. holders of Mid Illinois common stock will recognize gain or loss if they exchange their Mid Illinois shares solely for cash in the merger. U.S. holders of Mid Illinois common stock will recognize gain, but not loss, if they exchange their Mid Illinois shares for a combination of First Busey common stock and cash, but their taxable gain in that case will not exceed the cash they receive in the merger. The tax consequences of the merger to each Mid Illinois stockholder will depend on such Mid Illinois stockholder's own situation. We strongly urge Mid Illinois stockholders to consult with their own tax advisors for a full understanding of the tax consequences of the merger to them. The parties' respective obligations to complete the merger are conditioned on receipt of a tax opinion from their respective counsel that the merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code. The opinions will not bind the Internal Revenue Service, which could take a different view.

Mid Illinois' reasons for the merger; Board recommendation to Mid Illinois' stockholders (See page 35)

        The Mid Illinois board of directors believes that the merger agreement and the transactions contemplated therein are in the best interests of Mid Illinois and its stockholders. Mid Illinois' board of directors unanimously recommends that Mid Illinois stockholders vote "FOR" the proposal to approve the merger agreement and "FOR" adjournment of the Mid Illinois special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Interests of officers and directors of Mid Illinois in the merger may be different from, or in addition to, yours (See page 53)

        When you consider the Mid Illinois board of directors' recommendation to vote in favor of approval of the merger agreement, you should be aware that some of Mid Illinois' directors and officers may have interests in the merger that are different from, or in addition to, your interests as stockholders. These interests include, among others, retention and employment agreements with First Busey, certain payments and benefits payable under the employment agreement entered into with Mid Illinois' chief executive officer, certain payments due under deferred compensation agreements with South Side Bank and additional payments in connection with their termination, payments due under management continuity agreements with South Side Bank, and rights to ongoing indemnification and insurance coverage by the surviving corporation for acts or omissions occurring prior to the merger. These interests also include First Busey's agreement to appoint one member of the Mid Illinois board of directors to serve as a member of the Busey Bank board of directors following the completion of the bank merger. The Mid Illinois board of directors was aware of these interests and took them into account in reaching its decisions to approve and adopt the merger agreement and to recommend the approval of the merger agreement to Mid Illinois stockholders.

Mid Illinois stockholders will have dissenters' rights in connection with the merger (See page 56)

        Mid Illinois stockholders may assert dissenters' rights in connection with the merger and, upon complying with the requirements of the IBCA, receive cash in the amount of the fair value of their shares instead of the merger consideration.

        A copy of the sections of the IBCA pertaining to dissenters' rights is attached as Appendix B to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

The merger and the performance of the combined company are subject to a number of risks (See page 19)

        There are a number of risks relating to the merger and to the businesses of First Busey, Mid Illinois and the combined company following the merger. See the "Risk Factors" beginning on page 19 of this proxy statement/prospectus for a discussion of these and other risks relating to the merger. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled "Where You Can Find More Information."

Stockholder approval will be required to complete the merger and approve the other proposals set forth in the notice (See page 27)

        Approval by Mid Illinois' stockholders at Mid Illinois' special meeting of stockholders on September 13, 2017 is required to complete the merger. The presence, in person or by proxy, of a majority of the shares of Mid Illinois common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of Mid Illinois common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal listed in the notice. Approval of the merger proposal requires the affirmative vote of the holders of two-thirds of the outstanding shares of Mid Illinois common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Mid Illinois common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent Mid Illinois from obtaining a quorum and require Mid Illinois to adjourn the special meeting to solicit additional proxies.

Completion of the merger is subject to regulatory approvals (See page 52)

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and Mid Illinois have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and Mid Illinois is subject to prior approval of the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve"). First Busey submitted an application with the Federal Reserve Bank of Chicago on June 29, 2017 seeking the necessary approval. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge South Side Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the Illinois Department of Financial and Professional Regulation (which we refer to as the "IDFPR") and the Federal Deposit Insurance Corporation (which we refer to as the "FDIC"). Busey Bank submitted applications with the IDFPR and the FDIC on June 29, 2017 seeking these approvals.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger and the bank merger will be obtained or obtained in a timely manner.

Conditions to the merger (See page 68)

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of Mid Illinois in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by Mid Illinois in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of Mid Illinois stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of Mid Illinois certifying (i) the accuracy of the representations and warranties of Mid Illinois in the merger agreement and (ii) performance by Mid Illinois in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Barack Ferrazzano Kirschbaum & Nagelberg LLP (which we refer to as "Barack Ferrazzano") that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and Mid Illinois will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Mid Illinois common stock upon the receipt of shares of First Busey common stock in exchange for their shares of Mid Illinois common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  non-objection of the NASDAQ Stock Market, LLC of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of Mid Illinois since the date of the merger agreement.

        Closing Conditions for the Benefit of Mid Illinois.    Mid Illinois' obligations are subject to fulfillment of certain conditions, including:

  •
  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

  •
  performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  approval of the merger agreement and the transactions contemplated therein at the meeting of Mid Illinois stockholders;

  •
  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

  •
  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  receipt of all necessary regulatory approvals;

  •
  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

  •
  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Howard & Howard Attorneys PLLC (which we refer to as "Howard & Howard") that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and Mid Illinois will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Mid Illinois common stock upon the receipt of shares of First Busey common stock in exchange for their shares of Mid Illinois common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  non-objection of the NASDAQ Stock Market, LLC of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Busey since the date of the merger agreement.

How the merger agreement may be terminated by First Busey and Mid Illinois (See page 69)

        First Busey and Mid Illinois may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or Mid Illinois may also terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  failure to receive approval by Mid Illinois stockholders for the merger agreement and the transactions contemplated therein following the meeting held for such purpose;

  •
  the merger is not completed by December 31, 2017, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if Mid Illinois materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  Mid Illinois may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if Mid Illinois' board of directors makes an adverse recommendation to Mid Illinois' stockholders; or

  •
  Mid Illinois may terminate if on the determination date, the weighted average daily closing sales price of a share of First Busey common stock for the 20 consecutive trading days immediately preceding the determination date is less than $24.5953 and represents a percentage change, relative to a base value of $30.7441 per share of First Busey common stock, that is more than 20% below the percentage change in the SNL Mid Cap U.S. Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of 428.36, unless First Busey elects to cure either of these deficiencies by increasing the stock portion of the merger consideration as described in the section entitled "Description of the Merger Agreement—Consideration to be received in the merger."

Termination fees and expenses may be payable under some circumstances (See page 70)

        Termination Fees Payable by Mid Illinois.    Mid Illinois has agreed to pay First Busey a termination fee of $2.0 million if First Busey terminates the merger agreement because Mid Illinois has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Busey's failure to comply in all material respects with any of its obligations under the merger agreement.

        Mid Illinois has agreed to pay First Busey a termination fee of $5.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because Mid Illinois breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  Mid Illinois terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to Mid Illinois, has been made directly to Mid Illinois' stockholders or is publically announced, and (i) thereafter the merger agreement is terminated by First Busey upon Mid Illinois' material breach of its obligations under the merger agreement and (ii) within six months after such termination Mid Illinois enter into a definitive written agreement with respect to such acquisition proposal.

        Termination Fees Payable by First Busey. .    First Busey has agreed to pay Mid Illinois a termination fee of $2.0 million if Mid Illinois terminates the merger agreement because First Busey has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by Mid Illinois' failure to comply in all material respects with any of its obligations under the merger agreement.

Voting and support agreement (See page 61)

        On March 13, 2017, the directors and certain officers of Mid Illinois agreed to vote all of their shares of Mid Illinois common stock in favor of the merger agreement at the special meeting. The voting and support agreement covers approximately 9.0% of Mid Illinois' outstanding shares of common stock as of August 3, 2017. This voting and support agreement terminates if the merger agreement is terminated in accordance with its terms. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.

Accounting treatment of the merger (See page 48)

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States (which we refer to as "GAAP").

Certain differences in First Busey stockholder rights and Mid Illinois stockholder rights (See page 74)

        Because they will receive First Busey common stock, Mid Illinois stockholders will become First Busey stockholders as a result of the merger. Their rights as stockholders after the merger will be governed by First Busey's articles of incorporation and bylaws. The rights of First Busey stockholders are different in certain respects from the rights of Mid Illinois' stockholders. The material differences are described later in this proxy statement/prospectus.

First Busey shares will be listed on NASDAQ (See page 71)

        The shares of First Busey common stock to be issued pursuant to the merger will be listed on the NASDAQ Global Select Market under the symbol "BUSE."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF FIRST BUSEY

        The following table summarizes selected historical consolidated financial data of First Busey for the periods and as of the dates indicated. This information has been derived from First Busey's consolidated financial statements filed with the SEC. Historical financial data as of and for the six months ended June 30, 2017 and June 30, 2016 are unaudited and include, in management's opinion, all normal recurring adjustments considered necessary to present fairly the results of operations and financial condition of First Busey. You should not assume the results of operations for past periods indicate results for any future period.

        You should read this information in conjunction with First Busey's consolidated financial statements and related notes thereto included in First Busey's Annual Report on Form 10-K as of and for the year ended December 31, 2016, and in future documents filed (but not furnished) by First Busey with the SEC after the date of this proxy statement/prospectus and prior to the date of the special meeting of the Mid Illinois stockholders, which are incorporated by reference into this proxy statement/prospectus. The per common share data provided below has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information."

	As of or for the six months ended June 30,		As of or for the years ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(dollars in thousands, except per share data)
Balance Sheet Items
Securities available for sale	$646,349	$801,349	$759,811	$834,838	$759,065	$841,310	$1,001,497
Securities held to maturity	208,634	51,031	47,820	49,832	2,373	834	—
Loans held for sale	168,415	278,125	256,319	9,351	10,400	13,840	40,003
Gross portfolio loans	3,920,464	3,780,966	3,878,900	2,627,739	2,405,290	2,281,460	2,033,107
Allowance for loan losses	49,201	45,358	47,795	47,487	47,453	47,567	48,012
Total assets	5,531,367	5,510,199	5,425,170	3,998,976	3,665,607	3,539,575	3,618,056
Tangible assets(1)	5,412,480	5,386,993	5,303,894	3,966,034	3,638,234	3,509,318	3,584,667
Total deposits	4,394,212	4,384,509	4,374,298	3,289,106	2,900,848	2,869,138	2,980,292
Short-term debt(2)	228,597	339,926	264,157	172,972	198,893	172,348	139,024
Long-term debt	178,373	80,000	80,000	80,000	50,000	—	7,000
Junior subordinated debt owed to unconsolidated trusts	70,938	70,801	70,868	55,000	55,000	55,000	55,000
Stockholders' equity	613,115	588,117	594,314	373,186	433,639	415,364	408,797
Common stockholders' equity	613,115	588,117	594,314	373,186	360,975	342,700	336,133
Tangible common stockholders' equity(3)	500,663	473,329	480,415	343,211	336,271	316,351	307,976
Results of Operations
Interest income	$90,936	$70,062	$164,889	$118,022	$108,075	$108,696	$116,916
Interest expense	6,557	4,168	10,229	6,207	6,499	8,631	14,770
Net interest income	84,379	65,894	154,660	111,815	101,576	100,065	102,146
Provision for loan losses	1,000	2,100	5,550	1,600	2,000	7,500	16,500
Net income available for common stockholders	31,649	22,817	49,694	38,306	32,047	25,093	18,724
Per Share Data
Diluted earnings	$0.82	$0.71	$1.40	$1.32	$1.10	$0.86	$0.65
Cash dividends	0.36	0.34	0.68	0.62	0.57	0.36	0.72
Book value(4)	16.03	15.41	15.54	13.01	12.47	11.84	11.63
Tangible book value(5)	12.92	12.18	12.37	11.86	11.52	10.80	10.48
Closing stock price	29.32	21.39	30.78	20.63	19.53	17.40	13.95
Other Information
Return on average assets	1.20%	1.03%	1.00%	0.98%	0.91%	0.71%	0.53%
Return on average common equity	10.63%	10.32%	9.59%	10.41%	9.11%	7.39%	5.49%
Net interest margin(6)	3.50%	3.23%	3.42%	3.10%	3.15%	3.15%	3.24%
Equity to assets ratio(7)	11.27%	9.96%	10.42%	9.39%	9.94%	9.61%	9.74%
Dividend payout ratio(8)	43.90%	47.89%	48.57%	46.97%	51.82%	41.86%	110.77%

(1)
Total assets less goodwill and intangible assets, non-GAAP.

(2)
Includes federal funds purchased, securities sold under agreements to repurchase, and short-term borrowings.

(3)
Common equity less tax effected goodwill and intangible assets, non-GAAP.

(4)
Total common equity divided by shares outstanding as of period end.

(5)
Total common equity less goodwill and intangible assets divided by shares outstanding as of period end.

(6)
Tax-equivalent net interest income divided by average earning assets, non-GAAP.

(7)
Average common equity divided by average total assets.

(8)
Ratio calculated using only common stock.

 COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

        First Busey common stock trades on the NASDAQ Global Select Market under the symbol "BUSE." The following table sets forth the high and low reported trading prices per share of First Busey common stock and the cash dividends declared per share for the periods indicated. First Busey's per common share data has been adjusted to reflect First Busey's one-for-three reverse stock split, which became effective on September 8, 2015. First Busey's periodic reports filed prior to the reverse stock split have not been revised to reflect the reverse stock split. See "Where You Can Find More Information."

Quarter Data	High	Low	Dividend Declared
First quarter 2015	$20.58	$17.91	$0.15
Second quarter 2015	20.52	18.18	0.15
Third quarter 2015	20.83	17.77	0.15
Fourth quarter 2015	22.59	18.65	0.17
First quarter 2016	$21.02	$17.68	$0.17
Second quarter 2016	22.91	19.00	0.17
Third quarter 2016	24.02	20.94	0.17
Fourth quarter 2016	31.01	21.80	0.17
First quarter 2017	$31.91	$28.11	$0.18
Second quarter 2017	32.22	27.78	0.18
Third quarter (through August 3, 2017)	30.24	28.46	0.18

        The outstanding shares of Mid Illinois common stock are privately held and are not traded in any public market. The last transaction known by Mid Illinois' management to occur prior to the date of this proxy/statement prospectus was on December 23, 2016, and the sales price was $152.00 per share. The following table sets forth the cash dividends declared per share for the periods indicated for Mid Illinois common stock.

Quarter Data	Dividend Declared
First quarter 2015	$0.00
Second quarter 2015	2.00
Third quarter 2015	0.00
Fourth quarter 2015	6.00
First quarter 2016	$0.00
Second quarter 2016	1.75
Third quarter 2016	0.00
Fourth quarter 2016	4.00
First quarter 2017	$0.00
Second quarter	2.25
Third quarter (through August 3, 2017)	0.00

        On March 10, 2017, the trading day immediately prior to the public announcement date of the merger agreement, the closing price of First Busey common stock was $29.83. On August 3, 2017, the last practicable trading day prior to the mailing date of this proxy statement/prospectus, the closing price of First Busey common stock was $29.57.

        Mid Illinois stockholders are urged to obtain current market quotations for shares of First Busey common stock and to review carefully the other information contained in this proxy statement/

prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. The market price of First Busey common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of First Busey common stock before or after the effective time of the merger. Changes in the market price of First Busey common stock prior to the completion of the merger will affect the market value of the merger consideration that Mid Illinois stockholders will receive upon completion of the merger.

RISK FACTORS

        In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section "Special Notes Concerning Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See "References to Additional Information" in the forepart of this proxy statement/prospectus and the section of this proxy statement/prospectus entitled "Where You Can Find More Information."

The Value of the Merger Consideration that Consists of First Busey Common Stock Will Fluctuate Based on the Trading Price of First Busey Common Stock.

        The number of shares of First Busey common stock to be issued in the merger will not automatically adjust based on the trading price of First Busey common stock, and the market value of those shares may vary from the closing price of First Busey common stock on the date the merger was announced, on the date that this document was mailed to Mid Illinois stockholders, on the date of the special meeting of the Mid Illinois stockholders and on the date the merger is completed and thereafter. Any change in the exchange ratio or the market price of First Busey common stock prior to completion of the merger will affect the amount of and the market value of the merger consideration that Mid Illinois stockholders will receive upon completion of the merger. Accordingly, at the time of the special meeting, Mid Illinois stockholders will not know or be able to calculate with certainty the market value of the First Busey common stock they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in business, operations and prospects, and regulatory considerations. Many of these factors are beyond First Busey's or Mid Illinois' control. You should obtain current market quotations for shares of First Busey common stock and for shares of Mid Illinois common stock before you vote and before you make your election.

The Market Price of First Busey Common Stock after the Merger May be Affected by Factors Different from Those Affecting the Shares of Mid Illinois or First Busey Currently.

        Upon completion of the merger, holders of Mid Illinois common stock will become holders of First Busey common stock. First Busey's business differs in important respects from that of Mid Illinois and they currently operate in different markets. Accordingly, the results of operations of the combined company and the market price of First Busey common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Busey and Mid Illinois. For a discussion of the businesses and markets of First Busey and Mid Illinois and of some important factors to consider in connection with those businesses, please see the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information."

Mid Illinois Stockholders May Receive a Form of Consideration Different from What They Elect.

        Although each holder of Mid Illinois common stock may elect to receive their consideration in the form of cash, shares of First Busey common stock or a combination of cash and First Busey common stock, the aggregate amount of cash and shares of First Busey common stock to be delivered in the merger will not change based on these elections. In particular, First Busey will pay 30% of the aggregate consideration in cash and 70% in shares of First Busey common stock. Accordingly, holders of Mid Illinois common stock who elect to receive cash consideration or share consideration may instead receive a combination of cash and shares of First Busey common stock if necessary to maintain the aggregate mix of consideration described above.

Mid Illinois Stockholders Will Have a Reduced Ownership and Voting Interest After the Merger and Will Exercise Less Influence Over Management.

        Mid Illinois stockholders currently have the right to vote in the election of the Mid Illinois board of directors and on other matters requiring stockholder approval under Illinois law and Mid Illinois' articles of incorporation and bylaws. Upon the completion of the merger, each Mid Illinois stockholder will become a stockholder of First Busey with a percentage ownership of First Busey that is smaller than such stockholder's percentage ownership of Mid Illinois. Additionally, only one member of the Busey Bank board of directors after the completion of the merger will be designated by Mid Illinois upon the completion of the merger. Based on the number of issued and outstanding First Busey common shares and shares of Mid Illinois common stock on August 1, 2017, and based on the 3,115,503 total number of First Busey shares of common stock issuable pursuant to the merger, stockholders of Mid Illinois, as a group, will receive shares in the merger constituting approximately 6.4% of First Busey common shares expected to be outstanding immediately after the merger (without giving effect to any First Busey common shares held by Mid Illinois stockholders prior to the merger). Because of this, current Mid Illinois stockholders, as a group, will have less influence on the board of directors, management and policies of First Busey (as the combined company following the merger) than they now have on the board of directors, management and policies of Mid Illinois.

First Busey May Fail to Realize the Anticipated Benefits of the Merger.

        First Busey and Mid Illinois have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend on, among other things, First Busey's ability to combine the businesses of First Busey and Mid Illinois in a manner that permits growth opportunities, including, among other things, enhanced revenues and revenue synergies, an expanded market reach and operating efficiencies, and does not materially disrupt the existing customer relationships of First Busey or Mid Illinois nor result in decreased revenues due to any loss of customers. If First Busey is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management's time and energy and could have an adverse effect on the surviving corporation's business, financial condition, operating results and prospects.

        Certain employees may not be employed by First Busey after the merger. In addition, employees that First Busey wishes to retain may elect to terminate their employment as a result of the merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of First Busey's or Mid Illinois' ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Busey or Mid Illinois to maintain relationships with customers and employees or to achieve the anticipated benefits and cost savings of the merger.

        Among the factors considered by the Boards of Directors of First Busey and Mid Illinois in connection with their respective approvals of the merger agreement were the benefits that could result from the merger. There can be no assurance that these benefits will be realized within the time periods contemplated or at all.

Regulatory Approvals May Not Be Received, May Take Longer than Expected or May Impose Conditions that Are Not Presently Anticipated or Cannot Be Met.

        Before the transactions contemplated in the merger agreement can be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. In deciding whether to grant regulatory clearances, the relevant governmental entities will consider a variety of factors, including the regulatory standing of each of the parties. An adverse development in either party's regulatory standing or other factors could result in an inability to obtain one or more of the required regulatory approvals or delay their receipt. The terms and conditions of the approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business. First Busey and Mid Illinois believe that the merger should not raise significant regulatory concerns and that First Busey will be able to obtain all requisite regulatory approvals in a timely manner. Despite the parties' commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, First Busey and Mid Illinois will not be required to complete the merger if any such approvals would reasonably be expected to materially restrict or burden First Busey following the merger. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were completed successfully within the expected timeframe. In addition, neither First Busey nor Mid Illinois can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any court or regulatory agency of competent jurisdiction that would prohibit or make illegal the completion of the merger.

The Merger Agreement May Be Terminated in Accordance with Its Terms and the Merger May Not Be Completed.

        The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: approval of the merger agreement and the transactions it contemplates by Mid Illinois stockholders, receipt of certain requisite regulatory approvals, absence of orders prohibiting completion of the merger, effectiveness of the registration statement of which this proxy statement/prospectus is a part, approval of the issuance of First Busey common stock, as applicable, for listing on the NASDAQ Global Select Market, the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the merger agreement) and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. These conditions to the closing of the merger may not be fulfilled in a timely manner or at all, and, accordingly, the merger may not be completed. In addition, the parties can mutually decide to terminate the merger agreement at any time, before or after stockholder approval, or First Busey or Mid Illinois may elect to terminate the merger agreement in certain other circumstances.

Termination of the Merger Agreement Could Negatively Impact Mid Illinois.

        If the merger is not completed for any reason, including as a result of Mid Illinois stockholders declining to approve the merger agreement, the ongoing business of Mid Illinois may be adversely impacted and, without realizing any of the anticipated benefits of completing the merger, Mid Illinois would be subject to a number of risks, including the following:

  •
  Mid Illinois may experience negative impacts on its stock price;

  •
  Mid Illinois may experience negative reactions from its customers, vendors and employees;

  •
  Mid Illinois will have incurred substantial expenses and will be required to pay certain costs relating to the merger, whether or not the merger is completed;

  •
  the merger agreement places certain restrictions on the conduct of Mid Illinois' businesses prior to completion of the merger. Such restrictions, the waiver of which is subject to the consent of First Busey (not to be unreasonably withheld, conditioned or delayed), may prevent Mid Illinois from making certain acquisitions or taking certain other specified actions during the pendency of the merger; and

  •
  matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Mid Illinois management, which would otherwise have been devoted to other opportunities that may have been beneficial to Mid Illinois as an independent company.

        If the merger agreement is terminated and Mid Illinois' board of directors seeks another merger or business combination, Mid Illinois stockholders cannot be certain that Mid Illinois will be able to find a party willing to offer equivalent or more attractive consideration than the consideration First Busey has agreed to provide in the merger, or that such other merger or business combination will be completed. If the merger agreement is terminated under certain circumstances, Mid Illinois may be required to pay termination fees to First Busey.

Mid Illinois Will Be Subject to Business Uncertainties and Contractual Restrictions While the Merger Is Pending.

        Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Mid Illinois and, consequently, on First Busey. These uncertainties may impair Mid Illinois' ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Mid Illinois to seek to change existing business relationships with Mid Illinois. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, First Busey's business following the merger could be negatively impacted. In addition, the merger agreement restricts Mid Illinois from making certain transactions and taking other specified actions without the consent of First Busey until the merger occurs. These restrictions may prevent Mid Illinois from pursuing attractive business opportunities that may arise prior to the completion of the merger.

Mid Illinois Directors and Officers May Have Interests in the Merger Different From the Interests of Mid Illinois Stockholders.

        The interests of some of the directors and executive officers of Mid Illinois may be different from those of Mid Illinois stockholders, and directors and officers of Mid Illinois may be participants in arrangements that are different from, or are in addition to, those of Mid Illinois stockholders. The members of the Mid Illinois' board of directors knew about these additional interests and considered them among other matters, when making its decision to approve the merger agreement, and in recommending that Mid Illinois' common stockholders vote in favor of adopting the merger agreement. Such interests include, among others:

  •
  Entering into an employment agreement with the Chief Executive Officer of Mid Illinois;

  •
  Entering into retention agreements with certain directors and officers of Mid Illinois;

  •
  The payment of balances due upon termination of deferred compensation agreements with South Side Bank and the receipt of additional cash payments in connection with the termination;

  •
  The receipt of certain change in control benefits; and

  •
  The continuation of service on Busey Bank's board of directors of one Mid Illinois director.

        These interests are more fully described in this proxy statement/prospectus under the heading "The Merger—Interests of certain persons in the merger."

The Merger Agreement Contains Provisions that May Discourage Other Companies from Trying to Acquire Mid Illinois for Greater Merger Consideration.

        The merger agreement contains provisions that may discourage a third party from submitting a business combination proposal to Mid Illinois that might result in greater value to Mid Illinois' stockholders than the proposed merger with First Busey or may result in a potential competing acquirer proposing to pay a lower per share price to acquire Mid Illinois than it might otherwise have proposed to pay absent such provisions. These provisions include a general prohibition on Mid Illinois from soliciting, or, subject to certain exceptions relating to the exercise of fiduciary duties by Mid Illinois' board of directors, entering into discussions with any third party regarding any acquisition proposal or offers for competing transactions. Mid Illinois also has an unqualified obligation to submit the proposal to approve the merger to a vote by its stockholders, even if Mid Illinois receives an alternative acquisition proposal that its board of directors believes is superior to the merger, unless the merger agreement has been terminated in accordance with its terms. In addition, Mid Illinois may be required to pay First Busey a termination fee of $5.0 million upon termination of the merger agreement in certain circumstances involving acquisition proposals for competing transactions. See "Description of the Merger Agreement—Termination" and "Description of the Merger Agreement—Termination fees."

The Opinions of Mid Illinois' Financial Advisor Will Not Reflect Changes in Circumstances Between the Signing of the Merger Agreement and the Completion of the Merger.

        Mid Illinois has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Mid Illinois or First Busey, general market and economic conditions and other factors that may be beyond the control of Mid Illinois or First Busey, and on which Mid Illinois' financial advisor's opinion was based, may significantly alter the value of Mid Illinois or the prices of the First Busey common shares or shares of Mid Illinois common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Mid Illinois does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed.

First Busey and Mid Illinois Will Incur Transaction and Integration Costs in Connection with the Merger.

        Each of First Busey and Mid Illinois has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the merger. In addition, First Busey will incur integration costs following the completion of the merger as First Busey integrates the businesses of the two companies, including facilities and systems consolidation costs and employment-related costs. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time. See the risk factor entitled "—First Busey May Fail to Realize the Anticipated Benefits of the Merger." First Busey and Mid Illinois may also incur additional costs to maintain employee morale and to retain key employees. First Busey and Mid Illinois will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, regulatory filing fees, printing and mailing fees and other costs associated with the merger.

The Shares of First Busey Common Stock to be Received by Mid Illinois Common Stockholders as a Result of the Merger Will Have Different Rights From the Shares of Mid Illinois Common Stock.

        Upon completion of the merger, Mid Illinois common stockholders will become First Busey stockholders and their rights as stockholders will be governed by the Nevada Revised Statutes and the First Busey articles of incorporation and bylaws. The rights associated with Mid Illinois common stock are different from the rights associated with First Busey common stock. Please see "Comparison of Rights of First Busey Stockholders and Mid Illinois Stockholders" for a discussion of the different rights associated with First Busey common stock.

The Dodd-Frank Act, Among Other Things, Subjects Banks with Assets in Excess of $10 Billion to Additional Costs.

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (which we refer to as the "Dodd-Frank Act") and its implementing regulations subject banks with assets in excess of $10 billion to additional requirements, such as the imposition of higher FDIC premiums, reduced debit card interchange fees, enhanced risk management frameworks and stress testing, all of which increase operating costs and reduce earnings. As First Busey approaches $10 billion in assets, it will be required to incur additional costs to address these additional requirements.

Risks Relating to First Busey's Business

        You should read and consider risk factors specific to First Busey's business that will also affect the combined company after the merger. These risks are described in the sections entitled "Risk Factors" in First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled "Where You Can Find More Information" of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

SPECIAL NOTES CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Mid Illinois. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's and Mid Illinois' management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this proxy statement/prospectus, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor Mid Illinois undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and Mid Illinois to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following:

  •
  the possibility that any of the anticipated benefits of the proposed transaction between First Busey and Mid Illinois will not be realized or will not be realized within the expected time period;

  •
  the risk that integration of operations of Mid Illinois with those of First Busey will be materially delayed or will be more costly or difficult than expected;

  •
  the inability to complete the proposed transaction due to the failure of the required stockholder approval;

  •
  the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals;

  •
  the failure of the proposed transaction to close for any other reason;

  •
  the potential impact of the announcement of the transaction on third party relationships, including customer relationships, and operating results;

  •
  the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

  •
  the strength of the local and national economy;

  •
  customer acceptance of the combined company's products and services;

  •
  changes in state and federal laws, regulations and governmental policies concerning First Busey's and Mid Illinois' general business;

  •
  changes in interest rates and prepayment rates of First Busey's and Mid Illinois' assets;

  •
  increased competition in the financial services sector and the inability to attract new customers;

  •
  changes in technology and the ability to develop and maintain secure and reliable electronic systems;

  •
  the loss of key executives or employees;

  •
  changes in consumer spending;

  •
  unexpected results of acquisitions, including the acquisition of Mid Illinois;

  •
  unexpected outcomes of existing or new litigation involving First Busey or Mid Illinois;

  •
  the economic impact of any future terrorist threats or attacks;

  •
  the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

  •
  changes in accounting policies and practices.

        These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning First Busey and its business, including additional factors that could materially affect First Busey's financial results, are included in First Busey's and filings with the SEC.

NON-GAAP FINANCIAL INFORMATION

        This proxy statement/prospectus contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by First Busey's management, together with the related GAAP measures, in analysis of the company's performance and in making business decisions. Management also uses these measures for peer comparisons.

        The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

 INFORMATION ABOUT THE SPECIAL MEETING OF MID ILLINOIS STOCKHOLDERS

Purpose

        Mid Illinois stockholders are receiving this proxy statement/prospectus because on July 21, 2017, the record date for the special meeting of stockholders to be held on September 13, 2017, at South Side Trust & Savings Bank of Peoria, 2119 S.W. Adams Street, Peoria, Illinois 61602 at 10:00 a.m., local time, they owned shares of the common stock of Mid Illinois, and the board of directors of Mid Illinois is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. Copies of this proxy statement/prospectus began to be mailed to holders of Mid Illinois common stock on [    •    ], 2017, and is accompanied by a proxy card for use at the special meeting and at any adjournment(s) of the meeting.

        At the special meeting, Mid Illinois board of directors will ask you to vote upon the following:

  •
  a proposal to approve the merger agreement and the transactions contemplated therein; and

  •
  a proposal to approve an adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein.

        When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the special meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, we ask that you instruct the proxies how to vote your shares in advance of the special meeting just in case your plans change.

        If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement and the transactions contemplated therein.

Record date, quorum and vote required

        The record date for the Mid Illinois special meeting is July 21, 2017. Mid Illinois' stockholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 592,256 shares of Mid Illinois common stock outstanding and entitled to vote at the special meeting. The outstanding shares are held by approximately 513 holders of record.

        The presence, in person or by proxy, of a majority of the shares of Mid Illinois common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the special meeting. Each share of Mid Illinois common stock outstanding on the record date entitles its holder to one vote on the matters being brought before the special meeting.

        To determine the presence of a quorum at the special meeting, Mid Illinois will also count as present the shares of Mid Illinois common stock present in person but not voting, and the shares of common stock for which Mid Illinois has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions. Broker non-votes are not counted as present for the purposes of determining quorum. Based on the number of shares of Mid Illinois common stock outstanding as of the record date, at least 296,129 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.

        Approval of the merger proposal requires the affirmative vote of the holders of two-thirds of the outstanding shares of Mid Illinois common stock entitled to vote. Abstentions, shares not voted and broker non-votes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Mid Illinois common stock represented in person or by proxy at the special meeting and entitled to vote. Abstentions are deemed to be represented at the special meeting and thereby have the same effect as a vote against the adjournment proposal. Shares not voted and broker non-votes will have no effect on the adjournment proposal, although they may prevent Mid Illinois from obtaining a quorum and require Mid Illinois to adjourn the special meeting to solicit additional proxies.

        As of the record date for the special meeting, Mid Illinois' directors and executive officers beneficially owned a total of 53,330 shares, or approximately 9.0% of the outstanding shares, of Mid Illinois common stock. These individuals have entered into a written agreement with First Busey that they will vote their shares in favor of the merger agreement, except as may be limited by their fiduciary obligations.

How to vote your shares

        Vote by completing, signing and returning the enclosed proxy card. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the matter brought before the special meeting. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted as the Mid Illinois board of directors recommends and will be voted "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.

        You should not send any stock certificates with your proxy card. If the merger is approved, you will receive instructions for exchanging your stock certificates after the merger has been completed.

Participants in Mid Illinois' ESOP Plan

        If you hold Mid Illinois common stock through the ESOP, you will receive a voting instruction card to reflect all of the shares that you may direct the trustee to vote on your behalf under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Mid Illinois common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will not be voted by the ESOP trustee.

Shares held in "street name"

        If you hold shares in "street name" with a broker, bank or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as "broker non-votes" and are not counted in the vote by stockholders or for purposes of a quorum. As a result, any broker non-votes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal.

        We therefore encourage you to provide directions to your broker, bank or other fiduciary as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. Your broker, bank or other fiduciary may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other fiduciary that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other fiduciary, you must contact your broker, bank or other fiduciary. If you want to vote your shares of Mid Illinois common stock held in street name in person at the special meeting, you will need to obtain a written proxy in your name from your broker, bank or other fiduciary.

Revocability of proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting, regardless of whether you submitted your original proxy by mail. To revoke your proxy, you must either advise the Corporate Secretary of Mid Illinois in writing before your Mid Illinois common stock has been voted at the special meeting, deliver a later dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

        All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to: Mid Illinois Bancorp, Inc., Corporate Secretary, 2119 S.W. Adams Street, Peoria, Illinois 61602. If you hold your shares in the name of a broker, bank or other fiduciary and desire to revoke your proxy, you will need to contact your broker, bank or other fiduciary to revoke your proxy.

Proxy solicitation

        Mid Illinois will pay the costs associated with the solicitation of proxies for the special meeting. Mid Illinois will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Mid Illinois. In addition to the solicitation of proxies by mail, directors, officers and employees of Mid Illinois may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

THE MID ILLINOIS PROPOSALS

Proposal 1—Approval of the Merger Agreement

        At the Mid Illinois special meeting, stockholders of Mid Illinois will be asked to approve the merger agreement, pursuant to which Mid Illinois will merge with and into First Busey, and the transactions contemplated therein. Stockholders of Mid Illinois should read this proxy statement/prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the transactions contemplated therein. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.

        For the reasons discussed in this proxy statement/prospectus, the board of directors of Mid Illinois unanimously determined that the merger agreement and the transactions contemplated therein are in the best interests of Mid Illinois and its stockholders, and unanimously adopted and approved the merger agreement. The board of directors of Mid Illinois unanimously recommends that Mid Illinois stockholders vote "FOR" approval of the merger agreement and the transactions contemplated therein.

 Proposal 2—Adjournment of the Special Meeting

        If, at the Mid Illinois special meeting, the number of shares of Mid Illinois common stock cast in favor of the merger agreement is insufficient to approve the merger agreement and the transactions contemplated therein, Mid Illinois intends to move to adjourn the Mid Illinois special meeting in order to enable the board of directors of Mid Illinois to solicit additional proxies for approval of the merger agreement and the transactions contemplated therein. In this proposal, Mid Illinois is asking its stockholders to authorize the holder of any proxy solicited by the board of directors of Mid Illinois, on a discretionary basis, to vote in favor of adjourning the Mid Illinois special meeting to another time and place for the purpose of soliciting additional proxies.

        The board of directors of Mid Illinois unanimously recommends a vote "FOR" the proposal to adjourn the special meeting.

THE MERGER

        This section of the proxy statement/prospectus describes material aspects of the merger. While First Busey and Mid Illinois believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, the attached Appendixes and the other documents to which this proxy statement/prospectus refers for a more complete understanding of the merger. The agreement and plan of merger attached hereto as Appendix A, not this summary, is the legal document which governs the merger.

General

        The Mid Illinois board of directors is using this proxy statement/prospectus to solicit proxies from the holders of Mid Illinois common stock for use at the Mid Illinois special meeting of stockholders, at which Mid Illinois stockholders will be asked to approve the merger agreement and thereby approve the merger. When the merger is completed, Mid Illinois will merge with and into First Busey and will cease to exist, which will result in South Side Bank being a wholly-owned subsidiary of First Busey. The merger is anticipated to be completed in the fourth quarter of 2017. At a date following the completion of the merger, First Busey intends to merge South Side Bank with and into Busey Bank, with Busey Bank as the surviving bank. At such time, South Side Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate South Side Bank and Busey Bank as separate bank subsidiaries.

        If the merger is completed, each share of Mid Illinois common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Mid Illinois or First Busey and any dissenting shares), will be converted into the right to receive, at the election of the stockholder, either (i) $227.94 in cash, (ii) 7.5149 shares of First Busey common stock or (iii) a combination of $68.38 in cash and 5.2604 shares of First Busey common stock, subject to certain adjustments and proration, as described in this proxy statement/prospectus, and with cash paid in lieu of fractional shares. Shares of Mid Illinois common stock held by Mid Illinois stockholders who elect to exercise their dissenters' rights will not be converted into merger consideration.

Background of the merger

        The Mid Illinois board of directors has regularly reviewed and discussed Mid Illinois' business strategy, performance, future prospects and possible operational alternatives in the context of the economic environment in Peoria and the United States, developments in the regulation of financial institutions and the competitive landscape. In addition, the board of directors formed a special committee to consider, among other things, possible strategic alternatives available to Mid Illinois, such as potential acquisitions or business combinations involving other financial institutions. The special committee was authorized on behalf of the board of directors to (i) review, consider and evaluate strategic options available to Mid Illinois; (ii) discuss terms of potential strategic transactions with potential strategic partners and their representatives and advisers, and (iii) make such recommendations to the board of directors as the special committee deemed appropriate regarding strategic options or proposals. As part of these considerations, Mid Illinois' executive management and members of this special committee engaged in informal discussions with representatives of other financial institutions from time to time, and have regularly updated the board regarding the occurrence and nature of any such discussions. Mid Illinois management and the board of directors and/or members of the special committee also met periodically with investment banking firms with experience in business combinations in the financial services industry in Illinois, including Stephens Inc. (which we refer to as "Stephens"), to discuss various alternatives Mid Illinois might consider, including continuing operations on a standalone basis, seeking acquisition targets or a sale to a strategic partner.

        First Busey's executive team and board of directors also regularly and actively considers First Busey's business and strategic direction. Through the past several years, First Busey's board of directors and executive management team has consistently maintained that they believe it was in the best interests of First Busey's stockholders to remain an independent entity and focus on First Busey's asset quality, capital position and the communities that it serves. As the economy in its market areas stabilized and showed indications of sustained recovery, they continued to emphasize First Busey's asset quality and they also began to explore ways to take advantage of the different opportunities to grow, both organically and through strategic transactions, both in new and existing markets in the Midwestern United States. In this regard, First Busey acquired Pulaski Financial Corp., based in St. Louis, Missouri, on April 30, 2016, and First Community Financial Partners, Inc. (which we refer to as "First Community"), based in Joliet, Illinois, on July 2, 2017.

        As part of its growth strategy, First Busey's executive management has regularly met from time to time with financial advisors, including representatives from Sandler O'Neill and Partners, Inc. (which we refer to as "Sandler"), to discuss various trends in the industry, the merger and acquisition market and particular financial institutions that could be strategic partners. The executive management team regularly reported this information to the full board of directors to keep the directors properly knowledgeable and informed on First Busey's strategic alternatives.

        In 2010, Van Dukeman, President and Chief Executive Officer of First Busey, was introduced to David Cochran, who was then President and Chief Executive Officer of Mid Illinois. Over the years, Mr. Dukeman and Mr. Cochran periodically met informally and discussed generally their respective businesses, the general nature and needs of their respective clients, the current state of the banking industry and the opportunities and challenges faced by banks in the current environment. In the latter half of 2015, Mr. Dukeman and Mr. Cochran met and specifically addressed the possibility of the parties exploring a potential business combination. This meeting did not, at that time, include any discussion of specific transaction terms, rather the strategic merits of the combination.

        In May 2016, Mr. Dukeman and Robin Elliott, Executive Vice President, Chief Operating Officer and Chief Financial Officer of First Busey, met with Mr. Cochran and Mark Joseph, President and Chief Executive Officer of Mid Illinois, and indicated that First Busey would be interested in pursuing a possible business combination with Mid Illinois, with consideration to be paid to Mid Illinois' stockholders having value of $120 million, subject to confirmatory due diligence, and to be paid in the form of some combination of cash and First Busey common stock. Mr. Cochran and Mr. Joseph updated the Mid Illinois board of directors on their meeting with Mr. Dukeman and Mr. Elliott at the regularly scheduled June meeting of the Mid Illinois board of directors. Mr. Dukeman also updated the First Busey board at its regular May board meeting.

        Mr. Dukeman and Mr. Cochran remained in contact through the next several months regarding their respective businesses, the general banking environment and Mid Illinois' general ongoing strategy. During this time, Mr. Dukeman and Mr. Elliott held ongoing discussions with representatives of Stephens, Mid Illinois' financial advisor, regarding a possible strategic transaction between First Busey and Mid Illinois.

        Subsequently, on July 13, 2016 representatives of Stephens met with the board and senior management of Mid Illinois to discuss the M&A market in general and, more specifically, to provide a preliminary analysis of First Busey's expression of interest. In August 2016 a special committee of independent directors was formed to conduct a review of First Busey and its proposal with the assistance of Stephens and Mid Illinois' legal counsel as well as to consider a recommendation to the full board of directors.

        From August 2016 through November 2016, Mid Illinois' special committee of independent directors, with the assistance of representatives of Stephens, conducted its review of First Busey as well as the proposal made in May 2016. During November 2016, representatives of First Busey expressed continuing interest in Mid Illinois and willingness to move expeditiously and discussed with representatives of Mid Illinois and Stephens First Busey's proposed timing for conducting due diligence and delivering any written, non-binding indication of interest to Mid Illinois. On December 14, 2016, representatives of Stephens and Howard & Howard met with the special committee of the Mid Illinois board of directors to discuss the board's fiduciary obligations in the context of possible strategic transactions and to consider whether to enter into a confidentiality agreement with First Busey in order to permit First Busey to conduct due diligence regarding Mid Illinois' operations. As a result of this review, the special committee presented its findings to the full Mid Illinois board of directors on December 14, 2016 proposing that Mid Illinois management and representatives of Stephens engage in further discussions with First Busey and share additional information that would enable First Busey to submit a written indication of interest.

        After the Mid Illinois board meeting on December 14, 2016, representatives of Stephens contacted representatives of First Busey to request that the parties enter into a confidentiality agreement so that the parties could continue their preliminary, non-binding discussions of the potential benefits and risks of a strategic transaction. First Busey's executive management updated the board on the ongoing discussions with Mid Illinois and the First Busey board authorized management to continue discussions with Mid Illinois' management and its advisors. The parties entered into a confidentiality agreement on December 23, 2016. Over the next several weeks, Mid Illinois provided First Busey's executive team with confidential due diligence materials through a virtual data room and First Busey continued evaluating Mid Illinois' business, held several conversations with Stephens and prepared a non-binding indication of interest with the assistance of Sandler and its legal advisor, Barack Ferrazzano Kirschbaum & Nagelberg LLP (which we refer to as "Barack Ferrazzano"), which was approved by First Busey's board.

        On January 10, 2017, First Busey provided Mid Illinois with a written, non-binding indication of interest with respect to a possible business combination in which First Busey would acquire Mid Illinois for aggregate consideration of between $130 million and $132 million, which valued Mid Illinois common stock at approximately $219.50 to $222.88 per share, consisting of 75% First Busey common stock and 25% cash, with a fixed exchange ratio to be agreed upon prior to the execution of any definitive agreement. The proposed consideration was contingent upon a number of factors, including the results of First Busey's due diligence of Mid Illinois' organization.

        Mid Illinois' management and members of the special committee discussed the indication of interest at length with outside legal counsel and representatives of Stephens. In the course of these discussions, the board directed Stephens to provide counterproposals to certain provisions of the indication of interest, including an increase to the merger consideration, a change to the mix of cash consideration and stock consideration being offered, and an election mechanism through which Mid Illinois shareholders would have the opportunity to elect their individual mix of cash and stock consideration (provided that the aggregate mix of cash and stock would not change based on the election process).

        In response to the discussions with representatives of Stephens, First Busey's management worked closely with Sandler to develop a revised indication of interest. On February 1, 2017, First Busey submitted a revised non-binding indication of interest to Mid Illinois. The revised indication of interest provided for a fixed exchange ratio of 5.2604 shares of First Busey common stock plus $68.38 for every share of Mid Illinois common stock. Based on the 15-day volume weighted average closing price of First Busey's common stock of $30.33 as of January 31, 2017, this equated to a purchase price of approximately $227.94 for each share of Mid Illinois common stock and approximately $135 million in aggregate consideration. The revised proposal was subject to First Busey's completion of a more fulsome due diligence investigation of Mid Illinois, as well as, among other things, First Busey obtaining final approval from its board of directors and the parties' negotiation of a mutually acceptable definitive agreement.

        On February 2, 2017, the Mid Illinois board of directors met to discuss the First Busey indication of interest. At this meeting, after legal counsel summarized the fiduciary duty considerations presented by a possible sale of Mid Illinois, representatives of Stephens made a presentation to the board which included a description of First Busey's indication of interest, historical financial information for First Busey and Mid Illinois, and a summary of how the First Busey proposal compared to transactions involving comparable financial institutions. After Stephens' presentation and the board's discussion, Stephens was directed to continue its discussions with First Busey and the board determined that it would consider moving forward with First Busey at its special board meeting on February 8, 2017.

        At the Mid Illinois board of directors meeting on February 8, 2017, representatives from Howard & Howard again summarized the fiduciary obligations of board members in considering strategic transactions, and representatives of Stephens briefly summarized the terms of the indication of interest and the valuation analysis (including a comparison of the proposal to transactions involving comparable financial institutions) that Stephens presented at the February 2, 2017 meeting.

        After the February 8, 2017 Mid Illinois board meeting, First Busey and Mid Illinois agreed to negotiate a merger agreement based upon the indication of interest from First Busey dated February 1, 2017 and to conduct additional due diligence, including a credit review of Mid Illinois' loan portfolio. On March 2, 2017 Mid Illinois presented First Busey with a "reverse" due diligence list regarding First Busey. First Busey populated a virtual data room with the requested documents and Mid Illinois and its advisors reviewed the documentation throughout the negotiation of the merger agreement. On March 7, 2017, certain executives from Mid Illinois, along with representatives from Stephens, met with certain executives from First Busey to ask questions and to supplement Mid Illinois' due diligence review of the First Busey organization.

        On February 21, 2017, First Busey and Barack Ferrazzano provided Mid Illinois and Howard & Howard with an initial draft merger agreement for the proposed transaction. Over the course of the following weeks, the parties and their respective legal advisors exchanged drafts of the merger agreement and worked toward finalizing the terms of the transaction, due diligence issues requiring resolution prior to execution of a definitive agreement, the ability for Mid Illinois stockholders to elect the form of consideration, dividends payable by Mid Illinois, treatment of Mid Illinois' deferred compensation arrangements, terms of representations and warranties for both sides, covenants for both sides and termination rights and fees.

        As outlined in the indication of interest letters, First Busey believes that it is important to the success of the post-transaction company to retain Mr. Joseph following a transaction. In early March, representatives of First Busey held a number of conversations with Mr. Joseph regarding the terms of his employment following a transaction. See "The Merger—Interests of certain persons in the merger" for a discussion of Mr. Joseph's employment terms.

        On March 3, 2017, a draft of the merger agreement was distributed to Mid Illinois' board for its review and consideration. On March 6, 2017, the members of the Mid Illinois board held a meeting with representatives of Howard & Howard and Stephens. At that meeting, representatives of Howard & Howard discussed the terms of the merger agreement in detail and answered questions about the agreement. Additionally, representatives of Stephens led a discussion with the board regarding the merger agreement's financial terms, as well as summarized for the board the general economic and market climate, attributes about Mid Illinois' common stock, including its performance and trading characteristics, as well as summarizing comparable, recent merger transactions. After a lengthy discussion among the board members, the directors agreed to continue to review the agreement and meet at a special board meeting on March 8, 2017. The board again discussed the merger transaction at length on March 8, 2017, and in the course of that discussion agreed to reconvene the March 8 meeting on March 10 to discuss the final version of the merger agreement.

        Representatives of Howard & Howard and Barack Ferrazzano, in consultation with their respective clients, continued to finalize the disclosure schedules and certain employment matters for Mr. Joseph and other employees through March 10, 2017.

        On March 10, 2017, the Mid Illinois board of directors, together with representatives of Stephens and Howard & Howard, reviewed the final terms of the transaction documents, including the director voting agreements, and the board's fiduciary duties in connection with the consideration of the proposed merger. Stephens rendered its written opinion to the Mid Illinois board of directors that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of Mid Illinois common stock. The Mid Illinois board of directors discussed at length the transaction, the pricing terms, the strength of the pro forma enterprise in the Peoria area upon completion of the transaction, the added resources and enhanced breadth of products and services available to a larger financial institution, and the enhanced liquidity the transaction would offer to Mid Illinois shareholders.. In this regard, the Mid Illinois board considered the financial analyses of Stephens regarding the valuation of Mid Illinois as a stand-alone entity. The directors discussed the attributes of First Busey's common stock, including its recent market performance, its dividend payout ratio, its trading volume and its relative valuation vis-à-vis its peers. The board also discussed First Busey's commitment to community banking and its general corporate philosophy. Following extensive discussion and questions and answers, including consideration of the factors described under "Mid Illinois' reasons for the merger and recommendation of the board of directors", the Mid Illinois board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were in the best interest of Mid Illinois and its stockholders and recommended that the Mid Illinois stockholders approve the adoption of the merger agreement. The board then authorized the Mid Illinois management to sign the definitive agreement on March 13, 2017, assuming there were no significant changes to the deal terms, the definitive agreement and/or general market conditions, and to recommend that the Mid Illinois stockholders approve the adoption of the merger agreement.

        On March 13, 2017, the First Busey board of directors held a special meeting to discuss the proposed transaction and to review the final terms of merger agreement. Representatives of Barack Ferrazzano reviewed in detail the terms of the agreement and also discussed a possible timetable for the transaction based on final approval of the agreement, as well as other legal issues including the board's fiduciary duties owed to the First Busey stockholders. Management also reported to the board the results of First Busey's due diligence investigation of Mid Illinois. Further, representatives of Sandler reviewed with the board of directors its analysis of the financial terms contained in the merger agreement. The board discussed the advantages and rationales for proceeding with the transaction and determined that it was in the best interests of First Busey's stockholders to proceed with the transaction on the terms provided in the merger agreement. Based on this and its previous discussions, the First Busey board of directors unanimously approved the merger agreement and the issuance of shares contemplated in the agreement. Representatives of First Busey reported the board's actions to Mid Illinois' representatives following the meeting.

        Following the respective board meetings of First Busey and Mid Illinois, in the afternoon of March 13, 2017, First Busey and Mid Illinois executed the merger agreement and First Busey and Mid Illinois executed the voting agreements entered into with the directors of Mid Illinois. Shortly thereafter, on March 13, 2017, First Busey and Mid Illinois issued a joint press release announcing the execution of the merger agreement.

Mid Illinois' reasons for the merger and recommendation of the board of directors

        After careful consideration, at a meeting held on March 10, 2017, the Mid Illinois board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Mid Illinois and its stockholders and approved the merger agreement.

        In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommend that its stockholders vote "FOR" the merger agreement, the Mid Illinois board of directors consulted with Mid Illinois management, as well as its independent financial and legal advisors, and considered a number of factors, including the following material factors:

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  its knowledge of Mid Illinois' business, operations, financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization, and as a part of a combined company with First Busey;

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  its understanding of First Busey's business, operations, regulatory and financial condition, asset quality, earnings, capital and prospects taking into account presentations by senior management of its due diligence review of First Busey and information furnished by Stephens;

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  based on the closing price of First Busey's common stock on March 10, 2017 and Mid Illinois' March 31, 2016 audited balance sheet, the aggregate merger consideration was priced at 173% of tangible common book value and 26x of 2016 core net income (net income adjusted for several non-recurring items).

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  its belief that the merger will result in a stronger commercial banking franchise with a diversified revenue stream, strong capital ratios, a well-balanced loan portfolio and an attractive funding base that has the potential to deliver a higher value to Mid Illinois' stockholders as compared to continuing to operate as a stand-alone entity;

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  the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint;

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  the anticipated pro forma impact of the merger on First Busey, including potential synergies, and the expected impact on financial metrics such as earnings and tangible common equity per share, as well as on regulatory capital levels;

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  the financial analyses of Stephens and its written opinion, dated as of March 10, 2017, delivered to the Mid Illinois board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Mid Illinois common stock;

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  the cash/stock election mechanism of the merger agreement, which offers Mid Illinois stockholders the opportunity to seek their preferred form of consideration, subject to proration, such that 70% of the Mid Illinois shares receive stock consideration and 30% receive cash;

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  the cash component of the merger consideration offers Mid Illinois stockholders the opportunity to realize cash for the value of their shares with immediate certainty of value;

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  the stock component of the merger consideration offers Mid Illinois stockholders the opportunity to participate as stockholders of First Busey in the future performance of the combined company;

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  the historical performance of each of Mid Illinois' common stock and First Busey's common stock and the dividend paid for each;

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  the fact that upon completion of the merger Mid Illinois stockholders will own approximately 6.8% of the outstanding shares of the combined company;

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  the more active trading market in First Busey common stock would give Mid Illinois stockholders greater liquidity for their investment;

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  the benefits to Mid Illinois and its customers of operating as a larger organization, including enhancements in products and services, higher lending limits, and greater financial resources;

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  the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions;

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  the expected social and economic impact of the merger on the constituencies served by Mid Illinois, including its borrowers, customers, depositors, employees, and communities;

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  the effects of the merger on other Mid Illinois employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to Mid Illinois employees;

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  the board's understanding of the current and prospective environment in which Mid Illinois and First Busey operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

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  the ability of First Busey to complete the merger from a financial and regulatory perspective;

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  the board's understanding that the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code, providing favorable tax consequences to Mid Illinois' stockholders in the merger; and

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  the board's review with its independent legal advisor, Howard & Howard, of the material terms of the merger agreement, including the board's ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation to Mid Illinois' stockholders and to consider and pursue a better unsolicited acquisition proposal, subject to the potential payment by Mid Illinois of a termination fee to First Busey, which the board of directors concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, as well as the nature of the covenants, representations and warranties and termination provisions in the merger agreement.

        The Mid Illinois board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

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  the risk that the consideration to be paid to Mid Illinois stockholders could be adversely affected by a decrease in the trading price of First Busey common stock during the pendency of the merger;

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  the potential risk of diverting management attention and resources from the operation of Mid Illinois' business and towards the completion of the merger;

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  the restrictions on the conduct of Mid Illinois' business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Mid Illinois from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Mid Illinois absent the pending merger;

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  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Mid Illinois' business, operations and workforce with those of First Busey;

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  the fact that the interests of certain of Mid Illinois' directors and executive officers may be different from, or in addition to, the interests of Mid Illinois' other stockholders as described under the heading "Description of the Merger—Interests of certain persons in the merger";

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  that, while Mid Illinois expects that the merger will be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or the Mid Illinois stockholder approval might not be obtained and, as a result, the merger may not be completed;

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  the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

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  the fact that: (i) Mid Illinois would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Mid Illinois would be obligated to pay to First Busey a termination fee if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Mid Illinois from pursuing such a transaction; and

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  the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

        The foregoing discussion of the information and factors considered by the Mid Illinois board of directors is not intended to be exhaustive, but includes the material factors considered by the Mid Illinois board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Mid Illinois board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Mid Illinois board of directors considered all these factors as a whole, including discussions with, and questioning of Mid Illinois' management and Mid Illinois' independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

        The board of directors of Mid Illinois unanimously recommends that you vote "FOR" approval of the merger agreement and the transactions contemplated therein and "FOR" approval to adjourn the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein. Mid Illinois stockholders should be aware that Mid Illinois' directors and executive officers have interests in the merger that are different from, or in addition to, those of other Mid Illinois stockholders. The Mid Illinois board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of Mid Illinois. See "The Merger—Interests of certain persons in the merger."

        This summary of the reasoning of Mid Illinois' board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Special Notes Concerning Forward-Looking Statements."

Opinion of Stephens Inc.

        Mid Illinois retained Stephens as financial advisor on December 28, 2016. Pursuant to that engagement, the Mid Illinois board of directors requested that Stephens evaluate the fairness, from a financial point of view, to the holders of Mid Illinois' outstanding common stock, other than the directors, officers, managers and affiliates of Mid Illinois (the "unaffiliated stockholders"), of the merger consideration to be received by such holders pursuant to the merger agreement.

        At the March 10, 2017 meeting of the Mid Illinois board of directors, representatives of Stephens rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the board dated March 10, 2017, as to the fairness, as of such date, from a financial point of view, to Mid Illinois' unaffiliated stockholders, of the merger consideration to be received by such holders in the transaction pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

        The full text of the written opinion of Stephens is attached as Appendix D to this proxy statement/prospectus. The summary of the opinion of Stephens set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of Mid Illinois common stock are urged to read this opinion in its entirety.

        Stephens provided its opinion for the information of the Mid Illinois board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger transaction and its opinion only addresses whether the merger consideration to be received by the unaffiliated stockholders of Mid Illinois, in the transaction pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Stephens does not address any other term or aspect of the merger agreement or the merger transaction contemplated thereby. The Stephens opinion does not constitute a recommendation to the Mid Illinois board or to any holder of Mid Illinois common stock as to how the board, such stockholder or any other person should vote or otherwise act with respect to the merger transaction or any other matter. Stephens does not express any opinion as to the likely trading range of First Busey common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the operations, financial condition or prospects of First Busey at that time.

        In connection with its review of the proposed merger transaction and the preparation of its opinion, Stephens, among other things:

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  analyzed certain publicly available financial statements and reports regarding Mid Illinois and First Busey;

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  analyzed certain audited financial statements regarding Mid Illinois and First Busey;

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  analyzed certain internal financial statements and other financial and operating data concerning Mid Illinois and First Busey prepared by management of Mid Illinois and First Busey, respectively;

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  analyzed, on a pro forma basis, the effect of the transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of First Busey;

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  reviewed the reported prices and trading activity for the common stock of First Busey;

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  compared the financial performance of Mid Illinois and First Busey with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the transaction;

  •
  reviewed the financial terms, to the extend publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the transaction;

  •
  reviewed the most recent draft of the merger agreement dated March 9, 2017 by and among Mid Illinois and First Busey, as provided by Mid Illinois;

  •
  discussed with management of Mid Illinois and First Busey the operations of, and future business prospects for, Mid Illinois and First Busey and the anticipated financial consequences of the transaction to Mid Illinois and First Busey;

  •
  assisted Mid Illinois in deliberations regarding the material terms of the transaction and in negotiations with First Busey; and

  •
  performed such other analyses and provided such other services as Stephens deemed appropriate.

        Stephens relied on the accuracy and completeness of the information and financial data provided to it by Mid Illinois and First Busey and of the other information reviewed by it in connection with the preparation of its opinion, and its opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of Mid Illinois and First Busey have assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Mid Illinois or of First Busey, and has not been furnished with any such evaluations or appraisals; nor has Stephens evaluated the solvency or fair value of Mid Illinois or of First Busey under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of Mid Illinois or First Busey. With respect to the financial forecasts prepared by Mid Illinois, Stephens has assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of Mid Illinois as to the future financial performance of Mid Illinois and that the financial results reflected by such projections will be realized as predicted. Stephens has not received or reviewed any individual credit files nor has Stephens made an independent evaluation of the adequacy of the allowance for loan losses of Mid Illinois or First Busey. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or analysis of the ESOP of Mid Illinois and has not been furnished with any such evaluation or analysis. Stephens has relied solely on the information provided to it by Mid Illinois regarding the ESOP. Stephens has also assumed that the representations and warranties contained in the draft agreement and all related documents are true, correct and complete in all material respects.

        In formulating its opinion, Stephens considered only the merger consideration to be received by the unaffiliated stockholders of Mid Illinois common stock, and Stephens did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Mid Illinois, or such class of persons, in connection with the merger transaction whether relative to the merger consideration or otherwise. Stephens was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the fairness of the merger transaction to the holders of any class of securities, creditors or other constituencies of Mid Illinois, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion; or (ii) the fairness of the transaction to any one class or group of Mid Illinois' or any other party's security holders or other constituents vis-à-vis any other class or group of Mid Illinois' or such other party's security holders or other constituents.

        The following summarizes the material financial analyses reviewed by Stephens with the Mid Illinois board of directors at its meeting on March 10, 2017, which material was considered by Stephens in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Mid Illinois, First Busey or the contemplated merger transaction.

        Selected Public Companies Analysis.    Stephens analyzed the relative valuation multiples of 12 publicly-traded banks headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) with assets between $300 million and $1 billion, excluding merger targets that it deemed relevant, including:

  •
  Mackinac Financial Corporation

  •
  Ohio Valley Banc Corp.

  •
  Landmark Bancorp, Inc.

  •
  HopFed Bancorp, Inc.

  •
  First Savings Financial Group, Inc.

  •
  SB Financial Group, Inc.

  •
  Guaranty Federal Bancshares, Inc.

  •
  Citizens Community Bancorp, Inc.

  •
  United Bancshares, Inc.

  •
  Citizens First Corporation

  •
  United Bancorp, Inc.

  •
  Central Federal Corporation

        Stephens calculated various financial multiples for each company, including: (i) price per share compared to tangible book value (which we refer to as "TBV") per share as of December 31, 2016; and (ii) price per share compared to earnings per share for the most recent last twelve months (which we refer to as "LTM") earnings ended December 31, 2016. Stephens reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Mid Illinois implied by the merger consideration. The results of the selected public companies analysis are summarized below:

	Price / TBV per share	Price / LTM EPS
Median	127%	16.9x
25th Percentile	115%	13.0x
75th Percentile	146%	20.3x
Merger Consideration	173%	26.0x

        Furthermore, Stephens applied the 25th percentile and 75th percentile relative valuation multiples for each of the metrics to Mid Illinois' actual and projected financial results and determined the implied equity price per share of Mid Illinois common stock and then compared those implied equity values per share to the merger consideration of $231.82 per share. The results of this are summarized below:

	Price / TBV per share	Price / LTM EPS
25th Percentile	$154.49	$115.77
75th Percentile	$196.36	$181.21
Merger Consideration	$231.82	$231.82

        Selected Transaction Analysis.    Stephens analyzed publicly available information relating to selected transactions announced since January 1, 2014 involving targets headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio,

South Dakota and Wisconsin) with total assets between $500 million and $1 billion, and an NPAs/assets ratio less than 3.0%.

        Stephens also analyzed publicly available information relating to selected transactions announced since January 1, 2016 involving nationwide targets with total assets between $450 million and $1.1 billion, and an NPAs/assets ratio less than 4.0%. Stephens prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included (public announcement date of transaction shown in parenthesis):

        Regional:

  •
  Acquisition of Centrue Financial Corporation by Midland States Bancorp, Inc. (1/26/17)

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  Acquisition of FCB Bancorp, Inc. by MainSource Financial Group (12/19/16)

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  Acquisition of Jefferson County Bancshares, Inc. by Enterprise Financial Services (10/11/16)

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  Acquisition of DCB Financial Corporation by First Commonwealth Financial (10/3/16)

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  Acquisition of Community State Bank by QCR Holdings Inc. (5/23/16)

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  Acquisition of First Clover Leaf Financial Corp. by First Mid-Illinois Bancshares (4/26/16)

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  Acquisition of NI Bancshares Corporation by First Midwest Bancorp, Inc. (11/12/15)

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  Acquisition of River Valley Bancorp by German American Bancorp, Inc. (10/26/15)

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  Acquisition of Baylake Corp. by Nicolet Bankshares, Inc. (9/8/15)

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  Acquisition of National Bancshares Corp by Farmers National Banc Corp. (1/27/15)

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  Acquisition of Southern Bancshares Corp. by Stupp Bros. Inc. (12/22/14)

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  Acquisition of Community Banc-Corp Sheboygan by Heartland Financial USA, Inc. (10/23/14)

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  Acquisition of NB&T Financial Group Inc. by Peoples Bancorp Inc. (8/4/14)

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  Acquisition of Great Lakes Financial Resources Inc. by First Midwest Bancorp Inc. (7/8/14)

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  Acquisition of United Bancorp Inc. by Old National Bancorp (1/8/14)

        National:

  •
  Acquisition of Independent Alliance Banks, Inc. by First Merchants Corporation (2/17/17)

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  Acquisition of Royal Bancshares of PA by Bryn Mawr Bank Corporation (1/31/17)

  •
  Acquisition of Centrue Financial Corporation by Midland States Bancorp, Inc. (1/26/17)

  •
  Acquisition of FCB Bancorp, Inc. by MainSource Financial Group (12/19/16)

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  Acquisition of Sovereign Bancshares, Inc. by Veritex Holdings, Inc. (12/14/16)

  •
  Acquisition of Gateway Financial Holdings of Florida, Inc. by CenterState Banks (11/30/16)

  •
  Acquisition of First Menasha Bancshares, Inc. by Nicolet Bankshares, Inc. (11/4/16)

  •
  Acquisition of Jefferson County Bancshares, Inc. by Enterprise Financial Services (10/11/16)

  •
  Acquisition of DCB Financial Corporation by First Commonwealth Financial (10/3/16)

  •
  Acquisition of Giant Holdings, Inc. by Home BancShares, Inc. (9/22/16)

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  Acquisition of Community First Bancshares by Equity Bancshares, Inc. (7/14/16)

  •
  Acquisition of Carolina Bank Holdings, Inc. by First Bancorp (6/22/16)

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  Acquisition of Community State Bank by QCR Holdings Inc. (5/23/16)

  •
  Acquisition of Monument Bank by Revere Bank (5/3/16)

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  Acquisition of First Clover Leaf Financial Corp. by First Mid-Illinois Bancshares (4/26/16)

  •
  Acquisition of 1st Century Bancshares, Inc. by Midland Financial Co. (3/10/16)

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  Acquisition of ColoEast Bankshares, Inc. by Triumph Bancorp, Inc. (3/7/16)

  •
  Acquisition of Xenith Bankshares, Inc. by Hampton Roads Bankshares (2/10/16)

        Stephens examined valuation multiples of transaction value compared to the target companies' most recent quarter (which we refer to as "MRQ") TBV, LTM earnings and MRQ core deposits, where such information was publicly available. Core deposits are defined as total deposits less time deposits of $100,000 or more. Stephens reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for Mid Illinois implied by the merger consideration. Furthermore, Stephens applied the median, 25th percentile and 75th percentile relative valuation multiples from the regional transactions and the median valuation multiples from the nationwide transactions to Mid Illinois' MRQ TBV, LTM earnings and MRQ core deposits to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $231.82 per share. The results of the selected transactions analysis are summarized below:

	Transaction Value / MRQ TBV	Implied Equity Price Per Share
Regional—Median	146%	$195.73
Regional—25th Percentile	139%	$186.68
Regional—75th Percentile	167%	$224.04
National—Median	163%	$218.08
National—25th Percentile	142%	$190.35
National 75th Percentile	178%	$238.84
Merger Consideration	173%	$231.82

	Transaction Value / LTM Earnings	Implied Equity Price Per Share
Regional—Median	19.1x	$170.64
Regional—25th Percentile	14.8x	$132.00
Regional—75th Percentile	19.7x	$175.64
National—Median	21.0x	$187.06
National—25th Percentile	18.7x	$167.23
National 75th Percentile	26.8x	$239.29
Merger Consideration	26.0x	$231.82

	Premium to Core Deposits	Implied Equity Price Per Share
Regional—Median	6.6%	$184.92
Regional—25th Percentile	5.2%	$174.09
Regional—75th Percentile	8.2%	$197.12
National—Median	8.0%	$195.93
National—25th Percentile	4.8%	$171.27
National 75th Percentile	10.9%	$218.15
Merger Consideration	12.7%	$231.82

        Discounted Cash Flow Analysis.    Stephens analyzed the discounted present value of Mid Illinois' projected free cash flows for the quarter ended September 30, 2017 through the year ending December 31, 2021 on a standalone basis. Stephens used tangible-common-equity-to-tangible-assets in excess of a target ratio of 8.0% at the end of each projection period for free cash flow.

        The discounted cash flow analysis was based on the projections as prepared by the management of Mid Illinois. Consistent with the periods included in the projections, Stephens used calendar year 2021 as the final year for the analysis and applied multiples, ranging from 16.0x to 18.0x, to calendar year 2021 net income in order to derive a range of terminal values for Mid Illinois in 2021.

        The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 14.0% to 15.0%. The resulting range of present equity values was divided by the number of diluted shares outstanding in order to arrive at a range of present values per Mid Illinois share. Stephens reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Mid Illinois implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:

Equity Value / Per Share
Minimum	$148.68
Maximum	$163.06
Merger Consideration	$231.82

        Additional Considerations.    The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgements as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Stephens as to the actual value of Mid Illinois.

        In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Mid Illinois. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Mid Illinois board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Stephens of the fairness, from a financial point of view, to the unaffiliated stockholders of Mid Illinois, of the merger consideration to be received by such holders in connection with the proposed merger transaction pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Stephens was one of many factors taken into account by the Mid Illinois board in making its determination to approve the merger transaction. Neither Stephens's opinion nor the analyses described above should be viewed as determinative of the Mid Illinois board of directors' or Mid Illinois management's views with respect to Mid Illinois, First Busey or the merger transaction. Stephens provided advice to Mid Illinois with respect to the proposed transaction. Stephens did not, however, recommend any specific amount of consideration to the Mid Illinois board or that any specific merger consideration constituted the only appropriate consideration for the merger transaction. Mid Illinois placed no limits on the scope of the analysis performed, or opinion expressed, by Stephens

        The Stephens opinion was necessarily based upon market, economic, and other circumstances and conditions existing and can be evaluated on, and on the information made available to Stephens as of March 10, 2017. It should be understood that subsequent developments may affect the opinion of Stephens and that we do not have any obligation to update, revise or reaffirm our opinion. Stephens has assumed that the transaction will be consummated on the terms of the latest draft of the merger agreement provided to it, without material waiver or modification. Stephens has also assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the transaction to the unaffiliated stockholders of Mid Illinois.

        Mid Illinois has agreed to pay Stephens a fee for advisory services in connection with the merger transaction equal to 1.25% of the merger consideration upon the closing of the transaction. Mid Illinois has also paid Stephens a retainer fee in connection with its engagement as Mid Illinois' financial advisor. For services rendered in connection with the delivery of its opinion, Mid Illinois paid Stephens a fee upon delivery of its opinion. Mid Illinois has also agreed to reimburse Stephens for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Stephens against certain liabilities arising out of its engagement. Except as described above, Mid Illinois has paid Stephens no other fees or commissions for other services during the last two years.

        During the two years preceding the issuance of its fairness opinion, Stephens received fees from First Busey in connection with investment banking services provided to First Busey in a separate transaction relating to First Busey's acquisition of First Community, which was publicly disclosed on February 6, 2017 and closed on July 2, 2017. Additionally, Stephens is entitled to receive fees in connection with First Busey's offerings of senior and subordinated debt which were publicly disclosed on May 18, 2017 and closed on May 25, 2017.

        Stephens is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Stephens makes a market in the stock of First Busey and may trade in the securities of Mid Illinois and First Busey for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Stephens may provide investment banking, financial advisory and other financial services to Mid Illinois and/or First Busey or other participants in the merger transaction in the future, for which Stephens may receive compensation.

Prospective financial information of Mid Illinois

        Mid Illinois does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Mid Illinois has prepared the prospective financial information set forth in this proxy statement/prospectus to present certain unaudited prospective financial information regarding Mid Illinois' future operations for the years 2017 - 2021 (which we refer to in this proxy statement/prospectus as the "Mid Illinois projections"). The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Mid Illinois' management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Mid Illinois. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

        Neither Mid Illinois' independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        The Mid Illinois projections, which were prepared by management of Mid Illinois, were prepared solely for internal use and are subjective in many respects. The Mid Illinois projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the business of Mid Illinois, all of which are difficult to predict and many of which are beyond the control of Mid Illinois. The Mid Illinois projections reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Mid Illinois can give no assurance that the Mid Illinois projections and the underlying estimates and assumptions will be realized. In addition, because the Mid Illinois projections cover multiple years, the information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the Mid Illinois projections not to be realized include, but are not limited to, risks and uncertainties relating to the business of Mid Illinois, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or policies. Other factors that could cause actual results to differ are further described in the sections of this proxy statement/prospectus entitled "Risk Factors" and "Special Notes Concerning Forward-Looking Statements."

        Furthermore, the Mid Illinois projections do not take into account any circumstances or events occurring after the date they were prepared. Mid Illinois can give no assurance that, had the Mid Illinois projections been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither First Busey nor Mid Illinois intend to, and each disclaims any obligation to, make publicly available any update or other revision to the Mid Illinois projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The Mid Illinois projections do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on Mid Illinois of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Mid Illinois projections do not take into account the effect of any possible failure of the merger to occur. None of Mid Illinois, First Busey or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Mid Illinois or First Busey, or any other person, regarding First Busey's actual performance compared to the information contained in the Mid Illinois projections or that projected results will be achieved.

        In light of the foregoing, and considering that the Mid Illinois special meeting will be held several months after the Mid Illinois projections were prepared, as well as the uncertainties inherent in any forecasted information, shareholders of Mid Illinois are cautioned not to place unwarranted reliance on such information in connection with their consideration of the merger.

        Mid Illinois projected total assets to grow to $757 million at December 31, 2021—a rate of approximately 3% annually. Both loans and deposits were projected to grow approximately 3% annually during this period. All projections are based solely on organic growth. Net income was expected to grow approximately 2% annually based on projected balance sheet growth.

First Busey's reasons for the merger

        First Busey's board of directors believes that the merger is in the best interests of First Busey and its stockholders. In deciding to approve the merger, First Busey's board of directors after consulting with its management as well as its legal and financial advisors, considered a number of factors, including the following, which are not presented in order of priority:

  •
  management's view that the acquisition of Mid Illinois provides an attractive opportunity to enhance First Busey's existing deposit, commercial banking and trust and investment presence in the greater Peoria area;

  •
  Mid Illinois' complementary relationship-oriented community banking model, and its compatibility with First Busey and its subsidiaries;

  •
  a review of the demographic, economic and financial characteristics of the markets in which Mid Illinois operates, including existing and potential competition and history of the market areas with respect to financial institutions;

  •
  management's review of Mid Illinois' business, operations, earnings and financial condition, including its management, capital levels and strong asset quality;

  •
  anticipated efficiencies to come from integrating certain of Mid Illinois' operations into First Busey's existing operations in the greater Peoria area;

  •
  its review and discussions with First Busey's management and Barack Ferrazzano, First Busey's legal counsel, concerning the due diligence investigation of Mid Illinois;

  •
  management's expectation that First Busey will retain its strong capital position upon completion of the transaction;

  •
  the opportunity to build a greater recognition and awareness of the First Busey brand;

  •
  the financial presentation, dated March 13, 2017, of Sandler, First Busey's financial advisor, to the First Busey board of directors;

  •
  the terms of the merger agreement, including the expected tax treatment and termination fee provisions, which it reviewed with First Busey's outside legal and financial advisors;

  •
  the potential risk of diverting management attention and resources from the operation of First Busey's business and towards the completion of the merger;

  •
  the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Mid Illinois' business, operations and workforce with those of First Busey; and

  •
  the likelihood that the merger will be approved by the relevant bank regulatory authorities without undue burden and in a timely manner.

        The above discussion of the information and factors considered by First Busey's board of directors is not intended to be exhaustive, but includes a description of material factors considered by First Busey's board. In view of the wide variety of factors considered by the First Busey board of directors in connection with its evaluation of the merger, the First Busey board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. First Busey's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of First Busey's stockholders.

Accounting treatment of the merger

        For accounting and financial reporting purposes, the merger will be accounted for under the acquisition method of accounting for business combinations in accordance with GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Mid Illinois as of the effective time of the merger will be recorded at their respective fair values and added to those of First Busey. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of First Busey issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical consolidated financial position or results of operations of Mid Illinois.

Material U.S. federal income tax consequences of the merger

        The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Mid Illinois common stock. The summary is based upon the Internal Revenue Code, applicable Treasury Regulations, judicial decisions and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

        This discussion addresses only those U.S. holders of Mid Illinois common stock that hold their Mid Illinois common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code and does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Mid Illinois common stock in light of their individual circumstances or to holders of Mid Illinois common stock that are subject to special rules, such as non-U.S. holders (as defined below) (except to the extent discussed under the subheading "Tax Implications to Non-U.S. Stockholders" below); financial institutions; investors in pass-through entities; persons who are subject to alternative minimum tax; insurance companies; mutual funds; tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to use a mark-to-market method of accounting; persons that hold Mid Illinois common stock as part of a straddle, hedge, constructive sale or conversion or other integrated transaction; regulated investment companies; real estate investment trusts; persons whose "functional currency" is not the U.S. dollar; and holders who acquired their shares of Mid Illinois common stock through the exercise of an employee stock option or otherwise as compensation.

        If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds Mid Illinois common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.

        The parties intend for the merger to be treated as a "reorganization" for U.S. federal income tax purposes. Each of Barack Ferrazzano and Howard & Howard have delivered opinions, dated July 7, 2017, and filed as exhibits to the registration statement of which this proxy statement/prospectus is a part, to the effect that (i) the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) Mid Illinois and First Busey will each be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized to Mid Illinois' stockholders upon receipt of First Busey common stock in exchange for their shares of Mid Illinois common stock, except to the extent of any cash consideration received and any cash received in lieu of fractional shares. Additionally, it is a condition to Mid Illinois' obligation to complete the merger that Mid Illinois receive an opinion from Howard & Howard, dated the closing date of the merger, and it is a condition to First Busey's obligation to complete the merger that First Busey receive an opinion from Barack Ferrazzano, dated the closing date of the merger, each to the same effect as the opinions described in the preceding sentence. These conditions are waivable, and First Busey and Mid Illinois undertake to recirculate and resolicit if either of these conditions is waived and the change in tax consequences is material. These opinions are and will be based upon representation letters provided by First Busey and Mid Illinois and upon customary factual assumptions. Neither First Busey nor Mid Illinois has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

        The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of First Busey or Mid Illinois. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws.

        The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders.

        Tax consequences of the merger for U.S. holders of Mid Illinois common stock.    The U.S. federal income tax consequences of the merger to a U.S. holder will depend on whether such U.S. holder receives cash, shares of First Busey common stock or a combination of cash and stock in exchange for such U.S. holder's Mid Illinois common stock. At the time a Mid Illinois stockholder makes a cash or stock election pursuant to the terms of the merger agreement, such stockholder will not know whether, and to what extent, the proration provisions of the merger agreement will alter the mix of consideration such stockholder will receive. As a result, the tax consequences to such stockholder will not be ascertainable with certainty until such stockholder knows the precise amount of cash and shares of First Busey common stock that such stockholder will receive pursuant to the merger.

        Exchange of Mid Illinois common stock solely for First Busey common stock.    Except as discussed below, see "—Cash in Lieu of Fractional Shares of First Busey Common Stock," a U.S. holder who exchanges all of its shares of Mid Illinois common stock solely for shares of First Busey common stock pursuant to the merger will not recognize gain or loss in connection with such exchange. A U.S. holder's aggregate tax basis in the First Busey common stock received in the merger in exchange for its Mid Illinois common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in lieu of fractional shares of First Busey common stock," generally will equal such U.S. holder's aggregate tax basis in the Mid Illinois common stock surrendered by such U.S. holder in the merger. The holding period for the shares of First Busey common stock received by such U.S. Holder in the merger in exchange for its Mid Illinois common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in lieu of fractional shares of First Busey common stock," generally will include the holding period for the shares of Mid Illinois common stock exchanged therefor.

        Exchange of Mid Illinois common stock solely for cash.    A U.S. holder who exchanges all of its shares of Mid Illinois common stock solely for cash pursuant to the merger generally will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. holder and the U.S. holder's adjusted tax basis in the Mid Illinois common stock exchanged therefor. Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of Mid Illinois common stock for more than one year at the effective time of the merger.

        Exchange of Mid Illinois common stock for a combination of First Busey common stock and cash.    Except as discussed below, a U.S. holder who exchanges its shares of Mid Illinois common stock for a combination of First Busey common stock and cash pursuant to the merger will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any First Busey common stock received in the merger, over such U.S. holder's adjusted tax basis in the shares of Mid Illinois common stock surrendered by such U.S. holder in the merger and (ii) the amount of cash received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of First Busey common stock).

        For purposes of this calculation, the fair market value of First Busey common stock is based on the trading price of that stock on the date of the merger, rather than the methodology used in calculating the number of shares of First Busey common stock to be issued to the stockholder. In the case of any U.S. holder who acquired different blocks of Mid Illinois common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares exchanged in the merger. A loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares, but a U.S. holder will generally be able to reduce its capital gains by capital losses in determining its income tax liability. Such U.S. holder should consult its tax advisor prior to the exchange with regard to identifying the basis or holding periods of the particular shares of First Busey common stock received in the merger.

        In addition, Treasury regulations under Section 358 of the Internal Revenue Code provide that where a stockholder surrenders shares of target stock in an exchange and receives cash and shares of acquiror stock, then, to the extent the terms of the exchange specify that shares of acquirer stock or cash are received in exchange for a particular share of target stock surrendered, the terms of the exchange shall control for the purpose of determining the gain to the extent the terms of the exchange are economically reasonable. Therefore, a U.S. holder might be permitted to calculate the amount of taxable gain separately for each share of Mid Illinois common stock surrendered in the merger based on the specific consideration received for such share. This result might be permitted if the stockholder designates, on the election form (and as specifically authorized by the merger agreement), specific shares of Mid Illinois common stock to be exchanged for cash or to be exchanged for First Busey common stock, as the case may be. Such a designation might result in less taxable gain to a U.S. holder even if the holder holds a single block of Mid Illinois common stock with a uniform tax basis. However, it is unclear whether a designation described in this paragraph will be treated as satisfying the requirements of the Treasury regulations, and whether the proration provisions of the merger agreement may affect such designation, and therefore there can be no assurance that the Internal Revenue Service would not successfully challenge a U.S. holder that reports taxable gain on the basis of such a designation. U.S. holders therefore should consult with their tax advisors with respect to the advisability, including any benefits or risks, of making an express designation in their election form.

        Generally, a U.S. holder's aggregate tax basis in the First Busey common stock received by such U.S. holder in the merger in exchange for its Mid Illinois common stock, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in lieu of fractional shares of First Busey common stock," will equal such U.S. holder's aggregate tax basis in the Mid Illinois common stock surrendered in the merger, increased by the amount of taxable gain or dividend income (see below), if any, recognized by such U.S. holder in the merger (other than with respect to cash received in lieu of fractional shares of First Busey common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than cash received in lieu of fractional shares of First Busey common stock). The holding period for the shares of First Busey common stock received in the merger, including any fractional shares deemed received by the U.S. holder under the treatment discussed below in "—Cash in lieu of fractional shares of First Busey common stock," generally will include the holding period for the shares of Mid Illinois common stock exchanged therefor.

        Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of Mid Illinois common stock for more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations. All or part of the gain that a particular U.S. holder of Mid Illinois common stock recognizes could be treated as dividend income rather than capital gain if (i) such U.S. holder is a significant stockholder of First Busey or (ii) such U.S. holder's percentage ownership, taking into account constructive ownership rules, in First Busey after the merger is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of First Busey common stock rather than a combination of cash and shares of First Busey common stock in the merger. This could happen, for example, because of ownership of additional shares of First Busey common stock by such holder, ownership of shares of First Busey common stock by a person related to such holder or a share repurchase by First Busey from other holders of First Busey common stock. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to those rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. holder.

        Cash in lieu of fractional shares of First Busey common stock.    A U.S. holder who receives cash instead of a fractional share of First Busey common stock will be treated as having received the fractional share of First Busey common stock pursuant to the merger and then as having exchanged the fractional share of First Busey common stock for cash in a redemption by First Busey. In general, this deemed redemption will be treated as a sale or exchange, and a U.S. holder will recognize gain or loss equal to the difference between (i) the amount of cash received by such U.S. holder and (ii) the portion of the basis of the shares of Mid Illinois common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for the Mid Illinois common stock exchanged by such U.S. Holder is greater than one year as of the effective time of the merger.

        Medicare Tax on Unearned Income.    A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her "net investment income" for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual's U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain realized in connection with the merger.

        Backup Withholding and Information Reporting.    Payments of cash to a U.S. holder of Mid Illinois common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) unless the holder provides proof of an applicable exemption satisfactory to First Busey and the exchange agent or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a U.S. holder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

        A U.S. holder of Mid Illinois common stock, as a result of having received First Busey common stock in the merger, will be required to retain records pertaining to the merger. In addition, each U.S. holder of Mid Illinois common stock who is a "significant holder" will be required to file a statement with such holder's U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3(b) setting forth such holder's basis in the Mid Illinois common stock surrendered and the fair market value of the First Busey common stock and cash received in the merger. A "significant holder" is a holder of Mid Illinois common stock who, immediately before the merger, owned at least 5% of the vote or value of the outstanding stock of Mid Illinois or securities of Mid Illinois with a basis for federal income taxes of at least $1 million.

        Tax Implications to Non-U.S. Stockholders.    For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of Mid Illinois common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of Mid Illinois common stock for First Busey common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (ii) in the case of a non- U.S. holder who is an individual, such stockholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (i) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (ii) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.

        This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign.

Regulatory approvals

        The merger cannot proceed without obtaining all requisite regulatory approvals. First Busey and Mid Illinois have agreed to take all appropriate actions necessary to obtain the required approvals. The merger of First Busey and Mid Illinois is subject to prior approval of the Federal Reserve. First Busey submitted an application with the Federal Reserve Bank of Chicago on June 29, 2017 seeking the necessary approval.

        In reviewing that application, the Federal Reserve is required to consider the following:

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  competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger's anticompetitive effects or restraints on trade; and

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  banking and community factors, which includes an evaluation of:

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  the financial and managerial resources of First Busey, including its subsidiaries, and of Mid Illinois, and the effect of the proposed transaction on these resources;

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    management expertise;

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    internal control and risk management systems;

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    the capital of Mid Illinois;

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    the convenience and needs of the communities to be served; and

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    the effectiveness of Mid Illinois and First Busey in combating money laundering activities.

        The application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution's performance under the Community Reinvestment Act of 1977, as amended. The merger may not be completed until 15 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

        At a date following the completion of the merger, First Busey intends to merge South Side Bank with and into Busey Bank, with Busey Bank as the surviving bank. The bank merger will be subject to approval by the IDFPR and the FDIC. Busey Bank submitted applications with the IDFPR and the FDIC on June 29, 2017 seeking these approvals.

        While First Busey knows of no reason why the approval of any of the applications would be denied or unduly delayed, it cannot assure you that all regulatory approvals required to complete the merger will be obtained or obtained in a timely manner.

Interests of certain persons in the merger

        Members of the board of directors and executive officers of Mid Illinois and South Side Bank may have interests in the merger that are different from, or are in addition to, the interests of Mid Illinois' stockholders generally. Mid Illinois' board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and determining to recommend to Mid Illinois' stockholders to vote for adoption of the merger agreement.

        Stock Ownership.    As of August 3, 2017, Mid Illinois' directors and executive officers owned, in the aggregate, 53,330 shares of Mid Illinois' common stock, representing approximately 9.0% of the outstanding shares of common stock. See "Security Ownership of Certain Beneficial Owners and Management of Mid Illinois."

        Appointment to the Board of Directors of Busey Bank.    First Busey has agreed to take all appropriate action to appoint one individual serving on the Mid Illinois board of directors and mutually agreeable to the parties to the Busey Bank board of directors, effective immediately upon the effective time of the bank merger.

        Management Continuity Agreements.    South Side Bank has previously entered into management continuity agreements with each of Mark Joseph, President and Chief Executive Officer of Mid Illinois and South Side Bank, Greg Rice, Executive Vice President of Mid Illinois of South Side Bank, and Jeff Ward, a director of Mid Illinois and a director and Vice President of South Side Bank, all effective as of July 11, 2014. Under each agreement, if the officer remains employed upon the effective date of a change in control of Mid Illinois or South Side Bank, the management continuity agreement provides for a one-time cash payment in an amount equal to 75% of the officer's annual base salary as of the change in control. Base salary does not include any bonus payments, employer contributions to a 401(k) plan or the value of any other employee benefits. Pursuant to the management continuity agreements, each of Messrs. Joseph, Rice, and Ward would be entitled to cash payments of $180,000, $135,671 and $68,861, respectively, upon the effective date of the merger.

        If the change in control payments due to Messrs. Joseph, Rice and Ward under the management continuity agreements or any other benefits or payments would trigger liability under the Internal Revenue Code as an excise tax on payments constituting "excess parachute payments," then the change in control payments will be reduced to the largest portion of the change in control payment that results in no portion of the change in control payment constituting a "parachute payment" as defined by Section 280G of the Internal Revenue Code. Under applicable law, the excise tax is triggered by the executive's receipt of payments that are contingent on a change in control that equal or exceed three times the executive's average annual taxable compensation over the five years preceding the change in control, or such lesser time if the executive has not been employed by the employer for five years. The excise tax equals 20% of the amount of the payment in excess of the executive's average compensation over the preceding five-year period, or such lesser period. Per the merger agreement, Mid Illinois agreed to take necessary steps to ensure that payments to Messrs. Joseph, Rice and Ward will not trigger any such excise taxes.

        Deferred Compensation Agreements.    South Side Bank has previously entered into incentive deferred compensation agreements with select current and former employees, including each of Mark Joseph, Greg Rice, Jeff Ward and Tim Ward, a director of Mid Illinois and a director and Vice President of South Side Bank, which provide non-qualified deferred compensation. Per the terms of incentive deferred compensation agreements, South Side Bank has established a deferral account with respect to each officer. The deferral accounts are credited with deferral contributions made by each officer, employer contributions made by South Side Bank and interest crediting. Per the terms of the agreements, the deferral account balances will be distributed in accordance with the officer's election on the earliest to occur of the officer's separation from service, attainment of age 65, death or disability. In the event of the officer's death, the distribution amount would be the greater of the projected deferral account balance (assuming continued deferrals and interest through age 65) or the present value of a specified 15 year annuity.

        First Busey intends to have Mid Illinois and South Side Bank terminate the incentive deferred compensation agreements and distribute the deferral account balances prior to the effective time of the merger. As of December 31, 2016, the deferral account balances of Messrs. Joseph, Rice, J. Ward and T. Ward were $608,005, $931,527, $62,584 and $335,364, respectively. In connection with such termination, Mid Illinois intends to pay an additional aggregate amount of $445,000 to certain parties to the incentive deferred compensation agreements, of which Messrs. Joseph, Rice, J. Ward and T. Ward will receive $89,312, $133,945, $3,471, and $40,050, respectively.

        Mark Joseph Employment Agreement.    On March 13, 2017, First Busey and Busey Bank, in connection with execution of the merger agreement, entered into a new employment agreement with Mark Joseph, President and Chief Executive Officer of Mid Illinois and South Side Bank, contingent upon the closing, and to become effective upon the effective time, of the merger. Under the terms of his employment agreement, Mr. Joseph will receive an annual base salary of $240,000 in connection with his role as President and Chief Executive Officer of South Side Bank from the effective time of the merger through the date of the bank merger, and then as Executive Vice President/Commercial Market President, Peoria Region, of Busey Bank. Mr. Joseph will also be eligible to participate in First Busey's long-term equity incentive program and will be recommended for a grant of restricted stock or restricted stock units on or around July 1, 2017 with a grant date fair value of $300,000, which will vest on the earliest to occur of (i) the fifth anniversary of the grant date, or (ii) a change in control of First Busey. If Mr. Joseph's employment is terminated for any reason other than cause, death or disability between the second and fifth anniversaries of the grant date, Mr. Joseph will be entitled to a cash payment of $200,000 in lieu of such restricted stock or restricted stock units. In addition, Mr. Joseph will be entitled to a retention bonus of $250,000 to be paid on the first payroll period following the effective time of the merger. Such retention bonus will be in full satisfaction of all amounts due under Mr. Joseph's management continuity agreement described above. The employment agreement also addresses participation in incentive compensation and other benefits plans, plans providing retirement, medical, dental, disability and group life benefits and other fringe benefits, including a minimum annual discretionary performance bonus of $50,000 for each of 2017 and 2018, and participation in First Busey's key life insurance program with a death benefit in the amount of $1,000,000.

        Mr. Joseph's employment agreement has an initial term of one year commencing upon the effective time of the merger. The term will automatically renew for one additional year at the end of the then-existing term unless either party provides written notice 30 days prior to the end of the then-existing term that such party does not intend to extend the term.

        Under his employment agreement, if Mr. Joseph voluntary terminates his employment or his employment is terminated for "cause," as that term is defined in his employment agreement, he will receive his base salary and any other earned amounts through the date on which the termination of employment becomes effective. If Mr. Joseph is terminated without cause or voluntarily terminates with "good reason," as that term is defined in the agreement, he will receive a cash payment in an amount equal to the then applicable base salary plus the amount of his most recent performance bonus and will be entitled to 12 months of continuing health insurance coverage at active employee rates. In addition, in connection with the above referenced payments, Mr. Joseph agreed to a one year non-competition restriction within a 50 mile radius of each banking and other office of First Busey, Busey Bank, Mid Illinois, South Side Bank and their respective affiliates, and a one year non-solicitation restriction with respect to employees and known customers of First Busey, Busey Bank, Mid Illinois, South Side Bank and their respective affiliates.

        Retention Agreements.    On April 3, 2017, South Side Bank and Busey Bank, in connection with the merger, entered into retention agreements with Greg Rice, Executive Vice President of Mid Illinois of South Side Bank, and Jeff Ward, Director of Mid Illinois and Director and Vice President of South Side Bank. Under the terms of the retention agreements, in addition to benefits under the management continuity agreements described above, Messrs. Rice and Ward shall receive: (i) initial bonuses of $10,000 to be paid by South Side Bank within 30 days of the execution of the retention agreement; and (ii) retention bonuses of $60,000 and $30,000, respectively, to be paid by Busey Bank and contingent on Messrs. Rice and Ward remaining employed by South Side Bank and/or Busey Bank through the period ending 60 days following the effectiveness of the bank merger (which we refer to as the "Post-Closing Transition Period"). The retention bonuses will also be paid in the event that Messrs. Rice or Ward are terminated by Busey Bank prior to the end of the Post-Closing Transition Period for any reason other than disciplinary or unsatisfactory performance reasons. In addition, in connection with the above referenced payments, Messrs. Rice and Ward each agreed to a one-year non-solicitation restriction with respect to employees of South Side Bank, Mid Illinois, Busey Bank and First Busey, and certain customer and other business relationships of Messrs. Rice and Ward.

        Severance Payments.    In connection with the merger, First Busey has agreed to cover any employee of Mid Illinois or South Side Bank immediately prior to the effective time of the merger, who is not otherwise entitled to contractual severance or change in control benefits, under a severance policy. To the extent a covered employee incurs an involuntary termination within one year following the merger, such employee will generally be entitled to a severance payment equal to two weeks of base salary for each whole year of service with Mid Illinois or, when such employee becomes an employee of First Busey, First Busey (or their respective subsidiaries), subject to a minimum payment equal to twelve weeks of base salary and a maximum payment equal to one year of base salary. All severance payments are contingent upon the employee's execution of a general release and waiver against Mid Illinois, First Busey, and their respective affiliates.

        Any employee who is a party to an employment, severance, change in control or other agreement providing for contractual severance or change in control benefits may waive and relinquish his or her right to any such benefits and receive a severance payment as described above. In the event that each of Messrs. Joseph, Rice, J. Ward and T. Ward were to incur an involuntary termination within one year following the merger and waived all other severance or change in control benefits, each would be entitled to a severance payment per the terms of the merger agreement of $240,000, $180,194, $77,689 and $83,677, respectively.

        Indemnification and Insurance.    Pursuant to the terms of the merger agreement, First Busey agreed to maintain, for up to six years following the effective time, insurance coverage under the current policy of directors' and officers' liability insurance maintained by Mid Illinois for actions taken prior to the effective time of the merger. If a six-year term of insurance coverage is not available, the term for the insurance will be such other maximum period of time for which coverage is available at a cost not to exceed 250% of the premiums Mid Illinois paid for its current policy term. Following the effective time, to the extent permitted by applicable law, First Busey has agreed to indemnify and hold harmless the current and former directors, officers and employees of Mid Illinois and its subsidiaries for all actions taken by them prior to the effective time of the merger.

Restrictions on resale of First Busey common stock

        The shares of First Busey common stock to be issued in connection with the merger will be registered under the Securities Act of 1933, and will be freely transferable, except for shares issued to any stockholder who may be deemed to be an "affiliate" of First Busey for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of First Busey include individuals or entities that control, are controlled by, or are under common control with First Busey and may include the executive officers, directors and significant stockholders of First Busey.

Mid Illinois stockholder dissenters' rights

        General.    Dissenters' rights with respect to Mid Illinois common stock are governed by Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended (which we refer to as the "IBCA"). Mid Illinois stockholders have the right to dissent from the merger and to obtain payment of the fair value of their shares in the event the merger is completed. Strict compliance with the dissent procedures is mandatory. Subject to the terms of the merger agreement, the parties could elect to terminate the merger agreement even if it is approved by Mid Illinois stockholders, thus terminating dissenters' rights available to Mid Illinois stockholders.

        Mid Illinois urges any Mid Illinois stockholder who contemplates exercising his, her or its right to dissent to read carefully the provisions of Sections 11.65 and 11.70 of the IBCA, which are attached to this proxy statement/prospectus as Appendix B. A more detailed discussion of the provisions of the statute is included below. This discussion describes the steps that each Mid Illinois stockholder must take to exercise his, her or its right to dissent. Each Mid Illinois stockholder who wishes to dissent should read both the summary and the full text of the law. Mid Illinois cannot give any Mid Illinois stockholder legal advice. To completely understand this law, each Mid Illinois stockholder may want, and Mid Illinois encourages any Mid Illinois stockholder seeking to dissent, to consult with his, her or its legal counsel.

        If you comply with the provisions of Sections 11.65 and 11.70 of the IBCA, then upon completion of the sale, you are entitled to receive payment in cash from First Busey, as successor to Mid Illinois, for the fair value of your shares as of the closing date, with accrued interest. The term "fair value" means the proportionate interest of the stockholder in Mid Illinois, without discount for minority status or, absent extraordinary circumstances, lack of marketability, immediately before the closing of the sale excluding any appreciation or depreciation in anticipation of the sale, unless the exclusion would be inequitable. If First Busey and you cannot agree on the fair value of your shares or the accrued interest, then the IBCA provides for a judicial determination of these amounts. The value determined by an Illinois court may be more or less than the value you might ultimately receive in cash distributions from First Busey after the closing of the sale. If you desire to exercise dissenters' rights, you should refer to the statute in its entirety and should consult with legal counsel before taking any action to ensure that you comply strictly with the applicable statutory provisions.

        If you desire to submit the written objection required by Sections 11.65 and 11.70 of the IBCA prior to the Mid Illinois special meeting, send or deliver such objection to Mid Illinois Bancorp, Inc., Corporate Secretary, 2119 S.W. Adams Street, Peoria, Illinois 61602. Mid Illinois urges any stockholder who wishes to dissent to act carefully. Mid Illinois cannot and does not accept the risk of late or undelivered written objections. Mid Illinois' stockholders bear the risk of non-delivery and of untimely delivery.

        Summary of Sections 11.65 and 11.70 of the IBCA.    To exercise dissenters' rights under Sections11.65 and 11.70 of the IBCA and be entitled to appraisal and payment of the fair value of his, her or its shares under the IBCA, a Mid Illinois stockholder must:

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  before the vote on the sale is taken, deliver to Mid Illinois a written demand for payment of your shares;

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  not vote in favor of the sale (note, however, that solely a vote, in person or by proxy, against approval of the merger agreement will not constitute a written demand for appraisal); and

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  continue to hold your shares of Mid Illinois common stock through the effective time of the merger.

        Your failure to vote against the proposal to approve the merger agreement will constitute a waiver of your dissenters' rights under the IBCA. However, a vote against approval of the merger agreement will not by itself be sufficient to satisfy your obligations if you are seeking an appraisal. You must follow the procedures set forth in Sections 11.65 and 11.70 of the IBCA to obtain dissenters' rights.

        Each outstanding share of Company common stock for which a legally sufficient demand in accordance with Sections 11.65 and 11.70 of the IBCA has been made and that was not voted in favor of approval of the sale will, after the effective time of the sale, represent only the rights of a dissenting stockholder under the IBCA. This includes the right to obtain payment for the fair value of those shares as provided under the IBCA.

        If you make a legally sufficient demand, within 10 days after the effective date of the merger or 30 days after you have delivered your written demand for payment, whichever is later, First Busey, as the surviving corporation, will send to you a statement setting forth its opinion as to the fair value of your shares, as well as certain financial statements and a commitment to pay to you the estimated fair value for your shares. If you do not agree with the opinion of First Busey as to the estimated fair value of the shares, then within 30 days of your receipt of First Busey's valuation statement, you must notify First Busey of your estimated fair value of your shares and demand the difference between your estimated fair value and the amount of the proposed payment by First Busey.

        If within 60 days from delivery of First Busey's notice to the dissenting stockholders you and First Busey have not agreed in writing to the fair value of your shares, First Busey either will pay the difference in value demanded by you, or file a petition in the circuit court requesting the court to determine the fair value of the shares. First Busey will be required to then make all dissenters to the merger a party to this proceeding. If First Busey does not commence the action, you are permitted by law to commence an action.

        In a proceeding brought by First Busey to determine value, the court will determine the costs of the proceeding, including the reasonable compensation of expenses of the appraisers appointed by the court and excluding fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the price that First Busey estimated to be the fair value of the shares or if no estimate was given, then all or any part of the costs may be assessed against First Busey. If the amount that any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The costs may also be awarded to the dissenter if the court finds that First Busey did not substantially comply with the procedure to dissent in the statute. In addition, costs can be assessed against either party if the court finds that that party acted arbitrarily, vexatiously or not in good faith with respect to the dissenter's rights.

        A share for which you have properly exercised your dissenters' rights and followed the correct procedures in the IBCA will no longer constitute a share of the common stock of Mid Illinois. None of these dissenting shares after the effective time of the sale will be entitled to vote for any purpose or receive any dividends or other distributions. If, however, you, as the holder of the shares fail to properly perfect, effectively withdraw, waive or lose or otherwise become ineligible to exercise dissenters' rights under the IBCA, then at that time the shares held by you will again constitute issued and outstanding shares of Mid Illinois' common stock.

        The foregoing does not purport to be a complete statement of the provisions of IBCA relating to statutory dissenters' rights and is qualified in its entirety to the dissenters rights provisions, which are reproduced in full in Appendix B to this proxy statement/prospectus and which are incorporated herein by reference. If any Mid Illinois stockholder intends to dissent, or if such stockholder believes that dissenting might be in his, her or its best interests, such stockholder should read Appendix B carefully.

DESCRIPTION OF THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all the terms of the merger agreement and is qualified by reference to the complete text of the merger agreement, which is attached as Appendix A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

        The text of the merger agreement has been included to provide you with information regarding its terms. The terms of the merger agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the merger. The merger agreement contains representations and warranties First Busey and Mid Illinois made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to complete the merger. The statements embodied in those representations and warranties may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws.

General

        The merger agreement provides for the merger of Mid Illinois with and into First Busey, with First Busey as the surviving company. The merger is anticipated to be completed in the fourth quarter of 2017. At a date following the completion of the merger, First Busey intends to merge South Side Bank, Mid Illinois' wholly-owned bank subsidiary, with and into Busey Bank, with Busey Bank as the surviving bank. At such time, South Side Bank's banking offices will become banking offices of Busey Bank. Until the banks are merged, First Busey will own and operate South Side Bank and Busey Bank as separate bank subsidiaries.

Closing and effective time

        Closing.    The closing of the merger will take place on the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement, or at another time that both parties mutually agree upon. See "Description of the Merger Agreement—Conditions to completion of the merger" for a more complete description of the conditions that must be satisfied prior to closing. The date of the completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date.

        Completion of the Merger.    The merger will become effective as of the date and time specified in the articles of merger that will be filed with the Nevada Secretary of State. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the effective time.

Consideration to be received in the merger

        If the merger is completed, each share of Mid Illinois common stock issued and outstanding immediately prior to the effective time (other than any shares owned by First Busey or Mid Illinois, and other than any dissenting shares) will be converted into the right to receive, at the election of the stockholder, the following consideration:

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  Cash electing shares.  Each share for which an election is made to receive only cash consideration (which we refer to as a "cash electing share") will be converted into the right to receive $227.94 in cash (which we refer to as the "per share value"). However, if the aggregate cash consideration payable in respect of cash electing shares and mixed consideration electing shares (as defined below) would exceed $40,498,165 (which we refer to as the "available cash"), then each cash electing share will instead be converted into the right to receive (i) an amount in cash equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (A) an amount equal to the available cash minus the aggregate amount of cash payable in respect of mixed consideration electing shares, by (B) the number of cash electing shares (which we refer to as the "pro-rated cash amount"), and (ii) a number of shares of First Busey common stock equal to the product (rounded to the nearest ten-thousandth of a share) of (A) the exchange ratio and (B) one minus the quotient obtained by dividing the pro-rated cash amount by the per share value.

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  Stock electing shares.  Each share for which an election is made to receive only stock consideration (which we refer to as a "stock electing share") will be converted into the right to receive 7.5149 shares of First Busey common stock (which we refer to as the "exchange ratio"). However, if the aggregate number of shares of First Busey common stock issuable in respect of stock electing shares and mixed consideration electing shares would exceed 3,115,503 shares of First Busey common stock (which we refer to as the "available shares"), then each stock electing share will instead be converted into the right to receive (i) a number of shares of First Busey common stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (A) an amount equal to the number of available shares minus the aggregate number of shares of First Busey common stock issuable in respect of mixed consideration electing shares, by (B) the number of stock electing shares (which fraction we refer to as the "pro-rated share amount"), and (ii) an amount in cash equal to the product (rounded to the nearest hundredth of a cent) of (A) the per share value and (B) one minus the quotient obtained by dividing the pro-rated share amount by the exchange ratio;

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  Mixed consideration electing shares.  Each share for which an election is made to receive shares of First Busey common stock and cash (which we refer to as a "mixed consideration electing share") will be converted into the right to receive $68.38 in cash and 5.2604 shares of First Busey common stock.

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  Non-electing shares.  Each share for which no election is made (which we refer to as a "non-electing share") will be converted into the right to receive (i) an amount in cash equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (A) the amount, if any, by which the available cash exceeds the aggregate amount of cash (excluding cash payable in lieu of fractional shares) payable in respect of cash electing shares, stock electing shares and mixed consideration electing shares, by (B) the number of non-electing shares, and (ii) a number of shares of First Busey common stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (A) the amount, if any, by which the number of available shares exceeds the aggregate number of shares (including fractional shares that would otherwise be payable in cash) deliverable in respect of cash electing shares, stock electing shares and mixed consideration electing shares, by (B) the number of non-electing shares.

        Notwithstanding the foregoing, no fractional shares of First Busey common stock will be issued in the merger. Instead, First Busey will pay to each holder of Mid Illinois common stock who would otherwise be entitled to a fractional share of First Busey common stock an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the fraction of a share to which such Mid Illinois stockholder would otherwise be entitled by the weighted average closing price of First Busey common stock as reported on the NASDAQ Global Select Market over the five consecutive trading day period ending immediately preceding the closing date.

        The exchange ratio is subject to the following adjustments:

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  Significant decrease in market price of First Busey common stock.  If on the determination date (which is date on which all required regulatory approvals have been received, disregarding any regulatory waiting period) weighted average daily closing sales price of a share of First Busey common stock for the 20 consecutive trading days immediately preceding the determination date (which we refer to as the "First Busey market value") is less than $24.5953 and represents a percentage change, relative to a base value of $30.7441 per share of First Busey common stock, that is more than 20% below the percentage change in the SNL Mid Cap U.S. Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of 428.36, then Mid Illinois will have the right to terminate the merger agreement unless First Busey elects to increase the exchange ratio within five business days of Mid Illinois' notice of termination. First Busey may elect to increase the exchange ratio to equal the lesser of (i) a quotient, the numerator of which is equal to the product of (A) $30.7441, (B) the exchange ratio and (C) the quotient of the average of the daily closing value of the SNL Mid Cap U.S. Bank Index for the 20 consecutive trading days immediately preceding the determination date divided by 428.36 minus 0.20, and the denominator of which is equal to the First Busey market value; or (ii) the quotient determined by dividing $30.7441 by the First Busey market value, and multiplying the quotient by the product of the exchange ratio and 0.80. If First Busey elects to increase the exchange ratio, the merger agreement will remain in effect in accordance with its terms, except that the consideration for the merger will be increased to reflect the revised exchange ratio. If First Busey or any company belonging to the SNL Mid Cap U.S. Bank Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between March 13, 2017 and the determination date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of adjusting the exchange ratio.

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  Reclassification, recapitalization or other adjustment to First Busey common stock.  If, prior to the effective time, there is declared (with an effective time prior to the effective time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up or stock dividend (including any dividend or distribution of securities convertible into First Busey common stock), combination, exchange or readjustment of shares with respect to, or rights issued in respect of, First Busey common stock, the exchange ratio shall be proportionately adjusted to provide to the holders of Mid Illinois common stock the same economic effect as contemplated by the merger agreement prior to such event.

        The market price of First Busey common stock will fluctuate before the completion of the merger and before holders of Mid Illinois common stock receive the merger consideration to which they are entitled. Holders of Mid Illinois common stock should obtain current stock price quotations for First Busey common stock and Mid Illinois common stock before voting on the merger and before making an election for merger consideration.

        Except for Mid Illinois stockholders who elect to receive mixed consideration, holders of Mid Illinois common stock will not know or be able to calculate until after the completion of the merger whether and to what extent they will be subject to the proration and adjustment procedures described above, and to what extent they will receive cash consideration or stock consideration in accordance with their election.

Voting and support agreement

        On March 13, 2017, the directors and certain officers of Mid Illinois entered into a voting and support agreement with First Busey. Under this agreement, these stockholders have each agreed to vote, subject to their fiduciary duties, their respective shares of Mid Illinois common stock:

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  in favor of the merger and the transactions contemplated by the merger agreement;

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  against (i) any tender or exchange offer to acquire more than 15% of the voting power of Mid Illinois or South Side Bank, (ii) any proposal for a merger, consolidation or other business combination involving Mid Illinois or South Side Bank, or (iii) any other proposal or offer to acquire more than 15% of the business, assets or deposits of Mid Illinois or South Side Bank; and

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  against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of Mid Illinois under the merger agreement.

        Furthermore, each of these stockholders has also agreed not to sell, assign or transfer any shares of Mid Illinois common stock that they own. The shares subject to the voting and support agreement represent approximately 9.0% of Mid Illinois' outstanding shares of common stock as of August 3, 2017. The voting obligations under the voting and support agreement will automatically terminate upon the earlier of (i) the date of the termination of the merger agreement, (ii) the favorable vote of Mid Illinois stockholders with respect to the approval of the merger agreement, (iii) the date, if any, on which First Company publicly discloses that the board of directors of Mid Illinois has determined in good faith, after consultation with outside counsel, that to, or continue to, recommend the merger agreement to Mid Illinois' stockholders would result in a violation of its fiduciary duties under applicable law, or (iv) February 1, 2019. A copy of the form of voting and support agreement is attached to this proxy statement/prospectus as Appendix C.

Election and exchange procedures

        First Busey has engaged Computershare Trust Company, N.A. to act as its exchange agent to handle the exchange of Mid Illinois common stock for the merger consideration and the payment of cash for any fractional share interests.

        On a date that is expected to be between 30 and 45 days prior to the closing date of the merger (which we refer to as the "mailing date"), Mid Illinois will mail to each record holder of Mid Illinois common stock an election form with instructions for making an election as to the form of consideration that each holder of Mid Illinois common stock prefers to receive in the merger with respect to each share of Mid Illinois common stock held by such holder. Mid Illinois will also use reasonable best efforts to send an election form to persons who become record holders of Mid Illinois common stock after the record date for the mailing of the election forms (which is five business days prior to the mailing date) and prior to the election deadline.

        Each holder of Mid Illinois common stock who wishes to make an election to receive stock consideration, cash consideration or mixed consideration in the merger must submit a properly completed and signed election form to the exchange agent at its designated office by the election deadline. The deadline for making an election will be 5:00 p.m., central time, on the 25th day following the mailing date, or such other time as First Busey and Mid Illinois may agree. First Busey and Mid Illinois will publicly announce the anticipated election deadline at least three business days prior to the anticipated election deadline. Neither First Busey, Mid Illinois nor the exchange agent will be under any obligation to notify any person of any defects in an election form.

        The election form also serves as a letter of transmittal. Although the merger agreement provides that a separate letter of transmittal will be mailed to Mid Illinois stockholders after the completion of the merger for such stockholders to exchange their stock certificates for merger consideration, Mid Illinois and First Busey have subsequently agreed to combine the election form with the letter of transmittal, which should be returned to the exchange agent by the election deadline. The election form and letter of transmittal, along with any Mid Illinois stock certificates, should be returned to the exchange agent by the election deadline. Mid Illinois stockholders who do not return their stock certificates with their election form prior to the election deadline will receive transmittal materials and instructions from the exchange agent after the merger is complete. Mid Illinois stock certificates submitted for exchange must be in a form that is acceptable for transfer (as explained in the election form).

        Holders of Mid Illinois common stock who cannot locate their stock certificates should follow the instructions set forth in the election form for lost or stolen stock certificates. Holders of Mid Illinois common stock who hold their shares in book-entry form should follow the instructions set forth in the election form with respect to shares of Mid Illinois common stock held in book-entry form.

        Following the closing date of the merger, as soon as reasonably practicable after its receipt of properly completed and signed election forms and letters of transmittal and accompanying Mid Illinois stock certificates, the exchange agent will issue shares of First Busey common stock or cash representing the merger consideration, together with cash in lieu of fractional share interests. No interest will be paid on any cash payment.

        Until the certificates representing Mid Illinois capital stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or dividends or distributions on the shares of First Busey capital stock into which such shares of Mid Illinois capital stock have been converted. When the certificates are surrendered to the exchange agent, any unpaid dividends or other distribution will be paid without interest. In no event will First Busey, the exchange agent, or any other person be liable to any former holder of shares of Mid Illinois common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

        Holders of Mid Illinois common stock should follow the instructions in the election form for sending their stock certificates to the exchange agent. If you have questions about how to make your election for merger consideration, or if you need additional copies of the election form that is being mailed to you under separate cover, you should contact the information agent for the merger, Georgeson LLC, at (877) 278-4751.

Conduct of business pending the merger

        Conduct of Business of Mid Illinois.    Under the merger agreement, Mid Illinois has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, Mid Illinois is required to (i) conduct its business in the ordinary course of business, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of First Busey or Mid Illinois to obtain any of the requisite regulatory approvals, to perform its covenants and agreements under the merger agreement or to consummate the contemplated transactions.

        The following is a summary of the more significant restrictions imposed upon Mid Illinois, subject to the exceptions set forth in the merger agreement. Mid Illinois will not, without First Busey's prior written consent or as otherwise provided in the merger agreement:

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  issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any shares of its capital stock or any security convertible into its capital stock;

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  permit its common stock to become subject to new grants, including issuances under Mid Illinois benefit plans;

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  grant any registration rights with respect to its common stock;

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  make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on its common stock outside of past practice or as specifically contemplated in the merger agreement;

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  adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its common stock;

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  amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into any contract material to Mid Illinois;

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  enter into loan transactions not in accordance with, or consistent with, past practices of South Side Bank or that are on terms and conditions that, to the knowledge of Mid Illinois, are materially more favorable than those available to the borrower from competitive sources in arm's-length transactions;

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  enter into any new credit or new lending relationships greater than $1.0 million that would require an exception to South Side Bank's formal loan policy or that are not in strict compliance with such loan policy;

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  other than incident to a reasonable loan restructuring, extend additional credit to any existing borrower if it is the obligor under any indebtedness to South Side Bank that constitutes a nonperforming loan or against any part of such indebtedness that South Side Bank has established loss reserves or any part of which has been charged-off by South Side Bank;

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  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on Mid Illinois' outstanding loans and leases;

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  fail to charge-off any loans or leases that would be deemed uncollectible in accordance with GAAP or place on non-accrual any loans or leases that are past due greater than 90 days;

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  sell, transfer, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for the dispositions in the ordinary course of business or of financial assets or investments or of obsolete assets in transactions that are not material to Mid Illinois;

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  acquire all or any portion of the assets, business, deposits or properties of any other entity, except in the ordinary course of business in transactions that are not material to Mid Illinois;

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  amend the articles of incorporation or bylaws of Mid Illinois, or similar governing documents of its subsidiaries;

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  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

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  increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of Mid Illinois or its subsidiaries, other than increases in the ordinary course of business consistent with past practices in timing, metrics and amount;

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  establish, amend or terminate any employee benefit plan, accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under employee benefit plan, cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under employee benefit plan, or materially change any actuarial assumptions used to calculate funding obligations with respect to any employee benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

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  incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business;

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  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies;

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  settle any action, suit, claim or proceeding against it or any of its subsidiaries in excess of $100,000;

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  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

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  make or change any material tax elections, change or consent to any change in it or its subsidiaries' method of accounting for tax purposes, take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or

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  hire any employee with an annual salary in excess of $100,000; or

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  agree to take, make any commitment to take, or adopt any resolutions of the board of directors of Mid Illinois in support of, any of the actions prohibited by the merger agreement.

        Conduct of Business of First Busey.    Under the merger agreement, First Busey has agreed to certain restrictions on its activities and the activities of its subsidiaries until the merger is completed or the merger agreement is terminated. In general, First Busey is required no to take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of First Busey or Mid Illinois to obtain any of the requisite regulatory approvals, to perform its covenants and agreements under the merger agreement or to consummate the contemplated transactions.

        The following is a summary of the more significant restrictions imposed upon First Busey, subject to the exceptions set forth in the merger agreement. First Busey will not, without Mid Illinois' prior written consent or as otherwise provided in the merger agreement:

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  amend the articles of incorporation or bylaws of First Busey, or similar governing documents of any of its subsidiaries, in a manner that would materially and adversely affect the benefits of the merger to the stockholders of Mid Illinois; or

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  agree to take, make any commitment to take, or adopt any resolutions of the board of directors of First Busey in support of, any of the actions prohibited by the merger agreement.

Certain covenants of the parties

        Both parties have agreed to cooperate with the other in connection with obtaining the regulatory approvals for the transactions contemplated by the merger agreement. Both parties agree, among other things:

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  to cooperate and use all reasonable best efforts in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger;

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  to exercise good faith and use reasonable best efforts to satisfy the covenants and conditions required to close the merger and to complete the merger as soon as practicable;

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  that neither will intentionally act in a manner that would cause a breach of the merger agreement;

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  to coordinate any disclosure of nonpublic information to third parties concerning the transactions contemplated by the merger agreement; and

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  to provide one another reasonable opportunity to consult concerning the defense of any stockholder litigation against the Mid Illinois or First Busey, as applicable, or any of their respective directors or officers relating to the transactions contemplated by the merger agreement.

        Mid Illinois has also agreed to the following:

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  to notify First Busey of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material adverse effect on Mid Illinois;

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  to notify First Busey of any fact, event or circumstance known to it that would cause or constitute a material breach of any of Mid Illinois' representations, warranties, covenants or agreements contained in the merger agreement that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a closing condition;

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  to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining approval of the merger agreement and the transactions contemplated therein; and

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  to amend or terminate, as requested by First Busey, any of its employee benefit plans.

No solicitation of or discussions relating to an acquisition proposal

        The merger agreement contains provisions prohibiting Mid Illinois from initiating, soliciting, encouraging or knowingly facilitating an alternative proposal to the merger. Mid Illinois agreed to immediately cease and terminate any activities, discussions or negotiations conducted before the date of the merger agreement with any persons other than First Busey with respect to any acquisition proposal. Moreover, Mid Illinois has agreed that it will not, and will cause each of its subsidiaries its and its subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate any inquiry or proposal or enter into any negotiations or discussions with any person or entity concerning any proposed acquisition of Mid Illinois or its subsidiaries, or furnish any confidential or nonpublic information to any person or entity proposing or seeking such an acquisition.

        However, the merger agreement provides that Mid Illinois may furnish such information pursuant to a customary confidentiality agreement and engage in such negotiations or discussions in response to an unsolicited acquisition proposal, if the board of directors of Mid Illinois determines in good faith and after consultation with outside counsel that such proposal constitutes or is reasonably likely to result in a superior proposal, and the failure to take action with respect to such proposal is reasonably likely to result in a breach of the board of directors' fiduciary duties. If the board of directors of Mid Illinois determines that it is necessary to pursue a superior proposal in order to act in a manner consistent with its fiduciary duties, the board may withhold, withdraw, qualify or adversely modify the board's recommendation to Mid Illinois stockholders with respect to the approval and adoption of the merger agreement and the transaction contemplated thereby, and/or terminate the merger agreement. However, the Mid Illinois board of directors may not terminate the merger agreement for a superior proposal unless it has first notified First Busey and otherwise negotiated with First Busey so that the merger may be effected.

        Under the merger agreement, a "superior proposal" means any written acquisition proposal which the board of directors of Mid Illinois concludes in good faith to be more favorable from a financial point of view to its stockholders than the merger, after (i) receiving the advice of its financial advisors, (ii) taking into account the likelihood and timing of consummation of the proposed transaction on its terms, and (iii) taking into account all legal, financial, regulatory and other aspects of such proposal. If First Busey terminates the merger agreement because Mid Illinois breaches its covenant not to solicit an acquisition proposal from a third party or if Mid Illinois terminates the merger agreement in order to enter into an agreement for a superior proposal, Mid Illinois will pay to First Busey a termination fee equal to $5.0 million. See "Description of the Merger Agreement—Termination fees."

Representations and warranties

        The merger agreement contains representations and warranties made by Mid Illinois and First Busey. These include, among other things, representations relating to:

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  valid corporate organization and existence;

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  ownership of their respective subsidiaries;

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  corporate power and authority to enter into the merger and the merger agreement;

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  absence of any breach of organizational documents or law as a result of the merger;

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  capitalization;

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  financial statements;

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  filing of necessary reports with regulatory authorities;

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  books of account, minutes and stock records;

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  loans and allowance for loan losses;

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  certain tax matters;

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  employee matters and employee benefits;

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  compliance with laws;

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  absence of certain litigation or orders;

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  absence of material adverse changes;

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  broker/finder fees;

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  absence of any reason why the granting of any of the required regulatory approvals would be denied or unduly delayed; and

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  compliance with the Community Reinvestment Act;

        Mid Illinois made additional representations and warranties to First Busey in the merger agreement relating to, among other things:

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  real property, personal property and other material assets;

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  absence of any breach of material contracts as a result of the merger;

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  compliance with, absence of default under and information regarding, material contracts;

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  insurance matters;

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  environmental matters;

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  affiliate transactions;

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  labor matters;

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  intellectual property;

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  investment securities; and

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  fiduciary accounts.

Conditions to completion of the merger

        Closing Conditions for the Benefit of First Busey.    First Busey's obligations are subject to fulfillment of certain conditions, including:

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  accuracy of representations and warranties of Mid Illinois in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

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  performance by Mid Illinois in all material respects of its obligations under the merger agreement;

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  approval of the merger agreement and the transactions contemplated therein at the meeting of Mid Illinois stockholders;

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  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

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  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

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  receipt of all necessary regulatory approvals;

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  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

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  receipt of a certificate signed on behalf of Mid Illinois certifying (i) the accuracy of the representations and warranties of Mid Illinois in the merger agreement and (ii) performance by Mid Illinois in all material respects of its obligations under the merger agreement;

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  receipt of a tax opinion from Barack Ferrazzano that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and Mid Illinois will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Mid Illinois common stock upon the receipt of shares of First Busey common stock in exchange for their shares of Mid Illinois common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

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  non-objection of the NASDAQ Stock Market, LLC of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of Mid Illinois since the date of the merger agreement.

        Closing Conditions for the Benefit of Mid Illinois.    Mid Illinois' obligations are subject to fulfillment of certain conditions, including:

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  accuracy of representations and warranties of First Busey in the merger agreement as of the closing date, except as otherwise set forth in the merger agreement;

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  performance by First Busey in all material respects of its obligations under the merger agreement;

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  approval of the merger agreement and the transactions contemplated therein at the meeting of Mid Illinois stockholders;

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  no proceeding, other than stockholder litigation, involving any challenge to, or seeking damages or other relief in connection with, any transaction contemplated by the merger agreement, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions, in either case that would reasonably be expected to have a material adverse effect on First Busey, as the surviving entity;

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  no order, injunction, decree, statute, rule, regulation or other legal restraint or prohibition preventing or making illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement;

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  receipt of all necessary regulatory approvals;

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  the registration statement, of which this proxy statement/prospectus is a part, concerning First Busey common stock issuable pursuant to the merger agreement, having been declared effective by the SEC;

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  receipt of a certificate signed on behalf of First Busey certifying (i) the accuracy of representations and warranties of First Busey in the merger agreement and (ii) performance by First Busey in all material respects of its obligations under the merger agreement;

  •
  receipt of a tax opinion from Howard & Howard that (i) the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, (ii) each of First Busey and Mid Illinois will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and (iii) no gain or loss will be recognized by holders of Mid Illinois common stock upon the receipt of shares of First Busey common stock in exchange for their shares of Mid Illinois common stock, except to the extent of any cash consideration received in the merger and any cash received in lieu of fractional shares of First Busey common stock;

  •
  non-objection of the NASDAQ Stock Market, LLC of the listing of the shares of First Busey common stock issuable pursuant to the merger agreement on the NASDAQ Global Select Market; and

  •
  no material adverse change in the financial condition, assets or business of First Busey since the date of the merger agreement.

Termination

        First Busey and Mid Illinois may mutually agree to terminate the merger agreement and abandon the merger at any time. Subject to conditions and circumstances described in the merger agreement, either First Busey or Mid Illinois may also terminate the merger agreement as follows:

  •
  the other party has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by the non-breaching party's failure to comply in all material respects with any of its obligations under the merger agreement;

  •
  any regulatory authority has denied approval of any of the transactions contemplated by the merger agreement or any application for a necessary regulatory approval has been withdrawn at the request of a regulatory authority, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has been the cause of the denial or withdrawal of regulatory approval;

  •
  failure to receive approval by Mid Illinois stockholders for the merger agreement and the transactions contemplated therein following the meeting held for such purpose;

  •
  the merger is not completed by December 31, 2017, provided that such right to terminate is not available to a party whose failure to fulfill any of its obligations under the merger agreement has resulted in the failure of the merger to be completed before such date; or

  •
  a court or regulatory authority has enjoined or prohibited any of the transactions contemplated in the merger agreement.

        In addition, a particular party may terminate the merger agreement as follows:

  •
  First Busey may terminate if Mid Illinois materially breaches any of its obligations with respect to soliciting alternative acquisition proposals or holding a meeting of its stockholders to approve the merger agreement;

  •
  Mid Illinois may terminate in order to enter into an agreement with respect to an unsolicited superior proposal from a third party;

  •
  First Busey may terminate if Mid Illinois' board of directors makes an adverse recommendation to Mid Illinois' stockholders; or

  •
  Mid Illinois may terminate if on the determination date, the weighted average daily closing sales price of a share of First Busey common stock for the 20 consecutive trading days immediately preceding the determination date is less than $24.5953 and represents a percentage change, relative to a base value of $30.7441 per share of First Busey common stock, that is more than 20% below the percentage change in the SNL Mid Cap U.S. Bank Index, measured by comparing the average daily closing value of that index over that 20-day period to a base value of 428.36, unless First Busey elects to cure either of these deficiencies by increasing the stock portion of the merger consideration as described in the section entitled "Description of the Merger Agreement—Consideration to be received in the merger."

        Any termination of the merger agreement will not relieve the breaching party from liability resulting from its fraud or any willful and material beach by that party of the merger agreement.

Termination fees

        Termination Fees Payable by Mid Illinois.    Mid Illinois has agreed to pay First Busey a termination fee of $2.0 million if First Busey terminates the merger agreement because Mid Illinois has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by First Busey's failure to comply in all material respects with any of its obligations under the merger agreement.

        Mid Illinois has agreed to pay First Busey a termination fee of $5.0 million if the merger agreement is terminated under the following circumstances:

  •
  First Busey terminates the merger agreement because Mid Illinois breaches its covenant not to solicit an acquisition proposal from a third party or its obligations related to holding a stockholder meeting to approve the merger agreement;

  •
  Mid Illinois terminates the merger agreement in order to enter into an agreement with respect to an unsolicited superior proposal; or

  •
  If, prior to termination, another acquisition proposal is known to Mid Illinois, has been made directly to Mid Illinois' stockholders or is publically announced, and (i) thereafter the merger agreement is terminated by First Busey upon Mid Illinois' material breach of its obligations under the merger agreement and (ii) within six months after such termination Mid Illinois enter into a definitive written agreement with respect to such acquisition proposal.

        Termination Fees Payable by First Busey.    First Busey has agreed to pay Mid Illinois a termination fee of $2.0 million if Mid Illinois terminates the merger agreement because First Busey has breached or failed to perform its obligations under the merger agreement, which breach or failure to perform would result in the failure of any of the closing conditions and such breach or failure has not or cannot be cured within 30 days, provided its inability to satisfy the condition was not caused by Mid Illinois' failure to comply in all material respects with any of its obligations under the merger agreement.

Management of First Busey and Mid Illinois after the merger

        First Busey has agreed to take all appropriate action to appoint one individual serving on the Mid Illinois board of directors and mutually agreeable to the parties to the Busey Bank board of directors, effective immediately upon the effective time of the bank merger. The First Busey and the Busey Bank boards of directors will otherwise remain the same after the mergers.

Expenses

        All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses.

NASDAQ stock listing

        First Busey common stock currently is listed on the NASDAQ Global Select Market under the symbol "BUSE." The shares to be issued to Mid Illinois' stockholders as merger consideration also will be eligible for trading on the NASDAQ Global Select Market.

Amendment

        The merger agreement may be amended in writing by the parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MID ILLINOIS

        The following table set forth, as of July 6, 2017, the shares of common stock beneficially owned by Mid Illinois' executive officers and directors individually, by all executive officers and directors as a group, and by each shareholder known by Mid Illinois to beneficially own in excess of five percent of Mid Illinois' outstanding common stock. The percentages below are based on 592,256 common shares outstanding as of July 6, 2017.

        In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of our common stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from July 6, 2017. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

        The address for each shareholder listed in the table below is: c/o Mid Illinois Bancorp, Inc., 2119 S.W. Adams Street, Peoria, Illinois 61602.

	Amount of Shares Owned and Nature of Beneficial Ownership(1)
			Percent of Shares of Common Stock Outstanding
Name and Address of Beneficial Owners	Total	ESOP
Directors and Executive Officers:
David Bettinghaus	1,056		*
Kevin Colgan	600		*
Steven Fawley	400		*
David Golwitzer	8,600		1.45%
Karen Jensen	400		*
Mark Joseph(2)	6,676	6,326	1.12%
Mark Matuszak	100		*
Greg Rice(3)	4,453	4,313	0.75%
William Schwab	1,795		*
Michael Stone	2,650		*
Jeff Ward(4)	2,543	2,043	0.42%
Tim Ward(5)	23,817	7,501	4.02%
John Waugh	250		*
All Directors and Executive Officers as a Group (13 persons)(6)	53,330		9.00%
5% Owners:
Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan(7)	149,472		25.24%

*
Less than 1%.

(1)
Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Mid Illinois common stock allocated to his or her account. Allocated shares for which no timely voting instructions are received will not be voted by the ESOP trustee.

(2)
Includes 6,326 shares held for the account of Mr. Joseph in the ESOP and 350 shares held directly.

(3)
Includes 4,313 shares held for the account of Mr. Rice in the ESOP and 140 shares held directly.

(4)
Includes 103 shares held in an individual retirement account maintained for the benefit of Mr. Ward as to which he maintains voting power, 2,043 shares held for the account of Mr. Ward in the ESOP and 397 shares held directly.

(5)
Includes 180 shares held in an individual retirement account maintained for the benefit of Mr. Ward as to which he maintains voting power, 7,501 shares held for the account of Mr. Ward in the ESOP and 16,136 shares held directly.

(6)
Total of 53,330 includes 20,466 shares in accounts for the benefit of directors and executive officers in the Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan and 283 shares held in individual retirement accounts of directors and executive officers

(7)
Includes 20,183 held for the account of directors and executive officers.

COMPARISON OF RIGHTS OF FIRST BUSEY STOCKHOLDERS AND MID ILLINOIS STOCKHOLDERS

        As a stockholder of Mid Illinois, your rights are governed by Mid Illinois' articles of incorporation, as amended, and its bylaws, as amended, each as currently in effect. Upon completion of the merger, the rights of Mid Illinois stockholders who receive shares of First Busey common stock in exchange for their shares of Mid Illinois common stock will be governed by First Busey's amended and restated articles of incorporation and amended and restated bylaws, as well as the rules and regulations applying to public companies. First Busey is incorporated in Nevada and subject to the Nevada Revised Statutes and Mid Illinois is incorporated in Illinois and is subject to the IBCA.

        The following discussion summarizes material similarities and differences between the rights of Mid Illinois stockholders and First Busey stockholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the Nevada Revised Statutes and the IBCA and First Busey's and Mid Illinois' respective, articles of incorporation and bylaws, each as amended and restated from time to time.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
Authorized Capital Stock:	First Busey is authorized to issue 66,666,667 shares of common stock, par value $0.001 per share, and one million shares of preferred stock, par value $0.001 per share (which we refer to as "First Busey preferred stock").

As of June 30, 2017, First Busey had 38,248,478 shares of common stock outstanding and no shares of preferred stock outstanding. Issuances of shares of First Busey's preferred stock may affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by First Busey's board of directors.

Mid Illinois is authorized to issue 4,000,000 shares of common stock, par value $2.50 per share, and 250,000 shares of preferred stock, no par value.

As of June 30, 2017, Mid Illinois had 592,256 shares of common stock outstanding and no shares of preferred stock outstanding.

Dividends:	Subject to any rights of holders of First Busey preferred stock, First Busey may pay dividends if, as and when declared by its board of directors.

Mid Illinois' bylaws provide that, periodically, when the undivided profits of Mid Illinois warrant such action, and in accordance with the IBCA, Mid Illinois' board of directors shall declare a dividend and order the payment thereof to the stockholders.

Voting Limitations:	First Busey's articles of incorporation and bylaws do not impose voting restrictions on shares held in excess of a beneficial ownership threshold.	Mid Illinois' articles of incorporation and bylaws do not impose voting restrictions on shares held in excess of a beneficial ownership threshold.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
Number of Directors; Classification:

First Busey's board of directors currently consists of 14 members. First Busey's bylaws provide that the number of directors constituting the entire board of directors shall be determined by the board of directors or by First Busey's stockholders at an annual meeting and shall be not less than five nor more than twenty.

First Busey's board of directors is not classified and each director is elected for a one-year term.

Mid Illinois' board of directors currently consists of 12 members, which number shall be fixed from time to time by resolution adopted by the affirmative vote of at least a majority of the board of directors, but in no event shall be less than 10 nor more than fourteen.

Mid Illinois' board of directors is not classified and each director is elected for a one-year term.

Election of Directors; Vacancies:

Each First Busey stockholder is entitled to one vote for each share of the voting stock held by such stockholder.

First Busey's articles of incorporation and bylaws do not provide for cumulative voting.

First Busey's bylaws provide that any vacancy on the board of directors may be may be filled by a majority of the directors then in office.

Each Mid Illinois stockholder is entitled to one vote for each share of the voting stock held by such stockholder.

Mid Illinois' articles of incorporation and bylaws provide for cumulative voting such that each stockholder has the right to allocate among one or more director nominees as such stockholder deems proper as many votes as the number of directors to be elected multiplied by the number of shares of Mid Illinois stock held by such stockholder.

Mid Illinois' bylaws provide that that any vacancy on the board of directors may be filled by a majority vote of the directors then in office.

Removal of Directors:

Subject to any rights of holders of First Busey preferred stock with respect to any director elected thereby, First Busey's bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding shares entitled to vote.

Mid Illinois' articles of incorporation and bylaws do not specify a procedure for the removal of a director. Under Section 5/8.35 of the IBCA, one or more directors may be removed, with or without cause, at a meeting of the stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors, except that: (i) no director shall be removed at a

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights

meeting of the stockholders unless the notice of such meeting states that a purpose of the meeting is to vote upon the removal of the director or directors specified in the notice; (ii) if a director has been elected by a class or series of shares, he or she may be removed only by the stockholders of that class or series; and (iii) if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors.

Call of Special Meeting of Directors:

First Busey's bylaws provide that a special meeting of the board of directors may be called by the chairman of the board, chief executive officer or president or on the written request of a majority of the directors.

Mid Illinois' bylaws provide that a special meeting of the board of directors may be called by the president, the executive vice president or upon the request of three directors.
Limitation on Director Liability:

First Busey's articles of incorporation and bylaws provide that no director or officer shall be liable to First Busey or its stockholders for monetary damages for breach of his or her fiduciary duty, provided that liability is not eliminated or limited with respect to: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

Mid Illinois' articles of incorporation provide that no director shall be held personally liable to Mid Illinois or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that liability is not eliminated or limited with respect to: (i) any breach of the director's duty of loyalty to Mid Illinois or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts specified by Section 8.65 of the IBCA; or (iv) any transaction from which the director derived an improper personal benefit.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
Indemnification:

First Busey's articles of incorporation provide that First Busey shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751.

First Busey's bylaws provide further that, subject to the limits of applicable federal law and regulation, every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of First Busey or is or was serving at the request of First Busey or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extend legally permissible under the general corporation law of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding.

First Busey's board of directors may, in its discretion, cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by First Busey as they are incurred and in advance of the

Mid Illinois' articles of incorporation provide that it may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Mid Illinois) by reason of the fact that he or she is or was an officer, director, employee or agent of Mid Illinois, or who is or was serving at the request of Mid Illinois as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Mid Illinois, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Mid Illinois, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

First Busey Stockholder Rights	Mid Illinois Stockholder Rights

final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by First Busey.

The articles of incorporation also provide that Mid Illinois may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of Mid Illinois, or who is or was serving at the request of Mid Illinois as an officer, director employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Mid Illinois, provided that no indemnification shall be made in respect to any claim, issue or matter as to which such person has been adjudged to have been liable to Mid Illinois unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Further, to the extent that a present or former director, officer or employee of Mid Illinois has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding for which such individual is entitled to indemnification, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and

First Busey Stockholder Rights	Mid Illinois Stockholder Rights

reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Any indemnification under the articles of incorporation shall be made by Mid Illinois only as authorized in the specific case, upon a determination that indemnification of the present or former officer, director, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the articles of incorporation. Such determination shall be made with respect to a person who is a director or officer: (i) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum; (iii) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by Mid Illinois in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Mid Illinois as authorized in the articles of incorporation.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
Call of Special Meetings of Stockholders:

First Busey's bylaws provide that only the chairman of the board, chief executive officer or president may call a special meeting of stockholders and he or she may call a special meeting only after receiving the written request to hold a meeting from: (i) a majority of the board of directors; or (ii) stockholders owning at least 50% of the outstanding shares issued and outstanding and entitled to vote.

Such a request must state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called must be given not less than 10 nor more than 60 days prior to the date of the meeting to each stockholder entitled to vote at the meeting. Only business set forth in the notice shall be addressed at the special meeting.

Mid Illinois' bylaws provide that a special meeting of the stockholders may be called either by the president, a majority of the directors, or upon a request in writing by stockholders holding at least one-fifth of Mid Illinois' capital stock.

Written notice stating the time, place and purpose of the meeting must be mailed to, or served personally on, each stockholder at least 10 days prior to the date fixed for the special meeting.

Quorum of Stockholders:

First Busey's bylaws provide that the holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Nevada Revised Statutes.

Mid Illinois' bylaws provide that a majority of the outstanding shares, represented in person or by proxy, constitutes a quorum at a stockholders' meeting.
Advance Notice Regarding Stockholder Proposals (other than Nomination of Candidates for Election to the Board of Directors) :

First Busey's bylaws provide that, for any new business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to First Busey's secretary and such proposed business must otherwise be a proper matter for stockholder action.

Mid Illinois' bylaws provide that, for business to be properly brought before an annual meeting by a stockholder, the stockholder making the proposal must be a stockholder of record at the time the stockholder provides timely notice of the proposal and must be entitled to vote with respect to the proposal.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights

To be timely, a stockholder's notice must be delivered to or mailed to and received by the secretary at First Busey's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting.

To be considered timely, a stockholder proposal must be received by the secretary at the principal executive offices of Mid Illinois no later than the close of business on the 50th day and no earlier than the 70th day prior to the first anniversary of the preceding year's annual stockholder meeting.

The stockholder's notice must set forth: (i) as to any business the stockholder proposed to bring before the annual meeting; (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of such stockholder; and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought; (A) the name and address of such stockholder, as they appear on First Busey's books, and the name and address of such beneficial owner; and (B) the class and number of shares of First Busey's shares that are owned beneficially and of record by such stockholder and such beneficial owner.

The stockholder's notice must set forth: (i) as to any business the stockholder wishes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of the stockholder making the proposal; and (D) the beneficial owner, if any, on whose behalf such proposal is made, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such stockholder, as they appear on Mid Illinois' books, and the name and address of such beneficial owner; and (B) the class and number of shares of Mid Illinois' capital stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Advance Notice Regarding Stockholders Nomination of Candidates for Election to the Board of Directors:

First Busey's bylaws provide that nominations, other than those made by, or at the direction of, the board of directors, may only be made pursuant to timely notice in writing to First Busey's secretary.

To be timely, a stockholder's notice shall be delivered to, or mailed and received by First Busey's secretary not less than 60 days nor more than 90 days in advance of the first

Mid Illinois' bylaws provide that, for a stockholder nomination to be properly brought before an annual meeting by a stockholder, the stockholder making the nomination must be a stockholder of record at the time the stockholder provides timely notice of the nomination and must be entitled to vote with respect to the election of directors at the meeting.

First Busey Stockholder Rights	Mid Illinois Stockholder Rights

anniversary date of the previous year's annual meeting, and for a special meeting, not less than 60 days nor more than 90 days in advance of the date of the special meeting, regardless of any postponements or adjournments of that meeting to a later date.

The stockholder's notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of First Busey's stock which are beneficially owned by such person on the date of such stockholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice: (A) the name and address, as they appear on First Busey's books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominee(s); and (B) the class and number of shares of First Busey's stock which are beneficially owned by such stockholder on the date of such stockholder notice and the

To be considered timely, a stockholder nomination must be received by the secretary at the principal executive offices of Mid Illinois no later than the close of business on the 50th day and no earlier than the 70th day prior to the first anniversary of the preceding year's annual stockholder meeting.

The stockholder's nomination must set forth: (i) as to each person whom such stockholder proposed to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations or proxies for election of directors in an election contest, or otherwise required, if such solicitations of proxies were subject to Regulation 14A of the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected), and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such stockholder, as they appear on Mid Illinois' books, and the name and address of such beneficial owner; and (B) the class and number of shares of Mid Illinois' capital stock that are owned beneficially and of record by such stockholder and such beneficial owner.

Mid Illinois' bylaws provide further that a stockholder nomination may be made at a special meeting of the stockholders, if the board of directors has determined that directors shall be elected at such special meeting, by a stockholder who is a stockholder of record at

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

the time such stockholder provides timely notice of the nomination pursuant to the procedures set forth in the articles of incorporation and who is entitled to vote with respect to the election of directors at the meeting.

A stockholder's notice of the nomination for election of a director at a special meeting must be delivered to the secretary of Mid Illinois no later than the 14th day following the earlier of: (i) the date on which public disclosure of the date of such special meeting and of the nominees proposed by the board of directors to be elected at such meeting is first made by Mid Illinois, or (ii) the date on which notice of such special meeting is mailed to the stockholders; provided that if such public disclosure or notice has not been provided more than 21 days prior to the date of the special meeting, the stockholder's notice of nomination shall be provided no later than the close of business on the 7th day following the earlier of: (i) the date on which public disclosure is first made by Mid Illinois, or (ii) notice of the meeting is mailed to the stockholders.

Stockholder Action by Written Consent:

First Busey's bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Mid Illinois' articles of incorporation provide that, subject to the rights of the holders of any series of Mid Illinois preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by any consent in writing of such stockholders.

	First Busey Stockholder Rights	Mid Illinois Stockholder Rights
Appointment and Removal of Officers:

First Busey's bylaws provide that each officer shall be appointed by the board of directors and that such officer shall hold office until his or her successor is appointed and qualifies.

Any officer may be removed by the affirmative vote of a majority of the board of directors.

Mid Illinois' bylaws provide that the officers shall be elected annually by the board of directors at the first meeting of the board of directors following the election of the directors by the stockholders. Each officer will hold office until a successor is elected or appointed and qualified unless removed by the board of directors.

Amendment to Charter and Bylaws:

Under its articles of incorporation, First Busey reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in its articles of incorporation and to add or insert any other provision authorized by the laws of the State of Nevada in any manner prescribed by law.

The bylaws of First Busey may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the board of directors when such power is conferred upon the board of directors by the articles of incorporation at any regular or special meeting of the stockholders or of the board of directors (provided that notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of any such special meeting).

Mid Illinois' articles of incorporation do not specify a procedure for amending the articles of incorporation. Pursuant to Section 10.20 of the IBCA, any amendment authorized under the IBCA generally may be made as follows: (i) the board of directors will adopt a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of the stockholders; (ii) written notice setting forth and describing the proposed amendment will be provided to each stockholder of record in accordance with applicable notice provisions; and (ii) at a meeting of the stockholders entitled to vote on the proposed amendment, the amendment will be adopted if it received the affirmative vote of at least two-third of the votes of the shares entitled to vote on such amendment.

Pursuant to Mid Illinois' bylaws, the bylaws may be amended at any regular meeting of the board of directors or at any special meeting thereof for which notice of its purpose shall have been given, provided that two-thirds of all the director concur in such amendments.

STOCKHOLDER PROPOSALS

        First Busey's 2017 annual meeting of stockholders was held on May 24, 2017. First Busey generally holds its annual meeting of the shareholders in May of each year. For business to be properly brought before the 2018 annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation between February 23, 2018 and March 25, 2018. The stockholder's notice must set forth: (i) as to any business the stockholder proposed to bring before the annual meeting; (A) a brief description of the business desired to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) any material interest in such business of such stockholder; and (D) the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought; (A) the name and address of such stockholder, as they appear on First Busey's books, and the name and address of such beneficial owner; and (B) the class and number of shares of First Busey's shares that are owned beneficially and of record by such stockholder and such beneficial owner.

        If the merger occurs, there will be no Mid Illinois annual meeting of stockholders for 2017. Mid Illinois will hold its 2017 annual meeting of stockholders only if the merger is not completed.

LEGAL MATTERS

        The validity of the First Busey common stock to be issued in connection with the merger will be passed upon for First Busey by its special counsel in the state of Nevada, Lewis Roca Rothgerber Christie LLP. Certain U.S. federal income tax consequences relating to the merger will be passed upon for First Busey by Barack Ferrazzano Kirschbaum & Nagelberg LLP and for Mid Illinois by Howard & Howard Attorneys PLLC.

EXPERTS

        The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated in this Amendment No. 1 to Form S-4 by reference from the First Busey Corporation Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this Form S-4 in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        First Busey has filed a registration statement on Form S-4 with the SEC that registers the First Busey common stock to be issued in the merger to Mid Illinois stockholders. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of First Busey and a proxy statement of Mid Illinois for its respective special meeting. As allowed by SEC rules and regulations, this proxy statement/prospectus does not contain all of the information in the registration statement.

        First Busey files reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains such reports, proxy statements and other information about public companies, including Mid Illinois' and First Busey's filings. The Internet address of that site is www.sec.gov. You may also read and copy any materials filed with the SEC by First Busey at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You

may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may obtain copies of the information that First Busey files with the SEC, free of charge by accessing First Busey's website at www.busey.com under the tab "Investor Relations" and then under "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544.

        As a registered bank holding company, Mid Illinois files unaudited quarterly and annual reports called "Consolidated Financial Statements for Bank Holding Companies" on Form FR Y-9C with the Federal Reserve, which we refer to as a Consolidated Financial Report. In addition, South Side Bank files unaudited quarterly and annual reports called "Consolidated Reports of Condition and Income" with the FDIC, which we refer to as a Bank Call Report.

        The Consolidated Financial Reports and Bank Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. The financial statements and other information in the Consolidated Financial Reports and Bank Call Reports are not audited by independent auditors. Because of the special supervisory, regulatory and economic policy needs served by the Consolidated Financial Reports and Bank Call Reports, those regulatory instructions do not in all cases follow generally accepted accounting principles in the United States, including the opinions and statements of the Financial Accounting Standards Board or the Accounting Principles Board. Although Consolidated Financial Reports and Bank Call Reports are primarily supervisory and regulatory documents, rather than financial accounting documents, and do not provide a complete range of financial disclosure, they nevertheless provide important information concerning Mid Illinois' financial condition and results of operations and the financial condition and results of operations of South Side Bank.

        The publicly available portions of the Consolidated Financial Reports filed by Mid Illinois are publicly available on the Federal Financial Institutions Examination Council's website at www.ffiec.gov and the publicly available portions of the Bank Call Reports filed by South Side Bank are publicly available on the FDIC's website at www.fdic.gov. Alternatively, these documents, when available, can be obtained free of charge from Mid Illinois upon written request to Mid Illinois Bancorp, Inc., Corporate Secretary, 2119 S.W. Adams Street, Peoria, Illinois 61602 or by calling (815) 725-1885.

        First Busey's Internet address is www.Busey.com. Mid Illinois' Internet address is www.southsidebank.com. The information on First Busey's and Mid Illinois' websites is not part of this proxy statement/prospectus.

        The SEC allows First Busey to "incorporate by reference" the information that each files with the SEC, which means that First Busey can disclose important information to you by referring to its filings with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, and certain information that First Busey files later with the SEC will automatically update and supersede the information in this proxy statement/prospectus.

        First Busey incorporates by reference the following documents First Busey has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

  •
  First Busey's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017;

  •
  First Busey's Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 9, 2017;

  •
  First Busey's Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders filed on April 13, 2017;

  •
  The description of First Busey's common stock contained in First Busey's registration statement on Form S-3, filed on October 17, 2014 and declared effective on October 29, 2014, and any amendment or report filed for the purpose of updating such description; and

  •
  First Busey's Current Reports on Form 8-K filed with the SEC on January 17, 2017, February 6, 2017, March 13, 2017, April 11, 2017, May 24, 2017, May 25, 2017, June 21, 2017, July 3, 2017, July 11, 2017 and July 28, 2017.

        In addition, First Busey is incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting of the Mid Illinois stockholders, provided, however, that First Busey is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.

        If you would like to request documents, please do so by September 6 to receive them before the Mid Illinois special meeting.

        First Busey has supplied all of the information contained in this proxy statement/prospectus relating to First Busey and its subsidiary bank. Mid Illinois has supplied all of the information relating to Mid Illinois and its subsidiary bank.

        You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the proposals to Mid Illinois stockholders in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated [    •    ]. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date other than such date, and neither the mailing of this proxy statement/prospectus nor the issuance by First Busey of shares of First Busey common stock in connection with the merger will create any implication to the contrary.

Appendix A

AGREEMENT AND PLAN OF MERGER

BETWEEN

FIRST BUSEY CORPORATION

AND

MID ILLINOIS BANCORP, INC.

March 13, 2017

A-i

A-ii

Exhibit

A
Form of Voting and Support Agreement

B
Statutory Bank Merger Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (together with all exhibits and schedules, this "Agreement") is entered into as of March 13, 2017, by and between First Busey Corporation, a Nevada corporation ("Acquiror"), and Mid Illinois Bancorp, Inc., an Illinois corporation (the "Company").

RECITALS

        A.    The boards of directors of the Company and Acquiror have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein, pursuant to which the Company will, subject to the terms and conditions set forth herein, merge with and into Acquiror (the "Merger"), with Acquiror as the surviving entity in the Merger (sometimes referred to in such capacity as the "Surviving Entity").

        B.    The parties intend that the Merger qualify as a "reorganization" under the provisions of Section 368(a) of the Code, and that this Agreement be and hereby is adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code.

        C.    As an inducement to Acquiror to enter into this Agreement, the directors and executive officers of the Company in office as of the date of this Agreement have, concurrently with the execution of this Agreement, entered into a Voting and Support Agreement in substantially the form attached hereto as Exhibit A.

        D.    As further inducement to Acquiror to enter into this Agreement, the Company's Chief Executive Officer has, concurrently with the execution of this Agreement, entered into an Employment Agreement, by and among the Acquiror, Acquiror Bank and such Chief Executive Officer, which becomes effective as of the Effective Time and governs the terms of continuing employment for such executive.

        E.    The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and the parties also agree to certain prescribed conditions to the Merger and other transactions.

AGREEMENTS

        In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1    The Merger.     Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the NRS and the IBCA, at the Effective Time, the Company shall be merged with and into Acquiror pursuant to the provisions of, and with the effects provided in, the NRS and the IBCA, the separate corporate existence of the Company shall cease and Acquiror will be the Surviving Entity.

        Section 1.2    Effective Time; Closing.

          (a)   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place that is mutually acceptable to Acquiror and the Company, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, located at 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Acquiror and the Company may agree in writing (the "Closing Date"). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

          (b)   The parties hereto agree to file on the Closing Date articles of merger with the Nevada Secretary of State (the "Nevada Articles of Merger"), and articles of merger with the Illinois Secretary of State (the "Illinois Articles of Merger"). The Merger shall become effective as of the date and time specified in the Nevada Articles of Merger (the "Effective Time").

        Section 1.3    Effects of the Merger.     At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NRS and the IBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.

        Section 1.4    Organizational Documents of the Surviving Entity.     The articles of incorporation and bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.

        Section 1.5    Bank Merger.     The parties will cooperate and use their reasonable best efforts to effect the Bank Merger at a time to be determined following the Merger. At the effective time of the Bank Merger, the separate existence of the Bank will terminate. Acquiror Bank will be the surviving bank and will continue its existence under applicable Legal Requirements. The Bank Merger shall be accomplished pursuant to the statutory bank merger agreement in form attached hereto as Exhibit B.

        Section 1.6    Alternative Structure.     Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, the parties may mutually agree to change the method of effecting the Contemplated Transactions if and to the extent that they deem such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger, (ii) materially impede or delay consummation of the Merger, or (iii) require submission to or approval of the Company's stockholders after the Merger has been approved by the Company's stockholders. If the parties agree to make such a change, they shall execute appropriate documents to reflect the change.

ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER

        Section 2.1    Consideration.     At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any shares of Company Common Stock:

          (a)    Conversion of Company Common Stock.

              (i)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except for shares of Company Common Stock owned by the Company or Acquiror (in each case other than shares of Company Common Stock held in any Company Benefit Plan or related trust accounts or otherwise held in a fiduciary or agency capacity or as a result of debts previously contracted) (the "Excluded Shares"), with respect to which an election to receive only cash (a "Cash Election") has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a "Cash Electing Company Share") shall be converted into the right to receive $227.94 (the "Per Share Value"), without interest; provided, however, that if: (A) the sum of (1) the product of the number of Cash Electing Company Shares and the Per Share Value and (2) the product of the number of Mixed Consideration Electing Company Shares and the Mixed Election Cash Consideration (such sum being the "Cash Election Amount") exceeds (B) an amount equal to the Per Share Value, multiplied by 0.30, multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares (the "Available Cash"), then each Cash Electing Company Share shall instead be converted into the right to receive (I) an amount in cash, without interest, equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (x) an amount equal to the Available Cash minus the product of the Mixed Election Cash Consideration and the number of Mixed Consideration Electing Company Shares, by (y) the number of Cash Electing Company Shares (such fraction being the "Pro-Rated Cash Amount") and (II) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the product (rounded to the nearest ten-thousandth of a share) of (x) the Exchange Ratio and (y) one (1) minus the quotient obtained by dividing the Pro-Rated Cash Amount by the Per Share Value;

             (ii)  each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, with respect to which an election to receive only Acquiror Common Stock (a "Share Election") has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a "Share Electing Company Share") shall be converted into the right to receive 7.5149 validly issued, fully paid and non-assessable shares of Acquiror Common Stock (the "Exchange Ratio"); provided, however, that if: (A) the sum of (1) the product of the number of Share Electing Company Shares and the Exchange Ratio and (2) the product of the number of Mixed Consideration Electing Company Shares and the Mixed Election Share Consideration (such sum being the "Share Election Amount") exceeds (B) an amount equal to the Exchange Ratio, multiplied by 0.70, multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares (the "Available Shares"), then each Share Electing Company Share shall instead be converted into the right to receive (I) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (x) an amount equal to the number of Available Shares minus the product of the Mixed Election Share Consideration and the number of Mixed Consideration Electing Company Shares, by (y) the number of Share Electing Company Shares (such fraction being the "Pro-Rated Share Amount"), and (II) an amount in cash, without interest, equal to the product (rounded to the nearest hundredth of a cent) of (x) the Per Share Value and (y) one (1) minus the quotient obtained by dividing the Pro-Rated Share Amount by the Exchange Ratio;

            (iii)  each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, with respect to which an election to receive Acquiror Common Stock and cash (a "Mixed Election") has been effectively made and not revoked or lost pursuant to Section 2.6 (each, a "Mixed Consideration Electing Company Share") shall be converted into the right to receive: (x) $68.38, without interest (the "Mixed Election Cash Consideration"), and (y) 5.2604 validly issued, fully paid and nonassessable shares of Acquiror Common Stock (the "Mixed Election Share Consideration"); and

            (iv)  each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, with respect to which no Cash Election, Share Election or Mixed Election has been properly made and not revoked or lost pursuant to Section 2.6 (each, a "Non-Electing Company Share") shall be converted into the right to receive (x) an amount in cash, without interest, equal to the quotient (rounded to the nearest hundredth of a cent) determined by dividing (A) the amount, if any, by which (I) the Available Cash exceeds (II) the aggregate amount of cash (excluding cash payable in lieu of fractional shares) payable in respect of Cash Electing Company Shares, Share Electing Company Shares and Mixed Consideration Electing Company Shares (the amount of such excess, if any, the "Remaining Cash Amount"), by (B) the number of Non-Electing Company Shares, and (y) a number of validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to the quotient (rounded to the nearest ten-thousandth of a share) determined by dividing (A) the amount, if any, by which (I) the number of Available Shares exceeds (II) the aggregate number of shares (including fractional shares that would otherwise be payable in cash) deliverable in respect of Cash Electing Company Shares, Share Electing Company Shares and Mixed Consideration Electing Company Shares (the amount of such excess, if any, the "Remaining Share Amount"), by (B) the number of Non-Electing Company Shares.

        For the avoidance of doubt, the Available Cash is equal to $40,498,165 and the Available Shares are equal to 3,115,503 shares of Acquiror Common Stock.

          (b)   Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company's treasury will be cancelled and no shares of Acquiror Common Stock or other consideration will be issued or paid in exchange therefor.

          (c)   Notwithstanding anything contained herein to the contrary, if, between the date hereof and the Effective Time, there is declared (with an effective time prior to the Effective Time) or effected a reorganization, reclassification, recapitalization, stock split (including a reverse stock split), split-up or stock dividend (including any dividend or distribution of securities convertible in Acquiror Common Stock), combination, exchange or readjustment of shares with respect to, or rights issued in respect of, Acquiror Common Stock, the Exchange Ratio shall be proportionately adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.2    Cancellation of Shares.     At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Certificates (it being understood that any reference herein to a "certificate" be deemed to include reference to any book-entry account statement relating to the ownership of Company Common Stock) that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, upon surrender thereof, the Common Stock Merger Consideration.

        Section 2.3    No Fractional Shares.     Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Acquiror Common Stock shall be issued as Common Stock Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Acquiror Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Closing Acquiror Common Stock Price by the fractional share of Acquiror Common Stock to which such former holder would otherwise be entitled.

        Section 2.4    Exchange of Certificates.

          (a)   The parties to this Agreement agree: (i) that Computershare Trust Company, N.A. shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the "Exchange Agent"); and (ii) to execute and deliver the exchange agent agreement at or prior to the Effective Time. Acquiror shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

          (b)   At or prior to the Effective Time, Acquiror shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) the aggregate number of shares of Acquiror Common Stock deliverable pursuant to Section 2.1, (ii) the aggregate cash consideration payable including the amount payable in lieu of fractional shares of Acquiror Common Stock in accordance with Section 2.3. Such amount of cash and shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the "Conversion Fund."

          (c)   Within two (2) Business Days after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing shares of Company Common Stock ("Company Stock Certificates") a letter of transmittal ("Letter of Transmittal"), in a form to be agreed by the parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.

          (d)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Common Stock Merger Consideration plus cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be cancelled. No interest will be paid or accrued on any portion of the Common Stock Merger Consideration deliverable upon surrender of a Company Stock Certificate.

          (e)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Outstanding Company Shares.

          (f)    No dividends or other distributions declared with respect to Acquiror Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Acquiror Common Stock into which such holder's Company Common Stock shall have been converted.

          (g)   Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance and payment of the Common Stock Merger Consideration (including the payment of cash in lieu of any fractional shares deliverable in respect of such stockholders' shares of Company Common Stock), as well as any accrued and unpaid dividends or distributions on shares of such Acquiror Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company

  Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, the Common Stock Merger Consideration (including cash in lieu of any fractional shares deliverable in respect of such stockholders' shares of Company Common Stock).

        Section 2.5    Dissenting Shares.     Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the IBCA (collectively, the "Dissenters' Shares") shall not be converted into or represent the right to receive the Common Stock Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the IBCA, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting stockholders under the IBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Common Stock Merger Consideration upon surrender in the manner provided in Section 2.4 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares. The Company shall give Acquiror: (a) prompt notice of any written demands for payment of fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the IBCA and received by the Company relating to stockholders' dissenters' rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the IBCA consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Acquiror, (i) make any payment with respect to such demand, (ii) offer to settle or settle any demand for payment of fair value or (iii) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the IBCA.

        Section 2.6    Election Procedure.

          (a)   Each person who, on or prior to the Election Deadline, is a record holder of shares of Company Common Stock other than Excluded Shares shall be entitled to specify the number of such holder's shares of Company Common Stock with respect to which such holder makes a Cash Election, a Share Election or a Mixed Election.

          (b)   Acquiror shall prepare a form of election (the "Form of Election") in form and substance reasonably acceptable to the Company. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to any Company Stock Certificates shall pass, only upon proper delivery of the Form of Election and any Company Stock Certificates in accordance with Section 2.4. The Company shall mail the Form of Election on a date to be mutually agreed by Acquiror and the Company that is not more than forty-five (45), nor less than thirty (30) days, prior to the anticipated Closing Date or such other date as Acquiror and the Company shall mutually agree (the "Mailing Date") to all persons who are record holders of shares of Company Common Stock as of the close of business on the fifth (5th) Business Day prior to the Mailing Date (the "Election Form Record Date"). The Form of Election shall be used by each record holder of shares of Company Common Stock (or, in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a Cash Election, a Share Election or a Mixed Election. The Company shall use its reasonable best efforts to make the Form of Election available as may be reasonably requested from time to time by all persons who become record holders of shares of Company Common Stock during the period between the Election Form Record Date and the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for Acquiror and the Exchange Agent to perform as specified herein.

          (c)   Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office by 5:00 p.m., local time, on the twenty-fifth (25th) day following the Mailing Date (or such other time and date as Acquiror and the Company may agree) (the "Election Deadline"), a Form of Election properly completed and signed and accompanied by: (i) Company Stock Certificates representing the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such Company Certificates as set forth in such Form of Election from a firm that is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Company Stock Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery);or (ii) in the case of book-entry shares, any additional documents required by the procedures set forth in the Form of Election. After a Cash Election, a Share Election or a Mixed Election is properly made with respect to any shares of Company Common Stock, no further registration of transfers of such shares of Company Common Stock shall be made on the stock transfer books of the Company, unless and until such Cash Election, Share Election or Mixed Election is properly revoked.

          (d)   Acquiror and the Company shall publicly announce the anticipated Election Deadline at least three (3) Business Days prior to the anticipated Election Deadline. If the Closing Date is delayed to a subsequent date, the Election Deadline may, upon mutual agreement of Acquiror and the Company, be similarly delayed to a subsequent date, and Acquiror and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

          (e)   Any Cash Election, Share Election or Mixed Election may be revoked with respect to all or a portion of the shares of Company Common Stock subject thereto by the holder who submitted the applicable Form of Election by written notice received by the Exchange Agent prior to the Election Deadline. In addition, all Cash Elections, Share Elections and Mixed Elections shall automatically be revoked if this Agreement is terminated in accordance with its terms. If a Cash Election, Share Election or Mixed Election is revoked, the shares as to which such election previously applied shall be treated as Non-Electing Company Shares unless a contrary election is properly made by the holder within the period during which elections are permitted to be made pursuant to Section 2.6. Company Stock Certificates will not be returned to holders in the event an election is revoked unless the holder so requests.

          (f)    Subject to the terms of this Agreement and the Form of Election, the reasonable, good-faith determination of the Exchange Agent (or the joint determination of Acquiror and the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Cash Elections, Mixed Elections and Share Elections shall have been properly made or revoked pursuant to this Section 2.6 (and to disregard any immaterial defects in the Forms of Election) and as to when Cash Elections, Mixed Elections, Share Elections and revocations were received by the Exchange Agent. The Exchange Agent (or Acquiror and the Company jointly, in the event that the Exchange Agent declines to make the following computation) shall also make all computations contemplated by Section 2.1(a), and absent manifest error this computation shall be conclusive and binding. The Exchange Agent may, with the written agreement of Acquiror (subject to the consent of the Company, not to be unreasonably withheld), make any rules as are consistent with this Section 2.6 for the implementation of the Cash Elections, Mixed Elections and Share Elections provided for in this Agreement as shall be necessary or desirable to effect these Cash Elections, Mixed Elections and Share Elections. None of Acquiror, the Company or the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as Previously Disclosed, the Company hereby represents and warrants to Acquiror as follows:

        Section 3.1    Company Organization.     The Company: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Attached to Section 3.1 of the Company Disclosure Schedules are copies of the Company Articles of Incorporation and Company Bylaws and all amendments thereto, each of which are true, complete and correct, and in full force and effect as of the date of this Agreement. The Company has no Subsidiaries other than the Bank and those entities listed on Section 3.1 of the Company Disclosure Schedules.

        Section 3.2    Company Subsidiary Organizations.     The Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the state of Illinois. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Acquiror copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 3.3    Authorization; Enforceability.     The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of the Company and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of the Company and its stockholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company's stockholders for consideration at a duly held meeting of such stockholders and has resolved to recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Stockholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.4    No Conflict.     Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) assuming receipt of the Company Stockholder Approval, contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; or (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or its Subsidiaries under any Company Material Contract, except (in case of clause (c)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for: (i) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (ii) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (iii) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (iv) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (v) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Illinois Articles of Merger with the Illinois Secretary of State pursuant to the IBCA; and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 3.5    Company Capitalization.

          (a)   The authorized capital stock of the Company currently consists exclusively of: (i) 4,000,000 shares of Company Common Stock, of which, as of December 31, 2016 (the "Company Capitalization Date"), 592,256 shares were issued and outstanding; and (ii) 250,000 shares of the Company's preferred stock, no par value per share ("Company Preferred Stock"), of which no shares were designated and outstanding as of the Company Capitalization Date. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (b)   As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance.

          (c)   No equity-based awards were outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not: (i) issued or repurchased any shares of Company Common Stock or Company Preferred Stock or other equity securities of the Company, or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. From the Company Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Company Benefit Plan.

          (d)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the stockholders of the Company. Other than its Subsidiaries, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.6    Company Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of the Company owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        Section 3.7    Financial Statements and Reports; Regulatory Filings.

          (a)   True and complete copies of the following financial statements (collectively, the "Company Financial Statements") have been made available to Acquiror: (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2014, 2015 and 2016, and the related statements of income, changes in stockholders' equity and cash flows for the fiscal years then ended; and (ii) the unaudited consolidated interim balance sheet of Company and its Subsidiaries as of September 30, 2016 and the related statement of income for the nine-month period then ended.

          (b)   The Company Financial Statements have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements, including the maintenance of an adequate system of internal controls. Taken together, the Financial Statements are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. As of the date hereof, BKD, LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent registered public accountants of the Company.

          (c)   The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2015, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (d)   To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2015 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 3.8    Books and Records.     The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the Company's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of the Company and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 3.9    Properties.

          (a)   Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement, together with the address of such real estate, and each lease of real property to which it is a party, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.

          (b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, other than OREO, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements or incurred in the Ordinary Course of Business since the date of the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities or any transaction by the Bank acting in a fiduciary capacity or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the present use of the properties or assets subject thereto or affected thereby or otherwise materially impair the present business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker's compensation, unemployment insurance, social security or other insurance; (vii) inchoate mechanic's and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carrier's liens arising in the Ordinary Course of Business of the Company or the Bank consistent with past practice; (viii) liens existing on any asset of any Person at the time such Person is acquired by or is combined with the Company or any of the Company's Subsidiaries, provided the lien was not created in contemplation of that event; (ix) liens on property required by Regulation W promulgated by the Federal Reserve; and (x) liens incidental to the conduct of business or ownership of property of the Company or any of its Subsidiaries which do not in the aggregate materially detract from the value of the property or materially impair the use thereof as of the date of this Agreement (collectively, the "Company Permitted Exceptions"). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. To the Knowledge of the Company, all buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        Section 3.10    Loans; Loan Loss Reserve.

          (a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Company Loans") reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally or equitable principles or doctrines.

          (b)   All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. The Bank's interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and, the Bank has complied in all material respects with all Legal Requirements relating to such Company Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Company or the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.

          (c)   Section 3.10(c) of the Company Disclosure Schedules lists, as of December 31, 2016, each Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by the Bank; (iii) that has been listed on any "watch list" or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.

          (d)   The Bank's allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank's continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank's internal policies, and, in the reasonable judgment of the Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off, on outstanding Company Loans.

          (e)   To the Knowledge of the Company: (i) none of the Company Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 3.11    Taxes.

          (a)   The Company and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return was true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company's or its Subsidiaries' assets.

        Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. None of the Company or any of its Subsidiaries is a party to a tax sharing, tax allocation or similar agreement.

          (c)   The Company and each of its Subsidiaries have delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes, franchise taxes and all other material taxes owed by the Company and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of the Company, the Company and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 3.12    Employee Benefits.

          (a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Acquiror true and complete copies of the following with respect to each material Company Benefit Plan: (i) a copy of the Company's current employee policy manual, (ii) copies of each Company Benefit Plan (or a written description where no formal plan document exists), and all related plan descriptions and other material written communications provided to participants of Company Benefit Plans; (iii) to the extent applicable, the last three (3) years' annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iv) other material ancillary documents including the following documents related to each Company Benefit Plan:

              (i)  all material contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;

             (ii)  all notices and other material written communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable Legal Requirements within the six (6) years preceding the date of this Agreement;

            (iii)  all notices or other material written communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the six (6) years preceding the date of this Agreement; and

            (iv)  with respect to any equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award), (A) a complete and correct list of recipients of outstanding awards as of the date hereof, (B) the number of outstanding awards held by each recipient as of the date hereof and (C) the form of award agreement pursuant to which each such outstanding award was issued or otherwise granted.

          (b)   Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

          (c)   Neither the Company nor any Company ERISA Affiliate sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or, could have any liability with respect to, (i) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) any "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or (iii) except as set forth on Section 3.12(c) of the Company Disclosure Schedules, any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a "multiple employer plan" (as described in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (d)   Each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.

          (e)   Each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (f)    Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company's Knowledge, threatened by, on behalf of, or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.

          (g)   No Company Benefit Plan fiduciary or any other person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement by reason of any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To the Company's Knowledge, no disqualified person (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (h)   No Company Benefit Plan or Company Benefit Plan fiduciary has engaged in any transaction involving Company Capital Stock with respect to which a selling shareholder has made an election under Code Section 1042 and the Company has consented under Code Section 1042 to the application of Code Sections 4978 and 4979A.

          (i)    All accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Company Financial Statements.

          (j)    Except as disclosed on Section 3.12(j) of the Company Disclosure Schedules, there are no obligations under any Company Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).

          (k)   No event has occurred, or to the Company's Knowledge, circumstance exists that could result in a material increase in premium costs of Company Benefit Plans or a material increase in benefit costs of such Company Benefit Plans that are self-insured as compared to the Company's fiscal year ended December 31, 2015.

          (l)    No condition exists as a result of which the Company or any Subsidiary would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plan.

          (m)  Neither the Company nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.

          (n)   Each Company Benefit Plan may be amended, terminated or otherwise discontinued as of the Closing Date in accordance with its terms without any liability to Acquiror or to Acquiror ERISA Affiliates.

        Section 3.13    Compliance with Legal Requirements.     The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. The Company and each of its Subsidiaries is, and at all times since January 1, 2015, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2015, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 3.14    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, Proceedings against the Company or any of its Subsidiaries. There is no Order imposed on the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates) that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted.

          (b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, since January 1, 2015, none of the foregoing has been threatened by any Regulatory Authority.

        Section 3.15    Absence of Certain Changes and Events.     Except as listed in Section 3.15 of the Company Disclosure Schedules, since December 31, 2015, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and without limiting the foregoing with respect to each, since December 31, 2015, there has not been any:

          (b)   change in their authorized or issued capital stock; grant of any stock option or right to purchase shares of their capital stock; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by them of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of their capital stock, except as reflected on the Company Financial Statements;

          (c)   amendment to their articles of incorporation, charter or bylaws or adoption of any resolutions by their board of directors or stockholders with respect to the same;

          (d)   payment or increase of any bonus, salary or other compensation to any of their stockholders, directors, officers or employees, except for normal increases in the Ordinary Course of Business or in accordance with any then-existing Company Benefit Plan, or entry into any employment, consulting, non-competition, change in control, severance or similar Contract with any stockholder, director, officer or employee, except for the Contemplated Transactions and except for any employment, consulting or similar agreement or arrangement that is not terminable at will or upon thirty (30) days' notice or less, without penalty or premium;

          (e)   adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Company Benefit Plan;

          (f)    damage to or destruction or loss of any of their assets or property, whether or not covered by insurance and where the resulting diminution in value individually or in the aggregate is greater than $100,000;

          (g)   entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement pursuant to any Contract or any similar transaction;

          (h)   except for this Agreement, entry into any new, or modification, amendment, renewal or extension (through action or inaction) of the terms of any existing, lease, Contract or license that has a term of more than one year or that involves the payment by the Bank of more than $100,000 in the aggregate;

          (i)    Company Loan or commitment to make any Company Loan other than in the Ordinary Course of Business;

          (j)    Company Loan or commitment to make, renew, extend the term or increase the amount of any Company Loan to any Person if such Company Loan or any other Company Loans to such Person or an Affiliate of such Person is on the "watch list" or similar internal report of the Bank, or has been classified by the Bank or any Regulatory Authority as "substandard," "doubtful," "loss," or "other loans specially mentioned" or listed as a "potential problem loan";

          (k)   incurrence by them of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

          (l)    sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of their assets or properties, or mortgage, pledge or imposition of any lien or other encumbrance upon any of their material assets or properties, except: (i) for Company Permitted Exceptions; or (ii) as otherwise incurred in the Ordinary Course of Business;

          (m)  to the Company's Knowledge, cancellation or waiver by them of any claims or rights with a value in excess of $100,000;

          (n)   any investment by them of a capital nature (e.g., construction of a structure or an addition to an existing structure on property owned by the Company or any of its Subsidiaries) individually or in the aggregate exceeding $100,000;

          (o)   except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

          (p)   transaction for the borrowing of monies, or any increase in any outstanding indebtedness, other than in the Ordinary Course of Business;

          (q)   material change in any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and Tax planning, accounting or any other material aspect of their business or operations, except for such changes as may be required in the opinion of the management of the Company or its Subsidiaries, as applicable, to respond to then-current market or economic conditions or as may be required by any Regulatory Authorities;

          (r)   filing of any applications for additional branches, opening of any new office or branch, closing of any current office or branch, or relocation of operations from existing locations, except with respect to the Bank's loan production office located in Peoria, Illinois;

          (s)   discharge or satisfaction of any material lien or encumbrance on their assets or repayment of any material indebtedness for borrowed money, except for obligations incurred and repaid in the Ordinary Course of Business;

          (t)    entry into any Contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets, including any investment securities, but excluding OREO, individually or in the aggregate in excess of $100,000, except for the pledging of collateral to secure public funds or entry into any repurchase agreements in the Ordinary Course of Business;

          (u)   purchase or other acquisition of any investments, direct or indirect, in any derivative securities, financial futures or commodities or entry into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

          (v)   hiring of any employee with an annual salary in excess of $100,000;

          (w)  agreement, whether oral or written, by it to do any of the foregoing; or

          (x)   event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.16    Material Contracts.    Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Section 3.16 of the Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a "Company Material Contract") as of the date of this Agreement, true, complete and correct copies of each of which have been delivered or made available to Acquiror:

          (a)   each lease of real property to which the Company or any of its Subsidiaries is a party;

          (b)   all loan and credit agreements, conditional sales Contracts or other title retention agreements or security agreements relating to money borrowed by it in excess of $500,000, exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements and Federal Home Loan Bank of Chicago advances;

          (c)   each Contract that involves performance of services or delivery of goods or materials by it of an amount or value in excess of $100,000 (other than Contracts for the sale of loans);

          (d)   each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by it in excess of $100,000;

          (e)   each Contract not referred to elsewhere in this Section 3.16 that: (i) relates to the future purchase of goods or services that materially exceeds the requirements of its business at current levels or for normal operating purposes; or (ii) has a Material Adverse Effect on the Company or its Subsidiaries;

          (f)    each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having aggregate remaining payments of less than $100,000);

          (g)   each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (other than shrink-wrap license agreements or other similar license agreements), including material agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;

          (h)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

          (i)    each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;

          (j)    each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its subsidiaries to engage in any line of business or to compete with any Person;

          (k)   each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods having an average annual amounts in excess of $100,000;

          (l)    each current material consulting or non-competition agreement to which the Company or any of its Subsidiaries is a party;

          (m)  the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Company or its Subsidiaries as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person's employment or position following such consummation) and the maximum amount of such payment;

          (n)   each Contract for capital expenditures for a single property, individually, or collectively with any other Contract for capital expenditures on such property, in excess of $100,000;

          (o)   each Company Benefit Plan; and

          (p)   each amendment, supplement and modification in respect of any of the foregoing.

        Section 3.17    No Defaults.    Each Company Material Contract is in full force and effect and is valid and enforceable against the Company, and to the Company's Knowledge, against such other party to such Company Material Contract, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract, except as listed in Section 3.10(c) of the Company Disclosure Schedules or where any such default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2015, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.

        Section 3.18    Insurance.     Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers' blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Acquiror. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with comparable entities engaged in the same business and industry. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $50,000 and the current status of such claims. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.

        Section 3.19    Compliance with Environmental Laws.     There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the

Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate, other than OREO, on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.

        Section 3.20    Transactions with Affiliates.     Except as set forth in Section 3.20 of the Company Disclosure Schedules, no officer or director of the Company or any of its Subsidiaries, any Immediate Family Member of any such Person, and no entity that any such Person "controls" within the meaning of Regulation O of the Federal Reserve has (a) any Company Loan or any other agreement with the Company or any of its Subsidiaries or (b) any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to, the business of the Company or any of its Subsidiaries.

        Section 3.21    Brokerage Commissions.     Except for fees payable to Stephens, Inc. pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 3.22    Approval Delays.     To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank's most recent CRA rating was "satisfactory" or better.

        Section 3.23    Labor Matters.

          (a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

        Section 3.24    Intellectual Property.     Each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.

        Section 3.25    Investments.

          (a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of December 31, 2016, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the "Company Investment Securities"); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

          (b)   Except as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as "held to maturity," none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

          (c)   None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.

          (d)   All Derivative Transactions, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with prudent banking practice and applicable Legal Requirements of applicable Regulatory Authorities and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. The Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

        Section 3.26    Fiduciary Accounts; Investment Management Activities.     Each of the Company, the Bank and their Subsidiaries have properly administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable Legal Requirements. To the Knowledge of the Company, none of the Company, the Bank, nor any of their Subsidiaries or any of their directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all respects and accurately reflect the assets of such fiduciary account. Except as set forth in Section 3.26 of the Company Disclosure Schedules, none of the Company, the Bank, nor any of their Subsidiaries or the Company's, the Bank's or any of their Subsidiaries' directors, officers or employees is required to be registered, licensed or authorized as an investment adviser, a broker, dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Regulatory Authority.

        Section 3.27    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by the Company in this Article 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Acquiror or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article 3, any oral or written information presented to Acquiror or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   The Company acknowledges and agrees that neither Acquiror nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 4.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUIROR

        Except as Previously Disclosed, Acquiror hereby represents and warrants to the Company as follows:

        Section 4.1    Acquiror Organization.     Acquiror: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Acquiror Articles of Incorporation and Acquiror Bylaws and all amendments thereto set forth in the Acquiror SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Acquiror has no subsidiary other than the subsidiaries listed on Exhibit 21 to Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

        Section 4.2    Acquiror Subsidiary Organizations.     Acquiror Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Acquiror Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror. Each Subsidiary of Acquiror has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Acquiror Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Acquiror has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Acquiror and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.

        Section 4.3    Authorization; Enforceability.     Acquiror has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Board. The Acquiror Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Acquiror and its stockholders, and that this Agreement and transactions contemplated hereby are in the best interests of Acquiror and its stockholders. The execution, delivery and performance of this Agreement by Acquiror, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of Acquiror enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 4.4    No Conflict.     Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents)

or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, stockholders, manager or members of, Acquiror or any of its Subsidiaries; or (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals. Except for: (a) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of such applications, filings and notices; (b) the filing of applications, filings and notices, as applicable, with the Illinois State Department of Financial and Professional Regulation, Division of Banking and approval of such applications, filings and notices; (c) the filing of any required applications, filings or notices with the FDIC and approval of such applications, filings and notices; (d) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (e) the filing of the Nevada Articles of Merger with the Nevada Secretary of State pursuant to the NRS and the filing of the Illinois Articles of Merger with the Illinois Secretary of State pursuant to the IBCA; and (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        Section 4.5    Acquiror Capitalization.

          (a)   The authorized capital stock of Acquiror currently consists exclusively of: (i) 66,666,667 shares of Acquiror Common Stock, of which, as of December 31, 2016 (the "Acquiror Capitalization Date"), 38,236,028 shares were issued and outstanding, and 633,232 shares were held in the treasury of Acquiror; and (ii) 1,000,000 shares of Acquiror's preferred stock, $0.001 par value per share (the "Acquiror Preferred Stock"), of which no shares were issued and outstanding as of the Acquiror Capitalization Date. Acquiror does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the stockholders of Acquiror on any matter. All of the issued and outstanding shares of Acquiror Capital Stock have been, and those shares of Acquiror Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. Acquiror's securities are not listed, or quoted, for trading on any U.S. domestic or foreign securities exchange, other than the NASDAQ Global Select Market and Acquiror satisfies all of the quantitative maintenance criteria of the NASDAQ Global Select Market.

          (b)   As of the Acquiror Capitalization Date, no shares of Acquiror Capital Stock were reserved for issuance except for: (i) 855,451 shares of Acquiror Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under Acquiror Stock Plans; (ii) 1,138,920 shares of Acquiror Common Stock reserved for issuance pursuant to future awards under Acquiror Stock Plans; and (iii) 191,277.67 shares of Acquiror Common Stock reserved for issuance in connection with outstanding warrants originally issued to the United States Department of the Treasury pursuant to the Capital Purchase Program implemented pursuant to the Troubled Asset Relief Program.

        Section 4.6    Acquiror Subsidiary Capitalization.     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Acquiror are owned by Acquiror, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Acquiror has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of Acquiror owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth on Section 4.6 of the Acquiror Disclosure Schedules.

        Section 4.7    Acquiror SEC Reports; Financial Statements and Reports; Regulatory Filings.

          (a)   Acquiror has timely filed all Acquiror SEC Reports, except where the failure to file any Acquiror SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror, and all such Acquiror SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to the Acquiror. The Acquiror SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Acquiror SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Acquiror SEC Reports. No Subsidiary of Acquiror is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          (b)   The financial statements presented (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements, including the maintenance of an adequate system of internal controls. Taken together, the financial statements presented in the Acquiror SEC Reports (collectively, the "Acquiror Financial Statements") are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries at the respective dates of and for the periods referred to in the Acquiror Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Acquiror Financial Statements. As of the date hereof, RSM US LLP has not resigned (or informed Acquiror that it intends to resign) or been dismissed as independent registered public accountants of Acquiror.

          (c)   Acquiror and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2015, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Acquiror and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.

          (d)   To the Knowledge of Acquiror, there has not been any event or occurrence since January 1, 2015 that would result in a determination that Acquiror Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).

        Section 4.8    Books and Records.     The books of account, minute books, stock record books and other records of Acquiror and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Acquiror's business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Acquiror and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

        Section 4.9    Loan Loss Reserve.

          (a)   Acquiror Bank's allowance for loan and lease losses reflected in the Acquiror Financial Statements (including footnotes thereto) was determined on the basis of Acquiror Bank's continuing review and evaluation of the portfolio of each loan, loan agreement, note, lease or other borrowing agreement by Acquiror Bank, any participation therein, and any guaranty, renewal or extension thereof (the "Acquiror Loans") under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Acquiror Bank's internal policies, and, in the reasonable judgment of Acquiror Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Acquiror Loans previously charged-off, on outstanding Acquiror Loans.

          (b)   To the Knowledge of Acquiror: (i) none of the Acquiror Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of Acquiror Bank's allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.

        Section 4.10    Taxes.

          (a)   Acquiror and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return was true, correct and complete in all material respects when filed. Acquiror and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Acquiror and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.

          (b)   There is no claim or assessment pending or, to the Knowledge of Acquiror, threatened against Acquiror and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by Acquiror and each of its Subsidiaries is presently being conducted or, to the Knowledge of Acquiror, threatened by any Regulatory Authority. Neither Acquiror nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of Acquiror's or its Subsidiaries' assets. Neither Acquiror nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.

          (c)   Acquiror and each of its Subsidiaries have delivered or made available to the Company true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by Acquiror and its Subsidiaries with respect to the last three (3) fiscal years.

          (d)   To the Knowledge of Acquiror, Acquiror and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a "reportable transaction" or a "listed transaction" or (ii) a "significant purpose of which is the avoidance or evasion of U.S. federal income tax" within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

        Section 4.11    Employee Benefits.

          (a)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Acquiror Benefit Plan or any other increase in the liabilities of Acquiror or any Subsidiary under any Acquiror Benefit Plan as a result of the transactions contemplated by this Agreement.

          (b)   With respect to any Acquiror Benefit Plan that is a "multiple employer plan" (as described in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Acquiror Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither Acquiror nor any of the Acquiror ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither Acquiror nor any of the Acquiror ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Acquiror Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA). No Acquiror Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

          (c)   Each Acquiror Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter, or, in the case of a volume submitter or prototype plan, an advisory or sponsor letter, from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or Acquiror and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to Acquiror's Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Acquiror Benefit Plan or the tax-exempt status of any related trust.

          (d)   Each Acquiror Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.

          (e)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Acquiror's Knowledge, threatened by, on behalf of, or against any Acquiror Benefit Plan or against the administrators or trustees or other fiduciaries of any Acquiror Benefit Plan that alleges a violation of applicable state or federal law or violation of any Acquiror Benefit Plan document or related agreement.

          (f)    No Acquiror Benefit Plan fiduciary or any other person has, or has had, any liability to any Acquiror Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable Legal Requirement by reason of any action or failure to act in connection with any Acquiror Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To Acquiror's Knowledge, no disqualified person (as defined in Code

  Section 4975(e)(2)) of any Acquiror Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).

          (g)   All accrued contributions and other payments to be made by Acquiror or any Subsidiary to any Acquiror Benefit Plan have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Acquiror Financial Statements.

          (h)   No condition exists as a result of which Acquiror or any Subsidiary would have any liability, whether absolute or contingent, under any Acquiror Benefit Plan with respect to any misclassification of a person performing services for Acquiror or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Acquiror Benefit Plans are in fact eligible and authorized to participate in such Acquiror Benefit Plan.

          (i)    Neither Acquiror nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Acquiror Benefit Plans.

        Section 4.12    Compliance with Legal Requirements.     Acquiror and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses as presently conducted. Acquiror and each of its Subsidiaries is, and at all times since January 1, 2015, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets (including, but not limited, to Environmental Laws), except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. Except as would not reasonably be expected, individually or in the aggregate, to have Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries has received, at any time since January 1, 2015, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Acquiror or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

        Section 4.13    Legal Proceedings; Orders.

          (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror, neither Acquiror nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Acquiror, threatened, Proceedings against Acquiror or any of its Subsidiaries. There is no Order imposed on Acquiror or any of its Subsidiaries that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of Acquiror or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Acquiror or any of its Subsidiaries as currently conducted.

          (b)   Neither Acquiror nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Acquiror, none of the foregoing has been threatened by any Regulatory Authority.

        Section 4.14    Absence of Certain Changes and Events.     Since December 31, 2015, no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror.

        Section 4.15    Brokerage Commissions.     Except for fees payable to Sandler O'Neill & Partners, L.P. pursuant to an engagement letter that has been Previously Disclosed, none of Acquiror or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        Section 4.16    Approval Delays.     To the Knowledge of Acquiror, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Acquiror Bank's most recent CRA rating was "satisfactory" or better.

        Section 4.17    Financial Capability.     Acquiror has, and will have prior to the Effective Time, sufficient funds to pay the cash component of the Common Stock Merger Consideration and to perform its other obligations contemplated by this Agreement.

        Section 4.18    No Other Representations or Warranties.

          (a)   Except for the representations and warranties made by Acquiror in this Article 4, neither Acquiror nor any other Person makes any express or implied representation or warranty with respect to Acquiror, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Acquiror hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Acquiror nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Acquiror, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Acquiror in this Article 4, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Acquiror, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

          (b)   Acquiror acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 3.

ARTICLE 5
THE COMPANY'S COVENANTS

        Section 5.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company's continued compliance with the terms and conditions of this Agreement and preparing for the integration of Acquiror and the Company following the Effective Time. Acquiror and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Acquiror or its Representatives attorneys' responses to auditors' requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Acquiror the disclosure of which, in the Company's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Acquiror: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   The Company shall provide, and cause each of its Subsidiaries to provide, to Acquiror all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents: (i) relating to confidential supervisory or examination materials, (ii) the disclosure of which would violate any applicable Legal Requirement, (iii) the disclosure of which would, in the reasonable judgment of the Company's outside counsel, result in the waiver of the attorney-client privilege, or (iv) related to an Acquisition Proposal (disclosure of which shall be governed solely by Section 5.8).

          (d)   All information obtained by Acquiror in accordance with this Section 5.1 shall be treated in confidence as provided in that certain Mutual Confidentiality and Non-Disclosure Agreement dated as of December 23, 2016, between Acquiror and the Company (as amended, the "Confidentiality Agreement").

        Section 5.2    Operation of the Company and Company Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.

          (b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:

              (i)  other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement: (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants, including issuances under Company Benefit Plans; or (C) grant any registration rights with respect to shares of Company Capital Stock;

             (ii)  (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock outside of past practice (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries or as contemplated by this Agreement); or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under Company Benefit Plans);

            (iii)  amend the terms of, waive any rights under, terminate (other than at its stated expiration date), knowingly violate the terms of or enter into: (A) any Company Material Contract; (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;

            (iv)  enter into loan transactions not in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm's-length transactions;

             (v)  (A) except as disclosed on Section 5.2(b)(v) of the Company Disclosure Schedules, enter into any new credit or new lending relationships greater than $1,000,000 that would require an exception to the Bank's formal loan policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such loan policy; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a "Borrowing Affiliate") if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;

            (vi)  maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);

           (vii)  fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days;

          (viii)  sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances (A) in the Ordinary Course of Business, (B) of financial assets or investments, or (C) of obsolete or unused equipment, fixtures or assets and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;

            (ix)  acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business), or contract to acquire, all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;

             (x)  amend the Company Articles of Incorporation or the Company Bylaws, or similar governing documents of any of its Subsidiaries;

            (xi)  implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

           (xii)  except as permitted by this Agreement or as required by any applicable Legal Requirement or the terms of any Company Benefit Plan existing as of the date hereof: (A) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the "Company Employees"), other than increases in the Ordinary Course of Business consistent with past practices in timing, metrics and amount; (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or stockholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement;

          (xiii)  incur or guarantee any indebtedness for borrowed money other than in the Ordinary Course of Business;

          (xiv)  enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies,

    except as required by applicable Legal Requirements or requested by any Regulatory Authority;

            (xv)  settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $100,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;

          (xvi)  make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

         (xvii)  make or change any material Tax elections, change or consent to any material change in it or its Subsidiaries' method of accounting for Tax purposes (except as required by a change in GAAP or applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return;

        (xviii)  hire any employee with an annual salary in excess of $100,000; or

          (xix)  agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2(b).

          (c)   For purposes of Section 5.2(b), Acquiror's consent shall be deemed to have been given if the Company has made a written request to Robin N. Elliott, Executive Vice President and Chief Financial Officer of Acquiror, and John J. Powers, Executive Vice President and General Counsel of Acquiror, for permission to take any action otherwise prohibited by Section 5.2(b) and has provided Acquiror with information sufficient for Acquiror to make an informed decision with respect to such request, and Acquiror has failed to respond to such request within five (5) Business Days after Acquiror's receipt of such request.

        Section 5.3    Notice of Changes.     The Company will give prompt notice to Acquiror of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company's representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8.

        Section 5.4    Stockholders' Meeting.     Subject to the other provisions of this Agreement and unless there has been a Company Adverse Recommendation, the Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the IBCA, Company Articles of Incorporation and Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company and Company Board will use their reasonable best efforts to obtain from its stockholders the votes in favor of the adoption of this Agreement required by the IBCA, including by recommending that its stockholders vote in favor of this Agreement, and the Company and Company Board will not withhold, withdraw, qualify or adversely modify (or publicly propose or resolve to withhold, withdraw, qualify or adversely modify) Company Board's recommendation to the Company's stockholders that the Company's stockholders vote in favor of the adoption and approval of this Agreement and the Contemplated Transactions, including the Merger (a "Company Adverse Recommendation"). However, if, prior to the time the Company Stockholder Approval is obtained, the Company Board, after consultation with outside counsel, determines in good faith it is reasonably likely that to, or to continue to, recommend this Agreement to its stockholders would result in a violation of its fiduciary duties under applicable Legal Requirements, then the Company Board may make a Company Adverse Recommendation or publicly propose or resolve to make a Company Adverse Recommendation.

        Section 5.5    Information Provided to Acquiror.     The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company to Acquiror for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Stockholders' Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 5.6    Operating Functions.     The Company and the Bank shall cooperate with Acquiror and Acquiror Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree; including, to the extent necessary, by providing notices and other documentation to all insurance carriers, which will confirm to such carriers that Acquiror is the owner of all insurance accounts after the Effective Time and that Acquiror is the agent of record for all policies relating to such insurance accounts after the Effective Time.

        Section 5.7    Company Benefit Plans.

          (a)   At the request of Acquiror, the Company will take all appropriate action to amend or terminate, prior to the Effective Time, any Company Benefit Plan, provided however, that no action taken by the Company with respect to the termination of a Company Benefit Plan shall be required to be irrevocable until one day prior to the Effective Time.

          (b)   Prior to the Effective Time, the Company shall accrue the costs associated with any payments due under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements, consistent with GAAP.

        Section 5.8    Acquisition Proposals.

          (a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal. The Company will within two (2) Business Days advise Acquiror following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Acquiror apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.

          (b)   The Company agrees that it will not, and will cause its respective Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal from a Person other than Acquiror after the execution of this Agreement, and the Company Board concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions would be reasonably likely to result in a violation of the directors' fiduciary duties under applicable Legal Requirements, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Acquiror shall be promptly furnished to Acquiror); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.8 unless and until (x) five (5) Business Days have elapsed following the delivery to the other party of a written notice of such determination by the Company Board and, during such five (5) Business-Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business-Day period, the Company continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.

ARTICLE 6
ACQUIROR'S COVENANTS

        Section 6.1    Access and Investigation.

          (a)   Subject to any applicable Legal Requirement, the Company and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of Acquiror and each of its Subsidiaries in accordance with the provisions of this Section 6.1(a) as shall be necessary for the purpose of determining Acquiror's continued compliance with the terms and conditions of this Agreement. The Company and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of Acquiror and each of its Subsidiaries and of their respective financial and legal conditions as Company shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of Acquiror or any of its Subsidiaries. Upon request, Acquiror and each of its Subsidiaries will furnish the Company or its Representatives attorneys' responses to auditors' requests for information regarding Acquiror or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by the Company (provided, such disclosure would not result in the waiver by Acquiror or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by the Company or any of its Representatives shall affect the representations and warranties made by Acquiror in this Agreement. This Section 6.1(a) shall not require the disclosure of any information to the Company the disclosure of which, in Acquiror's reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, Acquiror and the Company will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.

          (b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Acquiror shall promptly furnish to the Company: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC's EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.

          (c)   All information obtained by the Company in accordance with this Section 6.1 shall be treated in confidence as provided in the Confidentiality Agreement.

        Section 6.2    Operation of Acquiror and Acquiror Subsidiaries.

          (a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror shall not, and shall cause each of its Subsidiaries not to: (i) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Acquiror or the Company to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions; (ii) amend the Acquiror Articles of Incorporation or the Acquiror Bylaws, or similar governing documents of any of its Subsidiaries, in a manner that would materially and adversely affect the benefits of the Merger to the stockholders of the Company; or (iii) agree to take, make any commitment to take, or adopt any resolutions of Acquiror Board in support of, any of the actions prohibited by this Section 6.2.

        Section 6.3    Information Provided to the Company.     Acquiror agrees that the information concerning Acquiror or any of its Subsidiaries that is provided or to be provided by Acquiror to the Company for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to the Company or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or in any document submitted to, or other communication with, any Regulatory Authority.

        Section 6.4    Operating Functions.     Acquiror and Acquiror Bank shall cooperate with the Company and the Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks' appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree.

        Section 6.5    Indemnification.

          (a)   From and after the Effective Time, Acquiror shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Legal Requirements, each current or former director, officer or employee of the Company or any of its Subsidiaries or fiduciary of the Company or any of its Subsidiaries under any Company Benefit Plans or any Person who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee or employee of another Person (each, an "Indemnified Party"), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Contemplated Transactions, whether asserted or claimed prior to, at or after the Effective Time. Acquiror shall also advance expenses incurred by an Indemnified Party in each such case to the fullest extent permitted by applicable Legal Requirements, subject to the receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

          (b)   For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Acquiror shall maintain in effect the Company's current directors' and officers' liability insurance covering each Person currently covered by the Company's directors' and officers' liability insurance policy for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Acquiror be required to expend annually in the aggregate an amount in excess of 250% of the amount of the aggregate premiums paid by the Company for the current policy term for such purpose and, if Acquiror is unable to maintain such policy (or substitute policy) as a result of this proviso, Acquiror shall obtain as much comparable insurance as is available and for as long a period of time as is available following the Effective Time by payment of such amount; provided further, that: (i) Acquiror may substitute therefor "tail" policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company's existing policies as of the date hereof; or (ii) the Company may obtain such extended reporting period coverage under the Company's existing insurance programs (to be effective as of the Effective Time).

          (c)   If Acquiror or any of its successors or assigns shall: (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfer all or substantially all its properties and assets to any Person; then, and in each such case, Acquiror shall cause proper provision to be made so that the successor and assign of Acquiror assumes the obligations set forth in this Section 6.5.

          (d)   The provisions of this Section 6.5 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives.

        Section 6.6    Board Representation.     Subject to any necessary approval by the appropriate Regulatory Authorities, Acquiror shall take all appropriate action, subject to and in accordance with the respective bylaws of Acquiror and Acquiror Bank, to appoint one individual serving on the Company Board and mutually agreeable to the parties to the board of directors of Acquiror Bank, effective immediately upon the effectiveness of the Bank Merger.

        Section 6.7    Authorization and Reservation of Acquiror Common Stock.     The Acquiror Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Acquiror Common

Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.

        Section 6.8    Stock Exchange Listing.     Acquiror shall use its reasonable best efforts to cause all shares of Acquiror Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the NASDAQ Global Select Market prior to the Closing Date.

        Section 6.9    Assumption of Debt Instruments.     Acquiror agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Entity, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company's outstanding debt, subordinated debentures, guarantees, securities, and other agreements to the extent required by the terms of such debt, subordinated debentures, guarantees, securities, and other agreements.

ARTICLE 7
COVENANTS OF ALL PARTIES

        Section 7.1    Regulatory Approvals.     Acquiror and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, but in no event later than twenty-one (21) days following the date hereof, file, effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Acquiror and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.

        Section 7.2    SEC Registration.     As soon as practicable following the date of this Agreement, but in no event later than forty-five (45) days following the date hereof, the Company and Acquiror shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. Prior to the filing of the Registration Statement, Acquiror shall consult with the Company with respect to such filing and shall afford the Company and its representatives reasonable opportunity to review and comment thereon. The Registration Statement and the Proxy Statement shall include all information reasonably requested by the Company to be included. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable Legal Requirement in connection with the Acquiror Stock Issuance, and each party shall furnish all information concerning itself and its stockholders as may be reasonably requested in connection with any such action. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Acquiror or any Subsidiary of the Company or Acquiror, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Acquiror, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Acquiror, as applicable, shall promptly notify the other of such event (including, prior to entering into any agreement providing for any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving Acquiror or any of its Subsidiaries), and the Company or Acquiror, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company's stockholders and to Acquiror's stockholders. Acquiror shall take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Legal Requirements and the rules and regulations thereunder in connection with the Merger and the issuance of Acquiror Common Stock in connection with the Common Stock Merger Consideration.

        Section 7.3    Publicity.     Neither the Company nor Acquiror shall, and neither the Company nor Acquiror shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Acquiror, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Acquiror; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the NASDAQ Rules.

        Section 7.4    Reasonable Best Efforts; Cooperation.     Each of Acquiror and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Acquiror nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Acquiror and the Company will, and will cause each Subsidiary of Acquiror and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions.

        Section 7.5    Tax Free Reorganization.

          (a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Acquiror shall use its commercially reasonable efforts, and shall cause their Subsidiaries to use commercially reasonable efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Acquiror nor any Affiliate of Acquiror knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Within forty-five (45) days following the Effective Time, the Surviving Entity shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations. Each of the Company and Acquiror shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its United States federal income Tax Return, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

          (b)   As of the date hereof, the Company does not know of any reason: (i) why it would not be able to deliver to counsel to the Company and counsel to Acquiror, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the "IRS Guidelines"), to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and the Company hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to the Company would not be able to deliver the opinion required by Section 9.8. The Company will deliver such certificates to counsel to the Company and counsel to Acquiror.

          (c)   As of the date hereof, Acquiror does not know of any reason: (i) why it would not be able to deliver to counsel to Acquiror and counsel to the Company, at the date of the legal opinions referred to in Sections 8.8 and 9.8, certificates substantially in compliance with the IRS Guidelines, to enable counsel to Acquiror and counsel to the Company to deliver the legal opinions contemplated by Sections 8.8 and 9.8, respectively, and Acquiror hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to Acquiror would not be able to deliver the opinion required by Section 8.8. Acquiror will deliver such certificates to counsel to Acquiror and counsel to the Company.

        Section 7.6    Employees and Employee Benefits.

          (a)   All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing ("Covered Employees") shall automatically become employees of Acquiror as of the Closing. Following the Closing, Acquiror shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available to similarly-situated employees of Acquiror under the Acquiror Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Acquiror Benefit Plan; and (ii) until such time as Acquiror shall cause Covered Employees to participate in the Acquiror Benefit Plans, a Covered Employee's continued participation in Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Acquiror Benefit Plans may commence at different times with respect to each Acquiror Benefit Plan).

          (b)   For the purpose of satisfying eligibility requirements and vesting periods (but not for the purpose of benefit accruals) under the Acquiror Benefit Plans providing benefits to the Covered Employees (the "New Plans"), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.

          (c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Acquiror shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the "Old Plans"); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (d)   The Company and its Subsidiaries shall take all actions necessary to terminate the Company's severance policies immediately prior to the Effective Time. Subject to the provisions of Section 7.6(e), following the Effective Time, Acquiror or Acquiror's Subsidiary will cause any eligible Company employee (exempt and non-exempt) to be covered by a severance policy under which employees who incur a qualifying involuntary termination of employment will be eligible to receive severance pay in accordance with the severance pay schedule set forth on Section 7.6(d) of the Acquiror Disclosure Schedules. Notwithstanding the foregoing, no Company employee eligible to receive severance benefits or other payment triggered by the Merger under an employment, change in control, severance or other agreement (a "CIC Payment") shall be entitled to participate in the severance policy described in this Section 7.6(d) or to otherwise receive severance benefits. Any Company employee who waives and relinquishes his or her right to a CIC Payment will be eligible for a severance payment as provided in this Section 7.6(d).

          (e)   Any Company employee who has or is party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement that provides for a CIC Payment shall not receive any severance benefits as provided in Section 7.6(d) but will receive the CIC Payment to the extent it is required to be paid under such agreement, provided that, on or before the Closing Date, the Company will take all steps necessary to ensure that in the event that the amounts of the CIC Payment, either individually or in conjunction with a payment or benefit under any other plan, agreement or arrangement that is aggregated for purposes of Code Section 280G (in the aggregate "Total Payments"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of the Code, then the amounts of the CIC Payment shall be reduced such that the value of the Total Payments that each counterparty is entitled to receive shall be $1.00 less than the maximum amount which the counterparty may receive without becoming subject to the excise tax or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.

        Section 7.7    Takeover Laws.     If any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Legal Requirement is or may become applicable to the Merger, the parties shall use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Legal Requirement on the Merger and the transactions contemplated by this Agreement.

        Section 7.8    Section 16 Matters.     Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause any acquisitions or dispositions of Acquiror Common Stock resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Acquiror immediately following the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.9    Stockholder Litigation.     Each of the Company and Acquiror shall give the other the reasonable opportunity to consult concerning the defense of any stockholder litigation against the Company or Acquiror, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.

        Section 7.10    Dividends.     After the date of this Agreement, each of Acquiror and the Company shall coordinate with the other regarding the declaration of any dividends in respect of Acquiror Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any month with respect to their shares of Company Common Stock and any shares of Acquiror Common Stock any such holder receives in exchange therefor in the Merger. Acquiror acknowledges that the Company has budgeted for, and will pay a cash dividend of $2.25 per share of Company Common Stock during June, 2017. Acquiror and the Company further acknowledge and agree that the Company shall be permitted to make a pro rata dividend with respect to any month (or months) that falls between July 1, 2017 and the month in which the Effective Time occurs prior to the Closing (the "Pre-Closing Dividend")", which, consistent with the Company's budget, will be calculated based on a rate of $0.50 per month and which, for the avoidance of doubt, each of the Company and the Acquiror acknowledge is consistent with past practice and within the Ordinary Course of Business; provided, however, that the calculation of the Pre-Closing Dividend will disregard the month in which the Effective Time occurs unless Acquiror has declared a record date during such month prior to the Closing for the payment of an Acquiror dividend.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

        The obligations of Acquiror to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror in whole or in part):

        Section 8.1    Accuracy of Representations and Warranties.     For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 8.2    Performance by the Company.     The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 8.3    Stockholder Approvals.     The Company Stockholder Approval shall have been obtained.

        Section 8.4    No Proceedings, Injunctions or Restraints; Illegality.     Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) other than the stockholder litigation contemplated by Section 7.9, involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Acquiror Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 8.5    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Acquiror Board to materially restrict or burden the Surviving Entity.

        Section 8.6    Registration Statement.     The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 8.7    Officers' Certificate.     Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.

        Section 8.8    Tax Opinion.     Acquiror shall have received a written opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP, tax counsel to Acquiror, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) the Company and Acquiror will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Acquiror Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror Common Stock.

        Section 8.9    Stock Exchange Listing.     Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 8.10    No Material Adverse Effect.     From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

        The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

        Section 9.1    Accuracy of Representations and Warranties.     For purposes of this Section 9.1, the accuracy of the representations and warranties of Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Acquiror set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

        Section 9.2    Performance by Acquiror.     Acquiror shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

        Section 9.3    Stockholder Approvals.     The Company Stockholder Approval shall have been obtained.

        Section 9.4    No Proceedings; No Injunctions or Restraints; Illegality.     Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) other than the stockholder litigation contemplated by Section 7.9, involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.

        Section 9.5    Regulatory Approvals.     All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to materially restrict or burden the Surviving Entity.

        Section 9.6    Registration Statement.     The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.

        Section 9.7    Officers' Certificate.     The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror certifying as to the matters set forth in Sections 9.1 and 9.2.

        Section 9.8    Tax Opinion.     The Company shall have received a written opinion of Howard & Howard Attorneys PLLC, tax counsel to the Company, in form and substance reasonably satisfactory to the Company and Acquiror, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) the Company and Acquiror will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (c) no gain or loss will be recognized by holders of Company Common Stock upon the receipt of shares of Acquiror Common Stock in exchange for their shares of Company Common Stock, except to the extent of any cash consideration received in the Merger and any cash received in lieu of fractional shares of Acquiror Common Stock .

        Section 9.9    Stock Exchange Listing.     Acquiror shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Acquiror Common Stock.

        Section 9.10    No Material Adverse Effect.     From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

ARTICLE 10
TERMINATION

        Section 10.1    Termination of Agreement.     This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Acquiror:

          (a)   by mutual consent of the Acquiror Board and Company Board, each evidenced by appropriate written resolutions;

          (b)   by Acquiror if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 5.4 or Section 5.8, which are separately addressed in Section 10.1(g)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 8 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Acquiror to perform and comply in all material respects with any of their obligations under this Agreement that are to be performed or complied with by them prior to or on the date required hereunder;

          (c)   by the Company if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Article 9 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;

          (d)   by Acquiror or the Company if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Stockholder Approval is not obtained following the Company Stockholders' Meeting; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (i) and (ii) above;

          (e)   by Acquiror or the Company if the Effective Time shall not have occurred at or before December 31, 2017 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

          (f)    by Acquiror or the Company if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;

          (g)   by Acquiror if the Company materially breaches any of its obligations under Section 5.4 or Section 5.8;

          (h)   by the Company pursuant to Section 5.8;

          (i)    by Acquiror if the Company makes a Company Adverse Recommendation; and

          (j)    by the Company, if both of the following conditions are satisfied on the Determination Date, such termination to be effective on the tenth (10th) day following the Determination Date: (i) the Final Acquiror Market Value is less than 80% of the Initial Acquiror Market Value and (ii) the number obtained by dividing the Final Acquiror Market Value by the Initial Acquiror Market Value shall be less than the number obtained by dividing (A) the Final Index Price by (B) the Initial Index Price minus 0.20; subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 10.1(j), it shall give written notice thereof to Acquiror within two (2) Business Days. During the five (5) Business Day period commencing with its receipt of such notice, Acquiror shall have the option to increase the Exchange Ratio to equal the lesser of (x) a quotient, the numerator of which is equal to the product of (A) the Initial Acquiror Market Value, (B) the Exchange Ratio, and (C) the Index Ratio minus 0.20 and the denominator of which is equal to the Final Acquiror Market Value; or (y) the quotient determined by dividing the Initial Acquiror Market Value by the Final Acquiror Market Value, and multiplying the quotient by the product of the Exchange Ratio and 0.80. If within such five (5) Business Day period, Acquiror delivers written notice to the Company that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies the Company of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 10.1(j), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified). If Acquiror or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(j).

        For purposes of this Agreement, the following terms shall have the following meanings:

        "Determination Date" means the first date on which all Requisite Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

        "Final Acquiror Market Value" means the weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the NASDAQ Global Select Market for the twenty (20) consecutive trading days immediately preceding the Determination Date.

        "Final Index Price" means the average of the daily closing value of the Index for the twenty (20) consecutive trading days immediately preceding the Determination Date.

        "Index" means the SNL Mid Cap U.S. Bank Index or, if such Index is not available, such substitute or similar Index as substantially replicates the SNL Mid Cap U.S. Bank Index.

        "Index Ratio" means the Final Index Price divided by the Initial Index Price.

        "Initial Acquiror Market Value" means $30.74, adjusted as indicated in the last sentence of Section 10.1(j).

        "Initial Index Price" means the closing value of the Index on the last trading day immediately preceding the execution of this Agreement, adjusted as indicated in the last sentence of Section 10.1(j).

        Section 10.2    Effect of Termination or Abandonment.     In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or stockholders, except that: (a) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (b) no such termination shall relieve the breaching party from liability resulting from its fraud or any willful and material breach by that party of this Agreement.

        Section 10.3    Fees and Expenses.

          (a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys' fees, accountants' fees and related expenses), shall be shared equally by Acquiror and the Company.

          (b)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(b), then the Company shall pay to Acquiror, within ten (10) Business Days after such termination, the amount of $2.0 million by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (c)   If this Agreement is terminated by the Company pursuant to Section 10.1(c), then Acquiror shall pay to the Company, within ten (10) Business Days after such termination, the amount of $2.0 million by wire transfer of immediately available funds to such account as the Company shall designate.

          (d)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(g) or by the Company pursuant to Section 10.1(h), then the Company shall pay to Acquiror, within two (2) Business Days after such termination, the amount of $5.0 million (the "Termination Fee") by wire transfer of immediately available funds to such account as Acquiror shall designate.

          (e)   If, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its stockholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company and (i) thereafter this Agreement is terminated by Acquiror pursuant to Section 10.1(b) as a result of a material breach; and (ii) within six (6) months after such termination the Company shall enter into a definitive written agreement with any Person (other than Acquiror and its Affiliates) with respect to such Acquisition Proposal, the Company shall pay to Acquiror, within ten (10) Business Days after the execution of such definitive agreement, the Termination Fee (less the amount of funds, if any, previously paid by the Company to Acquiror pursuant to Section 10.3(b)) by wire transfer of immediately available funds to such account as Acquiror shall designate; provided, however, that for purposes of this paragraph, Acquisition Proposal has the meaning ascribed thereto in Section 12.1(l), except that references in that Section to "15%" shall be replaced by "50%."

          (f)    All payments made pursuant to this Section 10.3 shall constitute liquidated damages and except as provided in Section 10.2(b) in the case of fraud or willful and material breach of this Agreement, the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and stockholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein. Further, neither the Company nor Acquiror shall be required to pay the Termination Fee on more than one occasion.

ARTICLE 11
MISCELLANEOUS

        Section 11.1    Survival.     Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.

        Section 11.2    Governing Law.     All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

        Section 11.3    Assignments, Successors and No Third Party Rights.     Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.5, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 11.4    Modification.     This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Stockholder Approval is obtained; provided, however, that after the Company Stockholder Approval is obtained, there may not be, without further approval of the Company's stockholders, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.

        Section 11.5    Extension of Time; Waiver.     At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 11.6    Notices.     All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include facsimile communication and electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by facsimile (with confirmation) or electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    If to Acquiror, to:

    First Busey Corporation
    100 W. University Avenue
    Champaign, Illinois 61820
    Telephone: (217) 365-4544
    Facsimile: (217) 351-6551
    Attention: Robin N. Elliott (robin.elliott@busey.com)

    First Busey Corporation
    100 W. University Avenue
    Champaign, Illinois 61820
    Telephone: (217) 365-4639
    Facsimile: (217) 351-6551
    Attention: John J. Powers (john.powers@busey.com)

    with copies, which shall not constitute notice, to:

    Barack Ferrazzano Kirschbaum & Nagelberg LLP
    200 W. Madison Street, Suite 3900
    Chicago, Illinois 60606
    Telephone: (312) 984-3100
    Facsimile: (312) 984-3150
    Attention: Robert M. Fleetwood (robert.fleetwood@bfkn.com)

    If to the Company, to:

    Mid Illinois Bancorp, Inc.
    2119 S.W. Adams Street
    Peoria, Illinois 61602
    Telephone: (309) 495-4245
    Facsimile: (309) 676-8397
    Attention: Mark W. Joseph,
                        President and CEO
                        (mjoseph@southsidebank.com)

    with copies, which shall not constitute notice, to:

    Davis & Campbell L.L.C.
    401 Main Street, Suite 1600
    Peoria, Illinois 61602
    Telephone: (309) 673-1681
    Facsimile: (309) 673-1690
    Attention: John W. Howard (jwhoward@dcamplaw.com)

    and

    Howard & Howard Attorneys PLLC
    200 S. Michigan Ave. #1100
    Chicago, Illinois 60604
    Telephone: (312) 456-3646
    Facsimile: (312) 939-5617
    Attention: Jude M. Sullivan (JSullivan@howardandhoward.com)

or to such other Person or place as the Company shall furnish to Acquiror or Acquiror shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service; and (d) if by facsimile, on the next Business Day.

        Section 11.7    Entire Agreement.     This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

        Section 11.8    Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

        Section 11.9    Further Assurances.     The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        Section 11.10    Counterparts.     This Agreement and any amendments thereto may be executed in any number of counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

ARTICLE 12
DEFINITIONS

        Section 12.1    Definitions.     In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:

          (a)   "Acquiror Articles of Incorporation" means the Amended and Restated Articles of Incorporation of First Busey Corporation, as amended.

          (b)   "Acquiror Bank" means Busey Bank, an Illinois state chartered bank headquartered in Champaign, Illinois, and a wholly-owned subsidiary of Acquiror.

          (c)   "Acquiror Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by Acquiror or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Acquiror or any of its Subsidiaries, or any beneficiary thereof.

          (d)   "Acquiror Board" means the board of directors of Acquiror.

          (e)   "Acquiror Bylaws" means the First Busey Corporation Amended and Restated ByLaws, as amended.

          (f)    "Acquiror Capital Stock" means the Acquiror Common Stock and the Acquiror Preferred Stock, collectively.

          (g)   "Acquiror Common Stock" means the common stock, $0.001 par value per share, of Acquiror.

          (h)   "Acquiror ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with Acquiror or any of its Subsidiaries for purposes of Section 414 of the Code.

          (i)    "Acquiror SEC Reports" means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Acquiror with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2015.

          (j)    "Acquiror Stock Issuance" means the issuance of the Acquiror Common Stock pursuant to this Agreement.

          (k)   "Acquiror Stock Plans" means collectively the following:

              (i)  Main Street Trust, Inc. 2000 Stock Incentive Plan, as subsequently amended

             (ii)  First Busey Corporation Employee Stock Ownership Plan, as subsequently amended

            (iii)  First Busey Corporation 1999 Stock Option Plan, as subsequently amended

            (iv)  First Busey Corporation 2004 Stock Option Plan, as subsequently amended

             (v)  First Busey Corporation 2010 Equity Incentive Plan, as subsequently amended

            (vi)  First Busey Corporation Employee Stock Purchase Plan, as subsequently amended

           (vii)  Pulaski Financial Corp. 2000 Stock-Based Incentive Plan

          (viii)  Pulaski Financial Corp. 2002 Stock Option Plan, as subsequently amended

            (ix)  Pulaski Financial Corp. 2006 Long-Term Incentive Plan, as subsequently amended

             (x)  First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan, as subsequently amended

            (xi)  First Community Financial Partners, Inc. 2013 Equity Incentive Plan, as subsequently amended

           (xii)  First Community Financial Partners, Inc. 2016 Equity Incentive Plan

          (l)    "Acquisition Proposal" means a tender or exchange offer to acquire more than 15% of the voting power in the Company or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any other proposal or offer to acquire in any manner more than 15% of the voting power in, or more than 15% of the business, assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.

          (m)  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.

          (n)   "Bank" means South Side Trust & Savings Bank of Peoria, an Illinois state chartered bank headquartered in Peoria, Illinois, and a wholly owned subsidiary of the Company.

          (o)   "Bank Merger" means the merger of the Bank with and into, and under the charter of, Acquiror Bank.

          (p)   "Business Day" means any day except Saturday, Sunday and any day on which banks in Champaign, Illinois, or Peoria, Illinois, are authorized or required by law or other government action to close.

          (q)   "Closing Acquiror Common Stock Price" means the weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the NASDAQ Global Select Market for the five (5) consecutive trading days immediately preceding the Closing Date.

          (r)   "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder.

          (s)   "Common Stock Merger Consideration" means, with respect to any share of Company Common Stock, the applicable consideration payable in respect of such share pursuant to Section 2.1(a).

          (t)    "Company Articles of Incorporation" means the Articles of Incorporation of the Company, as amended.

          (u)   "Company Benefit Plan" means any: (i) qualified or nonqualified "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) "employee benefit plan" (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary thereof.

          (v)   "Company Board" means the board of directors of the Company.

          (w)  "Company Bylaws" means the Bylaws of the Company, as amended and restated.

          (x)   "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock, collectively.

          (y)   "Company Common Stock" means the common stock, $2.50 par value per share, of the Company.

          (z)   "Company ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.

          (aa) "Company Stockholder Approval" means the adoption and approval of this Agreement by the stockholders of the Company, in accordance with the IBCA and Company Articles of Incorporation.

          (bb) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Acquiror and the Company of their respective covenants and obligations under this Agreement; and (iv) Acquiror's issuance of shares of Acquiror Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.

          (cc)  "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.

          (dd) "Control," "Controlling" or "Controlled" when used with respect to any specified Person, means the power to vote twenty-five percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.

          (ee) "CRA" means the Community Reinvestment Act, as amended.

          (ff)  "Deposit Insurance Fund" means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution's assets.

          (gg) "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

          (hh) "DOL" means the U.S. Department of Labor.

          (ii)   "Environment" means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.

          (jj)   "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of the Company or any of its Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.

          (kk) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (ll)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (mm)  "FDIC" means the Federal Deposit Insurance Corporation.

          (nn) "Federal Reserve" means the Board of Governors of the Federal Reserve System or the appropriate Federal Reserve Bank acting under delegated authority.

          (oo) "GAAP" means generally accepted accounting principles in the U.S., consistently applied.

          (pp) "Hazardous Materials" means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.

          (qq) "IBCA" means the Business Corporation Act of 1983 of Illinois, as amended.

          (rr)  "IRS" means the U.S. Internal Revenue Service.

          (ss)  "Immediate Family Member" means a Person's spouse, parents, stepparents, children, stepchildren, mothers and fathers-in-law, sons and daughters-in-law, siblings, brothers and sisters-in-law, and any other Person (other than a tenant or employee) sharing such Person's household.

          (tt)  "Knowledge" means, assuming due inquiry under the facts or circumstances, the actual knowledge of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Acquiror or the Company, as the context requires.

          (uu) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

          (vv) "Material Adverse Effect" as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, financial condition, assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith and the response or reaction of customers, vendors, licensors, investors or employees; and (F) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, but not, in any such case, including the underlying causes thereof; except with respect to clauses (A), (B), (C) and (D), to the extent that the effects of such change are disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.

          (ww)  "NASDAQ Rules" means the listing rules of the NASDAQ Global Select Market.

          (xx) "NRS" means the provisions of the Nevada Revised Statutes governing business corporations, limited liability companies and mergers of business entities (NRS Sections 78.010 et seq., 86.011 et seq., and 92A.005 et seq., respectively).

          (yy) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

          (zz)  "Ordinary Course of Business" shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Person.

          (aaa)  "OREO" means real estate owned by a Person and designated as "other real estate owned."

          (bbb)  "Outstanding Company Shares" means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (ccc)  "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

          (ddd)  "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

          (eee)  "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

          (fff) "Proxy Statement" means a proxy statement prepared by the Company for use in connection with the Company Stockholders' Meeting, all in accordance with the rules and regulations of the SEC.

          (ggg)  "Registration Statement" means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Acquiror Common Stock to be issued pursuant to this Agreement, which shall include the Proxy Statement.

          (hhh)  "Regulatory Authority" means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Acquiror, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith; and includes the Illinois Department of Insurance.

          (iii)  "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          (jjj)  "Requisite Regulatory Approvals" means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions, other than the Bank Merger.

          (kkk)  "SEC" means the Securities and Exchange Commission.

          (lll)  "Securities Act" means the Securities Act of 1933, as amended.

          (mmm)  "Subsidiary" with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.

          (nnn)  "Superior Proposal" means a bona fide written Acquisition Proposal (with all references to "15%" in the definition of Acquisition Proposal being treated as references to "50%" for these purposes) which Company Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be Stephens, Inc. or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable Legal Requirements.

          (ooo)  "Tax" means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          (ppp)  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (qqq)  "Transition Date" means, with respect to any Covered Employee, the date Acquiror commences providing benefits to such employee with respect to each New Plan.

          (rrr)    "U.S." means the United States of America.

        Section 12.2    Principles of Construction.

          (a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

          (b)   The schedules of each of the Company and Acquiror referred to in this Agreement (the "Company Disclosure Schedules" and the "Acquiror Disclosure Schedules", respectively, and collectively the "Schedules") shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Acquiror to the other before the date of this Agreement; provided, that: (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect; (ii) the mere inclusion of an item in the Company Disclosure Schedules or Acquiror Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or Acquiror, as applicable, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and (iii) any disclosures made with respect to a section of the Agreement shall be deemed to qualify (A) any other section of the Agreement specifically referenced or cross-

  referenced and (B) other sections of the Agreement to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, "Previously Disclosed" means, with respect to the Company, information set forth by the Company in the Company Disclosure Schedules and, with respect to Acquiror, information set forth by Acquiror in the Acquiror Disclosure Schedules.

          (c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          (d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			MID ILLINOIS BANCORP, INC.
By:	/s/ VAN A. DUKEMAN		By:	/s/ MARK W. JOSEPH
	Name:	Van A. Dukeman		Name:	Mark W. Joseph
	Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix B

Sections 11.65 and 11.70 of the Illinois Business Corporation Act

§ 11.65. Right to Dissent.

        (a)   A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

          (2)   consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

          (3)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of such shares;

             (ii)  alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

            (iii)  in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

          (4)   any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

        (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

        (c)   A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

§ 11.70. Procedure to Dissent.

        (a)   If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

        (b)   If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

        (c)   Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

        (d)   A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

        (e)   If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

        (f)    If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

        (g)   The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

        (h)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

        (i)    The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

          (2)   Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

        (j)    As used in this Section:

          (1)   "Fair value", with respect to a dissenter's shares, means the proportionate interest of the shareholder in the corporation, without discount for minority status or, absent extraordinary circumstance, lack of marketability, immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

Appendix C

VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT (this "Agreement") is entered into as of March 13, 2017, among FIRST BUSEY CORPORATION, a Nevada corporation ("Acquiror"), MID ILLINOIS BANCORP, INC., an Illinois corporation (the "Company"), and those directors and/or officers of the Company whose names appear on the signature page of this Agreement and who own or control the voting of any shares of common stock of the Company (such stockholders collectively referred to in this Agreement as the "Principal Stockholders," and individually as a "Principal Stockholder").

RECITALS

        A.    As of the date hereof, each Principal Stockholder is the owner or controls the vote of the number of shares of the Company's common stock, $2.50 par value per share ("Company Stock"), as is set forth opposite such Principal Stockholder's name on the signature page attached hereto.

        B.    Acquiror is contemplating the acquisition of the Company by means of a merger (the "Merger") of the Company with and into Acquiror, all pursuant to an Agreement and Plan of Merger dated as of March 13, 2017 (the "Merger Agreement"), between Acquiror and the Company.

        C.    Acquiror and the Company are unwilling to expend the substantial time, effort and expense necessary to implement the Merger, including applying for and obtaining necessary approvals of regulatory authorities, unless all of the Principal Stockholders enter into this Agreement.

        D.    Each Principal Stockholder believes it is in his or her best interest as well as the best interest of the Company for Acquiror and the Company to consummate the Merger.

AGREEMENTS

        In consideration of the foregoing premises, which are incorporated herein by this reference, and the covenants and agreements of the parties herein contained, and as an inducement to Acquiror and the Company to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

        Section 1.    Definitions; Construction.     All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Agreement as defined in the Merger Agreement. The parties hereby incorporate by this reference the principles of construction set forth in Section 12.2 of the Merger Agreement.

        Section 2.    Representations and Warranties.     Each Principal Stockholder represents and warrants that as of the date hereof, he or she:

          (a)   owns beneficially and of record the number of shares of Company Stock as is set forth opposite such Principal Stockholder's name on the signature page attached hereto;

          (b)   has the sole, or joint with any other Principal Stockholder, voting power with respect to such shares of Company Stock; and

          (c)   has all necessary power and authority to enter into this Agreement and further represents and warrants that this Agreement is the legal, valid and binding agreement of such Principal Stockholder, and is enforceable against such Principal Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors' rights generally and subject to general principles of equity.

        Section 3.    Voting Agreement.     Each Principal Stockholder hereby agrees that at any meeting of the Company's stockholders however called, and in any action by written consent of the Company's stockholders, such Principal Stockholder shall vote, or cause to be voted, all shares of Company Stock now or at any time hereafter owned or controlled by him or her at the time of such meeting of the Company's stockholders:

          (a)   in favor of the Merger and the other Contemplated Transactions as described in the Merger Agreement;

          (b)   against any Acquisition Proposal involving any party other than Acquiror or an Affiliate of Acquiror; and

          (c)   against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement.

        Section 4.    Additional Covenants.     Except as required by law, each Principal Stockholder agrees that he or she will:

          (a)   not, and will not permit any of his or her Affiliates prior to the Effective Time to, sell, assign, transfer or otherwise dispose of, or permit to be sold, assigned, transferred or otherwise disposed of, any Company Stock owned of record or beneficially by such Principal Stockholder, whether such shares of Company Stock are owned of record or beneficially by such Principal Stockholder on the date of this Agreement or are subsequently acquired by any method, except: (i) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee); (ii) a transfer for estate and tax planning purposes, subject in each case to the transferee agreeing in writing to be bound by the terms of this Agreement; (iii) with the prior written consent of Acquiror (which consent shall not be unreasonably withheld), for any sales, assignments, transfers or other dispositions necessitated by hardship; or (iv) as Acquiror may otherwise agree in writing;

          (b)   not vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement or any of the other Contemplated Transactions;

          (c)   use his or her best efforts to cause any necessary meeting of the Company's stockholders to be duly called and held, or any necessary consent of stockholders to be obtained, for the purpose of approving or adopting the Merger Agreement and the Contemplated Transactions;

          (d)   cause any of his or her Affiliates to cooperate fully with Acquiror in connection with the Merger Agreement and the Contemplated Transactions; and

          (e)   execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his or her respective obligations under this Agreement.

        Section 5.    No Economic Benefit.     Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any of the Company Stock. All rights, ownership and economic benefits of and relating to the Company Stock shall remain and belong to the applicable stockholder and Acquiror shall have no power or authority to direct any stockholder in the voting of any of the Company Stock or the performance by any stockholder of its duties or responsibilities as a stockholder of the Company, except as otherwise provided herein. For the avoidance of doubt, this is a voting and support agreement only, and is not to be interpreted as a written consent to the Merger or as granting Acquiror a proxy to vote the Company Stock subject to this Agreement.

        Section 6.    Termination.     Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate on the earlier of: (i) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by Acquiror and the Company from time to time; (ii) the favorable vote of Company stockholders with respect to approval of the Merger Agreement; (iii) the date, if any, on which the Company publicly discloses that the board of directors of the Company has withdrawn, qualified or adversely modified its recommendation to the stockholders of the Company that the Company's stockholders vote in favor of the adoption of the Merger Agreement, in each case because the board of directors of the Company has determined in good faith, after consultation with outside counsel, that to, or to continue to, recommend the Merger Agreement to the Company's stockholders would result in a violation of its fiduciary duties under applicable law; or (iv) February 1, 2019.

        Section 7.    Amendment and Modification.     This Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the Company, Acquiror and all of the Principal Stockholders.

        Section 8.    Entire Agreement.     This Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and any written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of the Company, its stockholders or Acquiror concerning the acquisition, disposition or control of any Company Stock.

        Section 9.    Absence of Control.     Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that Acquiror by reason of this Agreement shall not be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

        Section 10.    Informed Action.     Each Principal Stockholder acknowledges that he or she has had an opportunity to be advised by counsel of his or her choosing with regard to this Agreement and the transactions and consequences contemplated hereby. Each Principal Stockholder further acknowledges that he or she has received a copy of the Merger Agreement and is familiar with its terms.

        Section 11.    Severability.     The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 12.    Counterparts; Facsimile/PDF Signatures.     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or portable data file (pdf) signature and any such signature shall be of the same force and effect as an original signature.

        Section 13.    Governing Law.     All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to agreements made and wholly to be performed in such state without regard to conflicts of laws.

        Section 14.    Successors; Assignment.     This Agreement shall be binding upon and inure to the benefit of the Company and Acquiror, and their successors and permitted assigns, and the Principal Stockholders and their respective spouses, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Principal Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

        Section 15.    Directors' Duties.     The parties hereto acknowledge that each Principal Stockholder is entering into this Agreement solely in his or her capacity as a stockholder of the Company and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Principal Stockholder, in his or her capacity as a director and/or officer of the Company and/or the Bank, as applicable, to act or fail to act in accordance with his or her fiduciary duties in such director and/or officer capacity. Furthermore, no Principal Stockholder makes any agreement or understanding herein in his or her capacity as a director and/or officer of the Company and/or the Bank. For the avoidance of doubt, nothing in this Section shall in any way limit, modify or abrogate any of the obligations of the Principal Stockholders hereunder to vote the shares owned by him or her in accordance with the terms of the Agreement and not to transfer any shares except as permitted by this Agreement.

        Section 16.    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement individually, or have caused this Agreement to be executed by their respective officers, on the day and year first written above.

ACQUIROR:			COMPANY:
FIRST BUSEY CORPORATION			MID ILLINOIS BANCORP, INC.
By:			By:
	Name:	Van A. Dukeman		Name:	Mark W. Joseph
	Title:	President and Chief Executive Officer		Title:	President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

PRINCIPAL STOCKHOLDERS	SHARES OWNED

Signature
Name
Signature
Name
Signature
Name
Signature
Name
Signature
Name

[Signature Page of Voting and Support Agreement Continued]

Appendix D

March 10, 2017

Board of Directors
Mid Illinois Bancorp, Inc.
2119 S.W. Adams Street
Peoria, IL 61602

Dear Members of the Board:

        We have acted as your financial advisor in connection with the proposed merger of Mid Illinois Bancorp, Inc. (the "Company") with and into First Busey Corporation (the "Buyer") (collectively, the "Transaction") and you have requested that we provide our opinion (the "Opinion") as to whether the Transaction is fair to the unaffiliated shareholders of the Company from a financial point of view. For purposes of this letter, the 'unaffiliated shareholders' of the Company means the holders of outstanding shares of the Company's common stock, other than the directors, officers, managers and affiliates of the Company.

        The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the "Agreement") expected to be dated March 13, 2017. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Buyer for the outstanding common stock of the Company will constitute 5.2604 shares of Buyer common stock and $68.38 per share in cash for each share of Company common stock. Per the Agreement, shareholders of the Company have the ability to elect, subject to proration as further described in the Agreement, the form of their consideration; provided, however, that in the aggregate, seventy percent (70%) of the Company's common stock issued and outstanding will be converted and exchanged for common stock of the Buyer and thirty percent (30%) of the Company's common stock issued and outstanding will be exchanged for cash.

        In connection with rendering our Opinion we have:

  (i)
  analyzed certain publicly available financial statements and reports regarding the Company and the Buyer;

  (ii)
  analyzed certain audited financial statements regarding the Company and the Buyer;

  (iii)
  analyzed certain internal financial statements and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and Buyer, respectively;

  (iv)
  analyzed, on a pro forma basis, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

  (v)
  reviewed the reported prices and trading activity for the common stock of the Buyer;

  (vi)
  compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

  (vii)
  reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

  (viii)
  reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

  (ix)
  discussed with management of the Company and the Buyer the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company and the Buyer;

  (x)
  assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

  (xi)
  performed such other analyses and provided such other services as we have deemed appropriate.

        We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of the Company and the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Buyer. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer. We have not assumed any responsibility for making or undertaking an independent evaluation or analysis of the Employee Stock Ownership Plan (the "ESOP") of the Company and we have not been furnished with any such evaluation or analysis. We have relied solely on the information provided to us by the Company regarding the ESOP. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

        As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer, and issue periodic research reports regarding the Buyer's business activities and prospects. During the two years preceding the date of this letter we have received fees, and are entitled to receive fees that have yet to be paid, from the Buyer in connection with investment banking services provided to the Buyer in a separate transaction relating to the Buyer's pending acquisition of First Community Financial Partners, Inc. which was publicly disclosed on February 6, 2017. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of participants in the Transaction.

        We are not legal, accounting, regulatory or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse tax consequences for the unaffiliated shareholders of the Company.

        The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the unaffiliated shareholders of the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

        This Opinion is for the use and benefit of the Board of Directors of the Company for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such shareholder communications.

        Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the unaffiliated shareholders of the Company in the Transaction is fair to them from a financial point of view.

Very truly yours,
STEPHENS INC.
By:

PART II
Information Not Required in Prospectus

Item 20.    Indemnification of Directors and Officers.

        Subsection 1 of Section 78.7502 of the Nevada Revised Statutes, or the "NRS", empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

        Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.7502 of the NRS further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense.

        Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Section 78.751 of the NRS further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the NRS empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the authority to indemnify such person against such liabilities under Section 78.7502.

        Article Tenth of First Busey's amended and restated articles of incorporation, as amended, provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for: (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the NRS.

        Article Thirteenth of the amended and restated articles of incorporation, as amended, provides that we shall, to the fullest extent permitted by Section 78.751 of the NRS, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under Section 78.751 of the NRS from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this or such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        First Busey's amended and restated by-laws provide further that we shall have the power to indemnify and hold harmless any person, subject to the limits of applicable federal law and regulation and to the fullest extent permissible under the NRS, who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative of, is or was a director or officer or is or was serving at our request or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. The board of directors of First Busey may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise.

        Additionally, First Busey has purchased director and officer liability insurance.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

Exhibit Number		Description of Exhibit
2.1		Agreement and Plan of Merger between First Busey Corporation and Mid Illinois Bancorp, Inc., dated as of March 13, 2017 (included as Appendix A to this proxy statement/prospectus).

3.1		Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 23, 2011; and (v) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015. (filed as Exhibit 3.1 to First Busey's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2		First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey's Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1		Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey's Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	**	Opinion of Lewis Roca Rothgerber Christie LLP.

8.1	**	Tax Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

8.2	**	Tax Opinion of Howard & Howard Attorneys PLLC.

21.1		List of Subsidiaries of First Busey Corporation (incorporated by reference to Exhibit 21.1 of First Busey Corporation's Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 28, 2017 (Commission No. 0-15950)).

23.1	*	Consent of RSM US LLP.

23.2	*	Consent of Stephens Partners, LLC.

23.3	**	Consent of Lewis Roca Rothgerber LLP (included in Exhibit 5.1).

23.4	**	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.1).

23.5	**	Consent of Howard & Howard Attorneys PLLC (included in Exhibit 8.2).

24.1	**	Powers of Attorney.

99.1	*	Form of proxy card of Mid Illinois Bancorp, Inc.

99.2	*	Form of election form of Mid Illinois Bancorp, Inc.

99.3	*	Form of voting instruction card of Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan.

*
Filed herewith.

**
Previously filed.

Item 22:    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer/registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on this 4th day of August, 2017.

FIRST BUSEY CORPORATION
By:	/s/ VAN A. DUKEMAN
Van A. Dukeman
President and Chief Executive Officer
By:	/s/ ROBIN N. ELLIOTT
Robin N. Elliott
Executive Vice President, Chief Operating Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ VAN A. DUKEMAN Van A. Dukeman	Director; President and Chief Executive Officer (principal executive officer)	August 4, 2017
/s/ ROBIN N. ELLIOTT Robin N. Elliott	Executive Vice President and Chief Financial Officer (principal financial officer)	August 4, 2017
* Susan K. Miller	Deputy Chief Financial Officer and Chief Accounting Officer(principal accounting officer)	August 4, 2017
* Gregory B. Lykins	Chairman	August 4, 2017
* Joseph M. Ambrose	Director	August 4, 2017
* David J. Downey	Director	August 4, 2017

Name		Title	Date

* Stanley J. Bradshaw		Director	August 4, 2017
* Stephen V. King		Director	August 4, 2017
* E. Phillips Knox		Director	August 4, 2017
* V.B. Leister, Jr.		Director	August 4, 2017
* August C. Meyer, Jr.		Director	August 4, 2017
* George T. Shapland		Director	August 4, 2017
* Thomas G. Sloan		Director	August 4, 2017
* Jon D. Stewart		Director	August 4, 2017
* Phyllis M. Wise		Director	August 4, 2017
By:	/s/ ROBIN N. ELLIOTT Robin N. Elliott Attorney-in-fact August 4, 2017

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
2.1		Agreement and Plan of Merger between First Busey Corporation and Mid Illinois Bancorp, Inc., dated as of March 13, 2017 (included as Appendix A to this proxy statement/prospectus).

3.1		Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; (iv) the Certificate of Designation for Senior Non-Cumulative Perpetual Preferred Stock, Series C, dated August 23, 2011; and (v) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015. (filed as Exhibit 3.1 to First Busey's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission File No. 0-15950), and incorporated herein by reference).

3.2		First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey's Form 8-K dated November 18, 2008, filed with the Commission on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).

4.1		Warrant to Purchase Common Stock, dated March 6, 2009 (filed as Exhibit 4.2 to First Busey's Form 8-K dated March 4, 2009, filed with the Commission on March 9, 2009 (Commission File No. 0-15950), and incorporated herein by reference).

5.1	**	Opinion of Lewis Roca Rothgerber Christie LLP.

8.1	**	Tax Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.

8.2	**	Tax Opinion of Howard & Howard Attorneys PLLC.

21.1		List of Subsidiaries of First Busey Corporation (incorporated by reference to Exhibit 21.1 of First Busey Corporation's Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 28, 2017 (Commission No. 0-15950)).

23.1	*	Consent of RSM US LLP.

23.2	*	Consent of Stephens Inc.

23.3	**	Consent of Lewis Roca Rothgerber LLP (included in Exhibit 5.1).

23.4	**	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 8.1).

23.5	**	Consent of Howard & Howard Attorneys PLLC (included in Exhibit 8.2).

24.1	**	Powers of Attorney.

99.1	*	Form of proxy card of Mid Illinois Bancorp, Inc.

99.2	*	Form of election form of Mid Illinois Bancorp, Inc.

99.3	*	Form of voting instruction card of Mid Illinois Bancorp, Inc. Employee Stock Ownership Plan.

*
Filed herewith.

**
Previously filed.